EXHIBIT 4.1
EXECUTION VERSION
Wimar OpCo, LLC (d/b/a Tropicana Entertainment)
Wimar OpCo Finance Corp. (d/b/a Tropicana Finance)
Issuers
9 5/8% Senior Subordinated Notes Due 2014

INDENTURE
Dated as of December 28, 2006

U.S. Bank National Association
Trustee

CROSS-REFERENCE TABLE

	TIA	Indenture
	Section	Section
	310(a)(1)		7.10
(a)(2)			7.10
(a)(3)			N.A.
(a)(4)			N.A.
(b)			7.08;7.10
(c)			N.A.
	311(a)		7.11
(b)			7.11
(c)			N.A.
	312(a)		2.05
(b)			11.03
(c)			11.03
	313(a)		7.06
(b)(1)			N.A.
(b)(2)			7.06
(c)			11.02
(d)			7.06
	314(a)		4.02;
		4.10; 11.02
(b)			N.A.
(c)(l)			11.04
(c)(2)			11.04
(c)(3)			N.A.
(d)			N.A.
(e)			11.05
(f)			4.10
	315(a)		7.01
(b)			7.05;11.02
(c)			7.01
(d)			7.01
(e)			6.11
	316(a)(last		11.0
	sentence)
(a)(l)(A)			6.05
(a)(l)(B)			6.04
(a)(2)			N.A.
(b)			6.07
	317(a)(l)		6.08
(a)(2)			6.09
(b)			2.04
	318(a)		11.01
N.A. means Not Applicable.

Note: This Cross-Reference Table shall not, for any purpose, be deemed to be part of the Indenture.

i

ARTICLE 4
Covenants

v
ARTICLE 13
Miscellaneous
Rule 144A/Regulation S Appendix
Exhibit 1 —            Form of Initial Security
Exhibit A —            Form of Exchange Security or Private Exchange Security

      INDENTURE dated as of December 28, 2006, among WIMAR OPCO, LLC (d/b/a TROPICANA ENTERTAINMENT), a Delaware limited liability company (the “Company”), WIMAR OPCO FINANCE CORP. (d/b/a TROPICANA FINANCE), a Delaware corporation (“Tropicana Finance” and, collectively with the Company, the “Issuers”), and U.S. BANK NATIONAL ASSOCIATION (the “Trustee”).
          Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of the Issuers’ Initial Securities, Exchange Securities and Private Exchange Securities (collectively, the “Securities”):
ARTICLE 1
Definitions and Incorporation by Reference
          SECTION 1.01. Definitions.
          “Acquisitions” means the Aztar Acquisition and the Casino Queen Acquisition.
          “Additional Assets” means (1) any property, plant or equipment used in a Related Business; (2) the Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Company or another Restricted Party; or (3) Capital Stock constituting a minority interest in any Person that at such time is a Restricted Subsidiary; provided, however, that any such Restricted Subsidiary described in clause (2) or (3) above is primarily engaged in a Related Business.
          “Additional Securities” means Securities issued under this Indenture after the Issue Date and in compliance with Section 2.13 and 4.03, it being understood that any Securities issued in exchange for or replacement of any Initial Security issued on the Issue Date shall not be an Additional Security, including any such Securities issued pursuant to a Registration Rights Agreement.
          “Adjusted Treasury Rate” means, with respect to any redemption date, (i) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15(519)” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities”, for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after December 15, 2010, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined and the Adjusted Treasury Rate shall be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month)

or (ii) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per year equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date, in each case calculated on the third Business Day immediately preceding the redemption date, plus 0.50%.
          “Affiliate” of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing. For purposes of Sections 4.04, 4.06 and 4.07 only, “Affiliate” shall also mean any beneficial owner of Capital Stock representing 10% or more of the total voting power of the Voting Stock (on a fully diluted basis) of the Company or of rights or warrants to purchase such Capital Stock (whether or not currently exercisable) and any Person who would be an Affiliate of any such beneficial owner pursuant to the first sentence hereof.
          “Affiliated Guarantor” means each Designated Affiliate; provided, however, that a Designated Affiliate shall cease to be an Affiliated Guarantor upon release of its Affiliated Guaranty in accordance with the terms of this Indenture.
          “Affiliated Guaranty” means a Guarantee by an Affiliated Guarantor of the Issuers’ obligations with respect to the Securities.
          “Applicable Premium” means with respect to a Security at any redemption date, the greater (1) 1.00% of the principal amount of such Security at such time and (2) the excess of (A) the present value at such time of (i) the redemption price of such Security on December 15, 2010 (such redemption price being described in the fourth paragraph of section 5 of the Securities, exclusive of any accrued interest) plus (ii) all required remaining scheduled interest payments due on such Security through December 15, 2010 (but excluding accrued and unpaid interest to the redemption date), computed using a discount rate equal to the Adjusted Treasury Rate, over (B) the principal amount of such Security on such redemption date.
          “Asset Disposition” means any sale, lease, transfer or other disposition (or series of related sales, leases, transfers or dispositions) by the Company or any Restricted Party, including any disposition by means of a merger, consolidation or similar transaction (each referred to for the purposes of this definition as a “disposition”), of
     (1) any shares of Capital Stock of a Restricted Party (other than directors’ qualifying shares or shares required by applicable law to be held by a Person other than the Company or a Restricted Party);

     (2) all or substantially all the assets of any division or line of business of the Company or any Restricted Party; or
     (3) any other assets of the Company or any Restricted Party outside of the ordinary course of business of the Company or such Restricted Party;
other than, in the case of clauses (1), (2) and (3) above, (A) a disposition by a Restricted Party to the Company or by the Company or a Restricted Party to a Restricted Party, (B) for purposes of Section 4.06 only, (i) a disposition that constitutes a Permitted Investment or a Restricted Payment permitted by Section 4.04 and (ii) a disposition of all or substantially all the assets of the Company in accordance with Section 5.01, (C) a disposition of assets with a Fair Market Value not in excess of $2,500,000, (D) a disposition of cash or Temporary Cash Investments, (E) the creation of a Lien (but not the sale or other disposition of the property subject to such Lien) and (F) any disposition of inventory, surplus, damaged, obsolete, idle or worn out assets, scrap or defaulted receivables, in each case in the ordinary course of business.
          “Attributable Debt” in respect of a Sale/Leaseback Transaction means, as at the time of determination, the present value (discounted at the interest rate borne by the Securities, compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended); provided, however, that if such Sale/Leaseback Transaction results in a Capital Lease Obligation, the amount of Indebtedness represented thereby will be determined in accordance with the definition of “Capital Lease Obligation”.
          “Average Life” means, as of the date of determination, with respect to any Indebtedness, the quotient obtained by dividing (1) the sum of the products of the numbers of years from the date of determination to the dates of each successive scheduled principal payment of or redemption or similar payment with respect to such Indebtedness multiplied by the amount of such payment by (2) the sum of all such payments.
          “Aztar Acquisition” means the acquisition by the Company of Aztar Corporation pursuant to the terms of the Aztar Merger Agreement.
          “Aztar Acquisition Date” means the date on which the Aztar Acquisition is consummated.
          “Aztar Acquisition Transactions” shall mean (i) the Aztar Acquisition, (ii) the entering into and initial borrowings under the Credit Agreement, (iii) the entry into and initial borrowings under the Las Vegas Secured Loan, (iv) the equity contributions to the Company from Affiliates of William J. Yung, III in the manner described in the Offering Circular, (v) the retirement, repayment, redemption, satisfaction and/or discharge of existing Indebtedness of Wimar Tahoe Corporation, Aztar Corporation and the Affiliated Guarantors in the manner described in the Offering Circular and (vi) the other transactions to be effected in connection with the Aztar

Acquisition, including the Corporate Reorganization, as described in the Offering Circular.
          “Aztar Merger Agreement” means the Agreement and Plan of Merger dated as of May 19, 2006, among Columbia Sussex Corp., Wimar Tahoe Corporation, W-T Columbia Development, Inc. and Aztar Corporation, as such agreement may be amended, supplemented or modified from time to time.
          “Bank Indebtedness” means all Obligations pursuant to the Credit Agreement.
          “Board of Directors” of a Person means the Board of Directors or Board of Managers of such Person or any similar body exercising the authority generally vested in a board of directors of a corporation with respect to such Person (or any committee thereof duly authorized to act on behalf of such Board or body), or, in the case of a Person that is not a corporation, the body exercising the authority generally vested in a board of directors of a corporation.
          “Business Day” means each day which is not a Legal Holiday.
          “Capital Lease Obligation” means an obligation that is required to be classified and accounted for as a capital lease for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligation determined in accordance with GAAP; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.
          “Capital Stock” of any Person means any and all shares, interests (including partnership or limited liability company interests), rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.
          “Casino Queen Acquisition” means the acquisition by the Company of Casino Queen Corporation pursuant to the terms of the Agreement and Plan of Merger dated as of April 20, 2006, among Casino Queen, Inc., CP St. Louis Casino, LLC and CP St. Louis Acquisition, LLC, as such agreement may be amended, supplemented or otherwise modified from time to time.
          “Change of Control” means the occurrence of any of the following events:
     (1) prior to the first public offering of common stock of the Company or any Company Parent, or of any Affiliated Guarantor, as the case may be, the Permitted Holders cease to be the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of a majority of the aggregate of the total voting power of the Voting Stock of the Company, or such Affiliated Guarantor, as the case may be, whether as a result of issuance of securities of the Company or a Company Parent, or of such Affiliated Guarantor, as the case may be, any merger, consolidation, liquidation or dissolution of the Company or a Company Parent, or of such Affiliated Guarantor, as the case may be, or any direct or indirect transfer of securities by the Company or a Company Parent, or by such Affiliated Guarantor, as the case may be, or otherwise (for purposes of this clause (1) and clause (2) below, the Permitted Holders shall be deemed to beneficially own any Voting Stock of a Person (the “specified person”) held by any other Person (the “parent entity”) so long as the Permitted Holders beneficially own (as so defined), directly or indirectly, in the aggregate a majority of the voting power of the Voting Stock of the parent entity);
     (2) after the first public offering of common stock of the Company or any Company Parent, or of any Affiliated Guarantor, as the case may be, any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders, is or becomes the beneficial owner (as defined in clause (1) above, except that for purposes of this clause (2) such person shall be deemed to have “beneficial ownership” of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 35% of the total voting power of the Voting Stock of the Company or a Company Parent, or of such Affiliated Guarantor, as the case may be; provided, however, that the Permitted Holders beneficially own (as defined in clause (1) above), directly or indirectly, in the aggregate a lesser percentage of the total voting power of the Voting Stock of the Company or such Affiliated Guarantor, as the case may be, than such other person and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors (for the purposes of this clause (2), such other person shall be deemed to beneficially own any Voting Stock of a specified person held by a parent entity, if such other person is the beneficial owner (as defined in this clause (2)), directly or indirectly, of more than 35% of the voting power of the Voting Stock of such parent entity and the Permitted Holders beneficially own (as defined in clause (1) above), directly or indirectly, in the aggregate a lesser percentage of the voting power of the Voting Stock of such parent entity and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors of such parent entity);
     (3) after the first public offering of common stock of the Company or any Company Parent, or of any Affiliated Guarantor, as the case may be, individuals who on the Issue Date constituted the Board of Directors of the Company, any Company Parent or any Affiliated Guarantor, as the case may be (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders or other equity holders of the Company, such Company Parent or such Affiliated Guarantor, as the case may be, was approved by a vote of a majority of the directors of the Company, such Company Parent or such Affiliated Guarantor, as the case may be, then still in office who were either directors on the Issue Date or whose election or nomination for election was previously so approved), cease for any reason to constitute a majority of the Board of Directors of the Company, such Company Parent or such Affiliated Guarantor, as the case may be, then in office;
     (4) the adoption of a plan relating to the liquidation or dissolution of the Company, any Company Parent or any Affiliated Guarantor; or
     (5) the merger or consolidation of the Company or any Company Parent with or into another Person or the merger of another Person with or into the Company or any Company Parent, or the sale of all or substantially all the assets of the Company or any Company Parent (determined on a consolidated basis) to another Person other than (A) a transaction in which the survivor or transferee is a Person that is controlled by the Permitted Holders or (B) a transaction following which (i) in the case of a merger or consolidation transaction, holders of securities that represented 100% of the Voting Stock of the Company or such Company Parent, as the case may be, immediately prior to such transaction (or other securities into which such securities are converted as part of such merger or consolidation transaction) own directly or indirectly at least a majority of the voting power of the Voting Stock of the surviving Person in such merger or consolidation transaction immediately after such transaction and in substantially the same proportion as before the transaction and (ii) in the case of a sale of assets transaction, each transferee becomes an obligor in respect of the Securities and a Subsidiary of the transferor of such assets.
          “Code” means the Internal Revenue Code of 1986, as amended.
          “Combined Financial Period” means any fiscal period at the end of which any Affiliated Guarantor has provided a Notes Guaranty and is a Restricted Party.
          “Company Parent” means any direct or indirect parent company of the Company. On the Issue Date, Wimar Tahoe Corporation, Wimar Holdings LLC and Wimar Intermediate Holdings LLC shall each be a Company Parent.
          “Company” means the party named as such in this Indenture until a successor replaces it and, thereafter, means the successor and, for purposes of any provision contained herein and required by the TIA, each other obligor on the indenture securities.
          “Comparable Treasury Issue” means the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the remaining term of the Securities from the redemption date to December 15, 2010, that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of a maturity most nearly equal to December 15, 2010.
          “Comparable Treasury Price” means, with respect to any redemption date, if clause (ii) of the Adjusted Treasury Rate is applicable, the average of three, or such lesser number as is obtained by the Trustee, Reference Treasury Dealer Quotations for such redemption date.

          “Consolidated Coverage Ratio” as of any date of determination means the ratio of
     (1) the aggregate amount of EBITDA for the period of the most recent four consecutive fiscal quarters ending at least 45 days prior to the date of such determination to
          (2) Consolidated Interest Expense for such four fiscal quarters; provided, however, that
     (A) if the Company or any Restricted Party has Incurred any Indebtedness since the beginning of such period that remains outstanding or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is an Incurrence of Indebtedness, or both, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to such Indebtedness as if such Indebtedness had been Incurred on the first day of such period,
     (B) if the Company or any Restricted Party has repaid, repurchased, defeased or otherwise discharged any Indebtedness since the beginning of such period or if any Indebtedness is to be repaid, repurchased, defeased or otherwise discharged (in each case other than Indebtedness Incurred under any revolving credit facility unless such Indebtedness has been permanently repaid and has not been replaced) on the date of the transaction giving rise to the need to calculate the Consolidated Coverage Ratio, EBITDA and Consolidated Interest Expense for such period shall be calculated on a pro forma basis as if such discharge had occurred on the first day of such period and as if the Company or such Restricted Party had not earned the interest income actually earned during such period in respect of cash or Temporary Cash Investments used to repay, repurchase, defease or otherwise discharge such Indebtedness,
     (C) if since the beginning of such period the Company or any Restricted Party shall have made any Asset Disposition, EBITDA for such period shall be reduced by an amount equal to EBITDA (if positive) directly attributable to the assets which are the subject of such Asset Disposition for such period, or increased by an amount equal to EBITDA (if negative), directly attributable thereto for such period and Consolidated Interest Expense for such period shall be reduced by an amount equal to the Consolidated Interest Expense directly attributable to any Indebtedness of the Company or any Restricted Party repaid, repurchased, defeased or otherwise discharged with respect to the Company and the continuing Restricted Parties in connection with such Asset Disposition for such period (or, if the Capital Stock of any Restricted Subsidiary is sold, the Consolidated Interest Expense for such period directly attributable to the Indebtedness of such Restricted Subsidiary to the extent the Company and the continuing Restricted Parties are no longer liable for such Indebtedness after such sale),
     (D) if since the beginning of such period the Company or any Restricted Party (by merger, consolidation or otherwise) shall have made an Investment in any Restricted Party (or any Person which becomes a Restricted Party) or an acquisition of assets, including any acquisition of assets occurring in connection with a transaction requiring a calculation to be made hereunder, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto (including the Incurrence of any Indebtedness) as if such Investment or acquisition had occurred on the first day of such period and
     (E) if since the beginning of such period any Person (that subsequently became a Restricted Party or was merged with or into the Company or any Restricted Party since the beginning of such period) shall have made any Asset Disposition, any Investment or acquisition of assets that would have required an adjustment pursuant to clause (C) or (D) above if made by the Company or a Restricted Party during such period. EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto as if such Asset Disposition, Investment or acquisition had occurred on the first day of such period.
For purposes of this definition, whenever pro forma effect is to be given to an acquisition of assets, the amount of income or earnings relating thereto and the amount of Consolidated Interest Expense associated with any Indebtedness Incurred in connection therewith, the pro forma calculations shall be determined in good faith by a responsible financial or accounting Officer of the Company.
          If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Agreement applicable to such Indebtedness if such Interest Rate Agreement has a remaining term in excess of 12 months). If any Indebtedness is incurred under a revolving credit facility and is being given pro forma effect, the interest on such Indebtedness shall be calculated based on the average daily balance of such Indebtedness for the four fiscal quarters subject to the pro forma calculation to the extent that such Indebtedness was incurred solely for working capital purposes.
          Any pro forma calculations may include the reduction in costs attributable to, or in connection with, the acquisition of assets, an Asset Disposition or other transaction or event which is being given pro forma effect that (a) would be permitted to be reflected in pro forma financial statements pursuant to Article 11 of Regulation S-X of the Securities Act or (b) have been realized at the time such pro forma calculation is made or is reasonably expected to be realized within 12 months following the consummation of the applicable transaction or event which is being given pro forma effect; provided, however, that adjustments made pursuant to this paragraph must be based on the reasonable good faith belief of the chief financial officer of the Company and must be factually supportable and quantifiable based on the underlying accounting records of the Company or, if applicable, the accounting records relating to the acquired assets or business.
          “Consolidated Interest Expense” means, for any period, the total combined interest expense of (x) the Company and its consolidated Restricted Subsidiaries and (y) each Contributing Affiliated Guarantor with respect to such period and its consolidated Restricted Subsidiaries, plus, to the extent not included in such total interest expense, and to the extent incurred by (x) the Company or any of its Restricted Subsidiaries or (y) any Contributing Affiliated Guarantor with respect to such period or any of its Restricted Subsidiaries, without duplication,
     (1) interest expense attributable to Capital Lease Obligations;
     (2) amortization of debt discount and debt issuance cost;
     (3) capitalized interest;
     (4) non-cash interest expense;
     (5) commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing;
     (6) net payments pursuant to Hedging Obligations;
     (7) dividends accrued in respect of all Preferred Stock of any Restricted Party, in each case, held by Persons other than the Company or a Restricted Subsidiary (other than dividends payable solely in Capital Stock (other than Disqualified Stock) of the Company); provided, however, that such dividends will be multiplied by a fraction of the numerator of which is one and the denominator of which is one minus the effective combined tax rate of the issuer of such Preferred Stock (expressed as a decimal) for such period (as estimated by the chief financial officer of the Company in good faith);
     (8) interest incurred in connection with Investments in discontinued operations;
     (9) interest accrued on any Indebtedness of any other Person to the extent such Indebtedness is Guaranteed by (or secured by the assets of) the Company or any Restricted Party; and
     (10) the cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest or fees to any Person (other than the Company) in connection with Indebtedness Incurred by such plan or trust.

          For any Combined Financial Period, the combined Consolidated Interest Expense of the Company and each Contributing Affiliated Guarantor, and their consolidated Subsidiaries, shall be based on the combined financial statements of the Company and such Contributing Affiliated Guarantor (or Contributing Affiliated Guarantors, as the case may be), and their consolidated subsidiaries, for the Combined Financial Period prepared in accordance with GAAP (reflecting all appropriate intercompany eliminations in accordance with GAAP).
          “Consolidated Net Income” means, for any period, the combined net income of (x) the Company and its consolidated Subsidiaries and (y) each Contributing Affiliated Guarantor with respect to such period and its consolidated Subsidiaries; provided, however, that there shall not be included in such Consolidated Net Income:
     (1) any net income of any Person (other than the Company) if such Person is not a Restricted Party, except that, subject to the exclusion contained in clause (4) below, the net income of any such Person for such period shall be included in such Consolidated Net Income up to the aggregate amount of such net income actually distributed by such Person during such period in cash to the Company or a Restricted Party as a dividend or other distribution (subject, in the case of a dividend or other distribution paid to a Restricted Party, to the limitations contained in clause (3) below);
     (2) any net income (or loss) of any Person acquired in a pooling of interests transaction (or any transaction accounted for in a manner similar to a pooling of interests) for any period prior to the date of such acquisition;
     (3) any net income of any Restricted Party (including any Contributing Affiliated Guarantor) if such Restricted Party is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions or any other transfer of funds by such Restricted Party, directly or indirectly, to the Company, except that:
     (A) subject to the exclusion contained in clause (4) below, the net income of any such Restricted Party, for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Restricted Party during such period to the Company or another Restricted Party as a dividend or other distribution (subject, in the case of a dividend or other distribution paid to another Restricted Party, to the limitation contained in this clause); and
     (B) the Company’s or the applicable Restricted Party’s equity in a net loss of any such Restricted Party for such period shall be included in determining such Consolidated Net Income;
     (4) any gain (or loss) realized upon the sale or other disposition of any assets (including pursuant to any sale-and-leaseback arrangement) which are not sold or otherwise disposed of in the ordinary course of business and any gain (or loss) realized upon the sale or other disposition of any Capital Stock of any Person;
          (5) extraordinary gains or losses; and
          (6) the cumulative effect of a change in accounting principles, in each case, for such period. Notwithstanding the foregoing, for the purpose of Section 4.04 only, (x) there shall be excluded from Consolidated Net Income any repurchases, repayments or redemptions of Investments, proceeds realized on the sale of Investments or return of capital to the Company or a Restricted Party to the extent such repurchases, repayments, redemptions, proceeds or returns increase the amount of Restricted Payments permitted under such Section pursuant to Section 4.04(a)(3)(D) and (y) Consolidated Net Income with respect to any period shall be reduced by the aggregate amount of Permitted Tax Distributions made in such period under Section 4.04(b)(l1).
          For any Combined Financial Period, the combined Consolidated Net Income of the Company and each Contributing Affiliated Guarantor, and their consolidated Subsidiaries, shall be based on the combined financial statements of the Company and such Contributing Affiliated Guarantor (or Contributing Affiliated Guarantors, as the case may be), and their consolidated subsidiaries, for the Combined Financial Period prepared in accordance with GAAP (reflecting all appropriate intercompany eliminations in accordance with GAAP).
          “Contributing Affiliated Guarantor” means, with respect to any Combined Financial Period, each Affiliated Guarantor that has provided a Notes Guaranty and is a Restricted Party at the end of such Combined Financial Period.
          “Corporate Reorganization” means the contribution to Wimar OpCo Holdings, LLC by Wimar Tahoe Corporation of all of the assets and equity interests constituting Wimar Tahoe Corporation’s existing gaming business as described in the Offering Circular (other than the assets and operations relating to (x) Wimar Tahoe Corporation’s riverboat casino formerly located in New Orleans, Louisiana and then named the Belle of Orleans and (y) the gaming assets and operations at the Casuarina Las Vegas Casino, which, in the case of clause (x), will be contributed to Columbia Properties New Orleans, LLC and, in the case of clause (y), will be contributed to LV Casino LLC), which assets and equity interests will then be contributed by Wimar OpCo Holdings, LLC to Wimar OpCo Intermediate Holdings, LLC and, in turn, by Wimar OpCo Intermediate Holdings, LLC to the Company. All of the equity interests in Columbia Properties New Orleans LLC and LV Casino LLC will be retained by Wimar Tahoe Corporation, and such entities are expected to be direct subsidiaries of Wimar Tahoe Corporation.
          “Credit Agreement” means the Credit Agreement to be entered into by and among the Company, certain of its Subsidiaries, the lenders referred to therein, Credit Suisse, as Administrative Agent, Barclays Bank PLC and Societe Generale, as Co-Syndication Agents, and The Royal Bank of Scotland, PLC and ING Capital LLC, as Co-

Documentation Agents, together with the related documents thereto (including the term loans and revolving loans thereunder, any guarantees and security documents), as amended, extended, renewed, restated, supplemented or otherwise modified (in whole or in part, and without limitation as to amount, terms, conditions, covenants and other provisions) from time to time, and any agreement (and related document) governing Indebtedness incurred to Refinance, in whole or in part, the borrowings and commitments then outstanding or permitted to be outstanding under such Credit Agreement or a successor Credit Agreement, whether by the same or any other lender or group of lenders.
          “Currency Agreement” means any foreign exchange contract, currency swap agreement or other similar agreement with respect to currency values.
          “Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.
          “Designated Affiliate” means CP Laughlin Realty, LLC, a Delaware limited liability company, Columbia Properties Vicksburg, LLC, a Mississippi limited liability company, and JMBS Casino LLC, a Mississippi limited liability company, and each of their respective successors and assigns.
          “Designated Senior Indebtedness” with respect to a Person, means (1) the Bank Indebtedness and (2) any other Senior Indebtedness of such Person which, at the date of determination, has an aggregate principal amount outstanding of, or under which, at the date of determination, the holders thereof are committed to lend up to, at least $100.0 million and is specifically designated by such Person in the instrument evidencing or governing such Senior Indebtedness as “Designated Senior Indebtedness” for purposes of this Indenture.
          “Disqualified Stock” means, with respect to any Person, any Capital Stock which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder) or upon the happening of any event:
     (1) matures or is mandatorily redeemable (other than redeemable only for Capital Stock of such Person which is not itself Disqualified Stock) pursuant to a sinking fund obligation or otherwise;
     (2) is convertible or exchangeable at the option of the holder for Indebtedness or Disqualified Stock; or
     (3) is mandatorily redeemable or must be purchased upon the occurrence of certain events or otherwise, in whole or in part, in each case on or prior to the date that is 91 days after the Stated Maturity of the Securities; provided, however, that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders there of the right to require such Person to purchase or redeem such Capital Stock upon the occurrence of an “asset sale” or “change of control” occurring prior to the date that is 91 days after the Stated Maturity of the Securities shall not constitute Disqualified Stock if (A) the “asset sale” or

“change of control” provisions applicable to such Capital Stock are not more favorable to the holders of such Capital Stock than the terms applicable to the Securities in Sections 4.06 and 4.10 of this Indenture and (B) any such requirement only becomes operative after compliance with such terms applicable to the Securities, including the purchase of any Securities tendered pursuant thereto.
          The amount of any Disqualified Stock that does not have a fixed redemption, repayment or repurchase price will be calculated in accordance with the terms of such Disqualified Stock as if such Disqualified Stock were redeemed, repaid or repurchased on any date on which the amount of such Disqualified Stock is to be determined pursuant to this Indenture; provided, however, that if such Disqualified Stock could not be required to be redeemed, repaid or repurchased at the time of such determination, the redemption, repayment or repurchase price will be the book value of such Disqualified Stock as reflected in the most recent financial statements of such Person.
          “EBITDA” for any period means the sum of Consolidated Net Income, plus the following to the extent deducted in calculating such Consolidated Net Income:
     (1) all income tax expense of the Company and its consolidated Restricted Subsidiaries (and for any Combined Financial Period, each Contributing Affiliated Guarantor and its consolidated Restricted Subsidiaries); plus
     (2) Consolidated Interest Expense; plus
     (3) depreciation and amortization expense of the Company and its consolidated Restricted Subsidiaries (and for any Combined Financial Period, each Contributing Affiliated Guarantor and its consolidated Restricted Subsidiaries) (in each case excluding amortization expense attributable to a prepaid item that was paid in cash in a prior period); plus
     (4) all other non-cash charges and expenses of the Company and its consolidated Restricted Subsidiaries (and for any Combined Financial Period, each Contributing Affiliated Guarantor and its consolidated Restricted Subsidiaries) (in each case excluding any such non-cash charge to the extent that it represents an accrual of or reserve for cash expenditures in any future period); less all non-cash items of income of the Company and its consolidated Restricted Subsidiaries (and for any Combined Financial Period, each Contributing Affiliated Guarantor and its consolidated Restricted Subsidiaries) (in each case other than accruals of revenue in the ordinary course of business); plus
     (5) any non-cash compensation charges arising from any grant of stock, stock options or other equity based-awards; plus
     (6) all closure costs, including costs associated with head-count reduction and severance and pension payments, in connection with the closing of certain facilities and other costs associated with operational changes in connection with the Acquisitions that are identified in reasonable detail in a certificate of the chief financial officer of the Company to the Trustee and are incurred within 18 months from the Aztar Acquisition Date and in an aggregate amount not to exceed $50.0 million;
in each case for such period. Notwithstanding the foregoing, the provision for taxes based on the income or profits of, and the depreciation and amortization and non-cash charges of, a Restricted Party (including any Contributing Affiliated Guarantor) shall be added to Consolidated Net Income to compute EBITDA only to the extent (and in the same proportion, including by reason of minority interests) that the net income or loss of such Restricted Party was included in calculating Consolidated Net Income and only if a corresponding amount would be permitted at the date of determination to be dividended, distributed or otherwise transferred to the Company by such Restricted Party without any direct or indirect restriction.
          For any Combined Financial Period, the adjustments utilized in calculating EBITDA for such period shall be based on the combined financial statements of the Company and the relevant Contributing Affiliated Guarantor (or Contributing Affiliated Guarantors, as the case may be) that were the basis of the combined Consolidated Net Income for such Combined Financial Period (with all such EBITDA adjustments reflecting all appropriate intercompany eliminations in accordance with GAAP).
          “Escrow Agent” means U.S. Bank National Association, as escrow agent, until a successor replaces it in accordance with the applicable provisions of the Escrow Agreement and thereafter means the successor serving thereunder.
          “Escrow Agreement” means the Escrow Agreement, dated as of December 28, 2006, among the Company, Tropicana Finance and U.S. Bank National Association, as Escrow Agent.
          “Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.
          “Fair Market Value” means, with respect to any asset or property, the price which could be negotiated in an arm’s length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair Market Value will be determined as follows:
     (1) if such asset or property has a Fair Market Value of less than $5.0 million, by any Officer of the Company; and
     (2) if such asset or property has a Fair Market Value in excess of $5.0 million, by a majority of the Board of Directors, whose determination will be conclusive and evidenced by a resolution of such Board of Directors; provided, however, that for purposes of Section 4.04(a)(3)(B), if the Fair Market Value of the property or assets in question is determined pursuant to this clause (2) to be in excess of $50.0 million, such determination must be confirmed by an Independent Qualified Party.
          “GAAP” means generally accepted accounting principles in the United States of America as in effect as of the Issue Date, including those set forth in
     (1) the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants;
     (2) statements and pronouncements of the Financial Accounting Standards Board;
     (3) such other statements by such other entity as approved by a significant segment of the accounting profession; and
     (4) the rules and regulations of the SEC governing the inclusion of financial statements (including pro forma financial statements) in periodic reports required to be filed pursuant to Section 13 of the Exchange Act, including opinions and pronouncements in staff accounting bulletins and similar written statements from the accounting staff of the SEC. All ratios and computations based on GAAP contained in this Indenture shall be computed in conformity with GAAP.
          “Gaming Approval” means any license, permit, approval, authorization, registration, finding of suitability, franchise, entitlement, waiver, and exemption issued by any Gaming Authority necessary for or relating to the conduct of activities by the Company or any Affiliated Guarantor or any of their respective Subsidiaries.
          “Gaming Authority” means such federal, state, local and other governmental, regulatory and administrative authority, agency, board, commission and officials responsible for, or involved in, the regulation of gaming or gaming activities or the sale of liquor that now or hereafter has jurisdiction over all or any portion of the gaming activities of the Company or any Affiliated Guarantor or any of their respective Subsidiaries, including, without limitation and to the extent applicable, the New Jersey Casino Control Commission, the New Jersey Division of Gaming Enforcement, the Nevada Gaming Commission, the Nevada State Gaming Control Board, the Clark County (Nevada) Liquor and Gaming Licensing Board, the Indiana Gaming Commission, the Louisiana Gaming Control Board, the Mississippi Gaming Commission and the Missouri Gaming Commission.
          “Gaming Laws” means all applicable provisions of all constitutions, treaties, statutes, laws, pursuant to which any Gaming Authority possesses regulatory, licensing or permit authority over gaming within the jurisdiction of such Gaming Authorities, and all rules, regulations, ordinances, approvals, orders, decisions, judgments, awards and decrees of any Gaming Authority.

          “Guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any Person and any obligation, direct or indirect, contingent or otherwise, of such Person
     (1) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay or to maintain financial statement conditions or otherwise); or
     (2) entered into for the purpose of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part);
provided, however, that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business. The term “Guarantee” used as a verb has a corresponding meaning. The term “Guarantor” shall mean any Person Guaranteeing any obligation.
          “Guaranty Agreement” means a supplemental indenture, in a form reasonably satisfactory to the Trustee, pursuant to which a Notes Guarantor guarantees the Issuers’ obligations under this Indenture and with respect to the Securities on the terms provided for in Article 11 of this Indenture.
          “Hedging Obligations” of any Person means the obligations of such Person pursuant to any Interest Rate Agreement or Currency Agreement.
          “Holder” or “Securityholder” means the Person in whose name a Security is registered on the Registrar’s books.
          “Incur” means issue, assume, Guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness of a Person existing at the time such Person becomes a Restricted Party (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Person at the time it becomes a Restricted Party. The term “Incurrence” when used as a noun shall have a correlative meaning. Solely for purposes of determining compliance with Section 4.03:
     (1) amortization of debt discount or the accretion of principal with respect to a non-interest bearing or other discount security;
     (2) the payment of regularly scheduled interest in the form of additional Indebtedness of the same instrument or the payment of regularly scheduled dividends on Capital Stock in the form of additional Capital Stock of the same class and with the same terms; and
     (3) the obligation to pay a premium in respect of Indebtedness arising in connection with the issuance of a notice of redemption or the making of a mandatory offer to purchase such Indebtedness,

will not be deemed to be the Incurrence of Indebtedness.
          “Indebtedness” means, with respect to any Person on any date of determination (without duplication):
     (1) the principal in respect of (A) indebtedness of such Person for money borrowed and (B) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable, including, in each case, any premium on such indebtedness to the extent such premium has become due and payable;
     (2) all Capital Lease Obligations of such Person and all Attributable Debt in respect of Sale/Leaseback Transactions entered into by such Person;
     (3) all obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations of such Person and all obligations of such Person under any title retention agreement (but excluding any accounts payable or other liability to trade creditors arising in the ordinary course of business);
     (4) all obligations of such Person for the reimbursement of any obligor on any letter of credit, bankers’ acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations (other than obligations described in clauses (1) through (3) above) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the tenth Business Day following payment on the letter of credit);
     (5) the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock of such Person or, with respect to any Preferred Stock of any Subsidiary of such Person, the principal amount of such Preferred Stock to be determined in accordance with this Indenture (but excluding, in each case, any accrued dividends);
     (6) all obligations of the type referred to in clauses (1) through (5) of other Persons and all dividends of other Persons for the payment of which, in either case, such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any Guarantee;
     (7) all obligations of the type referred to in clauses (1) through (6) of other Persons secured by any Lien on any property or asset of such Person (whether or not such obligation is assumed by such Person), the amount of such obligation being deemed to be the lesser of the fair market value of such property or assets and the amount of the obligation so secured; and
     (8) to the extent not otherwise included in this definition, Hedging Obligations of such Person.

Notwithstanding the foregoing, in connection with the acquisition or disposition by the Company or any Restricted Party of any business or any controlling interest in any business, the term “Indebtedness” will exclude indemnification obligations and post-closing earn-outs and other payment adjustments to which the seller may become entitled to the extent such payment is determined by a final closing balance sheet or such payment depends on the performance of such business after the closing; provided, however, that, at the time of closing, the amount of any such payment is not determinable and, to the extent such payment thereafter becomes fixed and determined, the amount is paid within 60 days thereafter.
          The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above; provided, however, that in the case of Indebtedness sold at a discount, the amount of such Indebtedness at any time will be the accreted value thereof at such time.
          “Indenture” means this Indenture as amended or supplemented from time to time.
          “Independent Qualified Party” means an investment banking firm, accounting firm or appraisal firm of national standing; provided, however, that such firm is not an Affiliate of the Company.
          “Initial Purchasers” means Credit Suisse Securities (USA) LLC, SG Americas Securities, LLC, CIBC World Markets Corp., Barclays Capital Inc., ING Financial Markets LLC and Greenwich Capital Markets, Inc.
          “Interest Rate Agreement” means any interest rate swap agreement, interest rate cap agreement or other financial agreement or arrangement with respect to exposure to interest rates.
          “Investment” in any Person means any direct or indirect advance, loan (other than advances to customers in the ordinary course of business that are recorded as accounts receivable on the balance sheet of the lender) or other extensions of credit (including by way of Guarantee or similar arrangement) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by such Person. If the Company or any Restricted Party issues, sells or otherwise disposes of any Capital Stock of a Person that is a Restricted Subsidiary such that, after giving effect thereto, such Person is no longer a Restricted Subsidiary, any Investment by the Company or any Restricted Subsidiary in such Person remaining after giving effect thereto will be deemed to be a new Investment at such time. The acquisition by the Company or any Restricted Party of a Person that holds an Investment in a third Person will be deemed to be an Investment by the Company or such Restricted Party in such third Person at such time. Except as otherwise provided for herein, the amount of an Investment shall be its fair market value at the time the Investment is made and without giving effect to subsequent changes in value.

          For purposes of the definition of “Unrestricted Party”, the definition of “Restricted Payment” and Section 4.04
     (1) in connection with any designation of any Subsidiary as an Unrestricted Party, “Investment” shall include the portion (proportionate to the Company’s or the applicable Affiliated Guarantor’s, as applicable, equity interest in such Subsidiary) of the Fair Market Value of the net assets of such Subsidiary at the time that such Subsidiary is designated an Unrestricted Party provided, however, that upon a redesignation of such Subsidiary as a Restricted Party, the Company or such Affiliated Guarantor, as the case may be, shall be deemed to continue to have a permanent “Investment” in an Unrestricted Party equal to an amount (if positive) equal to (A) the Company’s or such Affiliated Guarantor’s “Investment” in such Subsidiary at the time of such redesignation less (B) the portion (proportionate to the Company’s or such Affiliated Guarantor’s, as the case may be, equity interest in such Subsidiary) of the Fair Market Value of the net assets of such Subsidiary at the time of such redesignation;
     (2) in connection with any designation of any Designated Affiliate as an Unrestricted Party, 100% of the Fair Market Value of the net assets of such Designated Affiliate at the time such Designated Affiliated is designated an Unrestricted Party; provided, however, that upon a redesignation of such Designated Affiliate as a Restricted Party, the Company shall be deemed to continue to have a permanent “Investment” in an Unrestricted Party equal to an amount (if positive) equal to (A) the Company’s “Investment” in such Designated Affiliate at the time of such redesignation less (B) 100% of the Fair Market Value of the net assets of such Designated Affiliate at the time of such redesignation; and
     (3) any property transferred to or from an Unrestricted Party shall be valued at its Fair Market Value at the time of such transfer, in each case as determined in good faith by the Board of Directors of the Company.
          “Issue Date” means the date on which the Securities are originally issued.
          “Las Vegas Secured Loan” means the credit agreement to be entered into by and among Wimar LandCo, LLC, Wimar LandCo Intermediate Holdings, LLC, the lenders referred to therein, Credit Suisse, as Administrative Agent, Barclays Bank PLC and Societe Generale, as Co-Syndication Agents, and The Royal Bank of Scotland, PLC and ING Capital LLC, as Co-Documentation Agents, together with the related documents thereto (including the term loans thereunder, any guarantees and security documents), as amended, extended, renewed, restated, supplemented or otherwise modified (in whole or in part, and without limitation as to amount, terms, conditions, covenants and other provisions) from time to time, and any agreement (and related document) governing Indebtedness incurred to Refinance, in whole or in part, the borrowings and commitments then outstanding or permitted to be outstanding under such credit agreement or a successor credit agreement, whether by the same or any other lender or group of lenders.

          “Legal Holiday” means a Saturday, a Sunday or a day on which banking institutions are not required to be open in the State of New York.
          “Lien” means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).
          “Net Available Cash” from an Asset Disposition means cash payments received therefrom (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise and proceeds from the sale or other disposition of any securities received as consideration, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Indebtedness or other obligations relating to such properties or assets or received in any other non-cash form), in each case, without duplication, net of
     (1) all legal, title and recording tax expenses, commissions and other fees and expenses incurred, and all Federal, state, provincial, foreign and local taxes required to be accrued as a liability under GAAP, as a consequence of such Asset Disposition;
     (2) all payments made on any Indebtedness which is secured by any assets subject to such Asset Disposition, in accordance with the terms of any Lien upon or other security agreement of any kind with respect to such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Disposition, or by applicable law, be repaid out of the proceeds from such Asset Disposition;
     (3) all distributions and other payments required to be made to minority interest holders in Restricted Subsidiaries as a result of such Asset Disposition;
     (4) the deduction of appropriate amounts provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the property or other assets disposed in such Asset Disposition and retained by the Company or any Restricted Party after such Asset Disposition; and
     (5) any portion of the purchase price from an Asset Disposition placed in escrow, whether as a reserve for adjustment of the purchase price, for satisfaction of indemnities in respect of such Asset Disposition or otherwise in connection with that Asset Disposition; provided, however, that upon the termination of that escrow, Net Available Cash will be increased by any portion of funds in the escrow that are released to the Company or any Restricted Party (or, in the case of any Affiliated Guarantor Stock Sale, released to the holders (or former holders) of Capital Stock of the applicable Affiliated Guarantor).
          “Net Cash Proceeds”, with respect to any issuance or sale of Capital Stock or Indebtedness, means the cash proceeds of such issuance or sale net of attorneys’ fees, accountants’ fees, underwriters’ or placement agents’ fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.
          “Notes Guarantors” means the Subsidiary Guarantors and the Affiliated Guarantors.
          “Notes Guaranty” means a Subsidiary Guaranty or an Affiliated Guaranty, as applicable.
          “Obligations” means with respect to any Indebtedness, all obligations for principal, premium, interest, penalties, fees, indemnifications, reimbursements, and other amounts payable pursuant to the documentation governing such Indebtedness.
          “Offering Circular” means the Offering Circular dated December 14, 2006 relating to the Securities.
          “Officer” means the Chairman of the Board, the President, any Vice President, the Treasurer or the Secretary of the Company, or any individual who performs executive management duties on behalf of the Company.
          “Officers’ Certificate” means a certificate signed by two Officers.
          “Opinion of Counsel” means a written opinion from legal counsel who is reasonably acceptable to the Trustee. The counsel may be an employee of or counsel to the Company, any Affiliated Guarantor or the Trustee.
          “Permitted Asset Swap” means the substantially contemporaneous purchase and sale or exchange of Related Business Assets or a combination of Related Business Assets and cash, cash equivalents and Temporary Cash Investments between the Company or any Affiliated Guarantor or any of their Restricted Subsidiaries and another Person that is not the Company or any Affiliated Guarantor or any of their Restricted Subsidiaries; provided, however, that any cash, cash equivalents or Temporary Cash Investments received by the Company or any of the Restricted Subsidiaries must be applied in accordance with Section 4.06.
          “Permitted C-Corp Conversion” means a transaction resulting in the Company becoming subject to tax under the Code as a corporation; provided, however, that prior to the consummation of such transaction, the Company shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee to the effect that the Holders will not recognize income gain or loss for United States federal income tax purposes as a result of such Permitted C-Corp Conversion and will be subject to United States federal income tax on the same amounts, in the same manner, and at the same times as would have been the case if such Permitted C-Corp Conversion had not occurred.
          “Permitted Holders” means (i) William J. Yung, III, (ii) his spouse and members of his immediate family (including siblings, children, grandchildren and children and grandchildren by adoption), (iii) any Affiliate controlled by any of the foregoing, (iv) in the event of incompetence or death of any of the persons described in paragraphs (i) and (ii) hereof, such person’s estate, executor, administrator, committee or other personal representative, in each case, who at the particular date will beneficially own or have the right to acquire, directly or indirectly equity interests of Wimar OpCo Intermediate Holdings, LLC or the Company or (v) any trusts for their respective benefit, or any trust for the benefit of any such trust; provided, however, that Permitted Holders shall not include any operating company Affiliated with any of the foregoing (including Columbia Sussex Corp.) that is not engaged exclusively in a Related Business.
          “Permitted Investment” means an Investment by the Company or any Restricted Party in
     (1) the Company, a Restricted Party or a Person that will, upon the making of such Investment, become a Restricted Party; provided, however, that the primary business of such Restricted Party is a Related Business;
     (2) another Person if, as a result of such Investment, such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, the Company or a Restricted Party; provided, however, that such Person’s primary business is a Related Business;
     (3) cash and Temporary Cash Investments;
     (4) receivables owing to the Company or any Restricted Party if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Company or any such Restricted Party deems reasonable under the circumstances;
     (5) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;
     (6) loans or advances to employees (other than any Permitted Holder) made in the ordinary course of business consistent with past practices of the Company or such Restricted Party;
     (7) stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Company or any Restricted Party or in satisfaction of judgments;
     (8) any Person to the extent such Investment represents the non-cash portion of the consideration received for (i) an Asset Disposition as permitted pursuant to Section 4.06 or (ii) a disposition of assets not constituting an Asset Disposition;
     (9) any Person where such Investment was acquired by the Company or any Restricted Party (a) in exchange for any other Investment or accounts receivable held by the Company or any such Restricted Party in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment or accounts receivable or (b) as a result of a foreclosure by the Company or any Restricted Party with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;
     (10) any Person to the extent such Investments consist of prepaid expenses, negotiable instruments held for collection and lease, utility and workers’ compensation, performance and other similar deposits made in the ordinary course of business by the Company or any Restricted Party;
     (11) any Person to the extent such Investments consist of Hedging Obligations or Guarantees of Indebtedness otherwise permitted under Section 4.03;
     (12) any Person to the extent such Investment exists on the Issue Date, and any extension, modification or renewal of any such Investments existing on the Issue Date, but only to the extent not involving additional advances, contributions or other Investments of cash or other assets or other increases thereof (other than as a result of the accrual or accretion of interest or original issue discount or the issuance of pay-in-kind securities, in each case, pursuant to the terms of such Investment as in effect on the Issue Date); and
     (13) any Person to the extent such Investments, when taken together with all other Investments made pursuant to this clause (13) and outstanding on the date such Investment is made, do not exceed $20.0 million.
     “Permitted Tax Distributions” means
     (1) with respect to the Company, cash distributions to the direct or indirect holders of Capital Stock of the Company made not more frequently than once each fiscal quarter which shall be in an amount required to satisfy actual cash tax liabilities of such holders relating to the Company and its Restricted Subsidiaries for the immediately preceding fiscal quarter and in any event in an amount not in excess of 40% of the combined taxable income of the Company and its Restricted Subsidiaries (including the taxable income of Greenville Riverboat, other than any taxable income attributable to any minority interest, but excluding the taxable income of the Affiliated Guarantors) for the immediately preceding fiscal quarter; and
     (2) with respect to any Affiliated Guarantor, cash distributions to the direct or indirect holders of Capital Stock of such Affiliated Guarantor made not more frequently than once each fiscal quarter which shall be in an amount required to satisfy actual cash tax liabilities of such holders relating to such Affiliated Guarantor and its Restricted Subsidiaries for the immediately preceding fiscal quarter, and in any event in an amount not to exceed 40% of the combined taxable income of such Affiliated Guarantor and its Restricted Subsidiaries for the immediately preceding fiscal quarter.
Notwithstanding anything to the contrary herein, no Permitted Tax Distribution may be made by the Company or any Affiliated Guarantor in respect of any fiscal period during which the Company or such Affiliated Guarantor, as applicable, was not a pass-through tax entity for United States federal income tax purposes.
          “Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.
          “Preferred Stock”, as applied to the Capital Stock of any Person, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person.
          “principal” of a Security means the principal of the Security plus the premium, if any, payable on the Security which is due or overdue or is to become due at the relevant time.
          “Purchase Money Indebtedness” means Indebtedness (including Capital Lease Obligations) (1) consisting of the deferred purchase price of property, conditional sale obligations, obligations under any title retention agreement, other purchase money obligations and obligations in respect of industrial revenue bonds or similar Indebtedness, in each case where the maturity of such Indebtedness does not exceed the anticipated useful life of the asset being financed, and (2) Incurred to finance the acquisition by the Company or a Restricted Party of such asset, including additions and improvements, in the ordinary course of business; provided, however, that any Lien arising in connection with any such Indebtedness shall be limited to the specific asset being financed or, in the case of real property or fixtures, including additions and improvements, the real property on which such asset is attached; provided further, however, that such Indebtedness is Incurred within 180 days after such acquisition of such assets.
          “Qualified Capital Stock” of a Person means Capital Stock of such Person other than Disqualified Stock; provided, however, that such Capital Stock shall not be deemed Qualified Capital Stock to the extent (1) sold to a Subsidiary of such Person or financed, directly or indirectly, using funds (A) borrowed from such Person or any Subsidiary of such Person or (B) contributed, extended, guaranteed or advanced by such Person or any Subsidiary of such Person (including, in respect of any employee stock ownership or benefit plan) or (2) issued in respect of any Affiliated Guarantor Sale Contribution. Unless otherwise specified, Qualified Capital Stock refers to Qualified Capital Stock of the Company.

          “Qualified Equity Offering” means any private or public issuance and sale of common stock by the Company or any Company Parent; provided, however, that, in the case of the sale of common stock of a Company Parent, cash proceeds therefrom equal to not less than 100% of the aggregate principal amount of any Securities to be redeemed are received by the Company as a contribution to its common equity capital. Notwithstanding the foregoing, the term “Qualified Equity Offering” shall not include:
     (1) any issuance and sale with respect to common stock registered on Form S-4 or Form S-8 under the Securities Act;
     (2) any issuance and sale to any Affiliate of the Company; or
     (3) any issuance and sale in respect of any Affiliated Guarantor Sale Contribution.
          “Quotation Agent” means the Reference Treasury Dealer selected by the Trustee after consultation with the Company.
          “Reference Treasury Dealer” means Credit Suisse Securities (USA) LLC and its successors and assigns and two other nationally recognized investment banking firms selected by the Company that are primary U.S. Government securities dealers.
          “Reference Treasury Dealer Quotations” means with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue, expressed in each case as a percentage of its principal amount, quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day immediately preceding such redemption date.
          “Refinance” means, in respect of any Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, purchase, defease or retire, or to issue other Indebtedness in exchange or replacement for, such Indebtedness. “Refinanced” and “Refinancing” shall have correlative meanings.
          “Refinancing Indebtedness” means Indebtedness that Refinances any Indebtedness of the Company or any Restricted Party existing on the Issue Date or Incurred in compliance with this Indenture, including Indebtedness that Refinances Refinancing Indebtedness; provided, however, that:
     (1) such Refinancing Indebtedness has a Stated Maturity no earlier than the Stated Maturity of the Indebtedness being Refinanced;
     (2) such Refinancing Indebtedness has an Average Life at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the Average Life of the Indebtedness being Refinanced;
     (3) such Refinancing Indebtedness has an aggregate principal amount (or if Incurred with original issue discount, an aggregate issue price) that is equal to or less than the aggregate principal amount (or if Incurred with original issue discount, the aggregate accreted value) then outstanding (plus fees and expenses, including any premium and defeasance costs) under the Indebtedness being Refinanced; and
     (4) if the Indebtedness being Refinanced is subordinated in right of payment to the Securities, such Refinancing Indebtedness is subordinated in right of payment to the Securities at least to the same extent as the Indebtedness being Refinanced;
provided further, however, that Refinancing Indebtedness shall not include (A) Indebtedness of a Subsidiary or any Affiliated Guarantor that Refinances Indebtedness of the Company or (B) Indebtedness of the Company or a Restricted Party that Refinances Indebtedness of an Unrestricted Party.
          “Related Business” means any business in which the Company or any of the Restricted Subsidiaries was engaged on the Issue Date and any business related, ancillary or complementary to such business, including the operation of retail operations at a casino or hotel or associated complex owned or operated by the Company or any Restricted Party.
          “Related Business Assets” means assets (other than cash or cash equivalents) used or useful in a Related Business; provided, however, that any assets received by the Company or a Restricted Subsidiary in exchange for assets transferred by the Company or a Restricted Subsidiary shall not be deemed to be Related Business Assets if they consist of securities of a Person, unless upon receipt of the securities of such Person, such Person would become a Restricted Subsidiary.
          “Representative” means any trustee, agent or representative (if any) for an issue of Senior Indebtedness of the Company.
          “Restricted Party” means each Affiliated Guarantor and each Restricted Subsidiary.
          “Restricted Payment” with respect to any Person means
     (1) the declaration or payment of any dividends or any other distributions of any sort in respect of its Capital Stock (including any payment in connection with any merger or consolidation involving such Person) or similar payment to the direct or indirect holders of its Capital Stock (other than (A) dividends or distributions payable solely in its Capital Stock (other than Disqualified Stock), (B) dividends or distributions payable solely to the Company or a Restricted Party and (C) pro rata dividends or other distributions made by a Subsidiary that is not a Wholly Owned Subsidiary to minority stockholders (or owners of an equivalent interest in the case of a Subsidiary of such Person that is an entity other than a corporation));

     (2) the purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of any Capital Stock of the Company or any Affiliated Guarantor held by any Person (other than by a Restricted Party) or of any Capital Stock of a Restricted Party held by any Affiliate of the Company (other than by a Restricted Party), including in connection with any merger or consolidation and including the exercise of any option to exchange any Capital Stock (other than into Capital Stock of the Company that is not Disqualified Stock);
     (3) the purchase, repurchase, redemption, defeasance or other acquisition or retirement for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment of any Subordinated Obligations of the Company or any Notes Guarantor (other than (A) from the Company or a Restricted Party or (B) the purchase, repurchase, redemption, defeasance or other acquisition or retirement of Subordinated Obligations purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of such purchase, repurchase, redemption, defeasance or other acquisition or retirement); or
     (4) the making of any Investment (other than a Permitted Investment) in any Person.
          “Restricted Subsidiary” means (i) any Subsidiary of the Company that is not an Unrestricted Party and (ii) any Subsidiary of an Affiliated Guarantor that is not an Unrestricted Party. Tropicana Finance is a Restricted Subsidiary.
          “Sale/Leaseback Transaction” means an arrangement relating to property owned by the Company or a Restricted Party on the Issue Date or thereafter acquired by the Company or a Restricted Party whereby the Company or a Restricted Party transfers such property to a Person and the Company or a Restricted Party leases it from such Person.
          “SEC” means the U.S. Securities and Exchange Commission.
          “Secured Indebtedness” means any Indebtedness of the Company secured by a Lien.
          “Securities” means the Securities issued under this Indenture.
          “Securities Act” means the U.S. Securities Act of 1933, as amended.
          “Senior Indebtedness” means with respect to any Person:
     (1) Indebtedness of such Person, whether outstanding on the Issue Date or the Aztar Acquisition Date or thereafter Incurred; and
     (2) all other Obligations of such Person (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to such Person whether or not post-filing interest is allowed in such proceeding) in respect of Indebtedness described in clause (1) above, unless, in the case of clauses (1) and (2), in the instrument creating or evidencing the same or pursuant to which the same is outstanding it is provided that such Indebtedness or other Obligations are subordinate or pari passu in right of payment to the Securities or the Subsidiary Guaranty of such Person, as the case may be; provided, however, that Senior Indebtedness of such Person shall not include:
     (A) any obligation of such Person to the Company or any Subsidiary of the Company, or to any Affiliated Guarantor or any Subsidiary of an Affiliated Guarantor;
     (B) any liability for Federal, state, local or other taxes owed or owing by such Person;
     (C) any accounts payable or other liability to trade creditors arising in the ordinary course of business;
     (D) any Capital Stock;
     (E) any Indebtedness or other Obligation of such Person which is subordinate or junior in any respect to any other Indebtedness or other Obligation of such Person; or
     (F) that portion of any Indebtedness which at the time of Incurrence is Incurred in violation of this Indenture.
          “Senior Subordinated Indebtedness” means, with respect to a Person, the Securities (in the case of the Issuers, a Notes Guaranty (in the case of a Notes Guarantor) and any other Indebtedness of such Person that specifically provides that such Indebtedness is to rank pari passu with the Securities or such Notes Guaranty, as the case may be in right of payment and is not subordinated by its terms in right of payment to any Indebtedness of such Person which is not Senior Indebtedness of such Person.
          “Service Agreements” means (i) the Service Agreement dated as of the Aztar Acquisition Date, to be entered into between Columbia Sussex Corp. and the Company upon the consummation of the Aztar Acquisition containing terms substantially similar to (and, with respect to economic terms, no less favorable to the Company and its Restricted Subsidiaries than) those described under the caption “Certain Relationships and Related Party Transactions—Tropicana Entertainment” in the Offering Circular, (ii) the Management Agreement dated as of the Aztar Acquisition Date, to be entered into between Wimar Tahoe Corporation and the Company upon the consummation of the Aztar Acquisition containing terms substantially similar to (and, with respect to economic terms, no less favorable to the Company and its Restricted Subsidiaries than) those described under the caption “Certain Relationships and Related Party Transactions— Tropicana Entertainment” in the Offering Circular, (iii) the Service Agreement dated as of the Aztar Acquisition Date, to be entered into between Columbia Sussex Corp. and

Aztar Corporation upon the consummation of the Aztar Acquisition containing terms substantially similar to (and, with respect to economic terms, no less favorable to the Company and its Restricted Subsidiaries than) those described under the caption “Certain Relationships and Related Party Transactions—Aztar Corporation” in the Offering Circular, (iv) the Management Agreement dated as of the Aztar Acquisition Date, to be entered into between Wimar Tahoe Corporation and Aztar Corporation upon the consummation of the Aztar Acquisition containing terms substantially similar to (and, with respect to economic terms, no less favorable to the Company and its Restricted Subsidiaries than) those described under the caption “Certain Relationships and Related Party Transactions—Aztar Corporation” in the Offering Circular, (v) the Service Agreement dated as of January 1, 2002, between Columbia Sussex Corp. and Greenville Riverboat, LLC, (vi) the Service Agreement dated as of October 27, 2003 (as amended as of August 7, 2006 and November 6, 2006), between Columbia Sussex Corp. and Columbia Properties Vicksburg, LLC, (vii) the Service Agreement dated as of August 26, 2004 (as amended as of November 6, 2006), between Columbia Sussex Corp. and JMBS Casino LLC, (viii) the Service Agreement to be entered into between Columbia Sussex Corp. and Casino Queen, Inc. upon the consummation of the Casino Queen Acquisition containing terms substantially similar to (and, with respect to economic terms, no less favorable to the Company and its Restricted Subsidiaries than) those described under the caption “Certain Relationships and Related Party Transactions—Casino Queen” in the Offering Circular and (ix) the Management Agreement to be entered into between Wimar Tahoe Corporation and Casino Queen, Inc. upon the consummation of the Casino Queen Acquisition containing terms substantially similar to (and, with respect to economic terms, no less favorable to the Company and its Restricted Subsidiaries than) those described under the caption “Certain Relationships and Related Party Transactions— Casino Queen” in the Offering Circular, in each case as in effect on the Issue Date (or, as contemplated above, as in effect on the date of consummation of the Aztar Acquisition or the Casino Queen Acquisition, as applicable) and any amendment thereto so long as such amendment is not, as a whole, less favorable to the Holders in any respect than the agreement as originally in effect or as amended pursuant to the terms hereto.
          “Significant Subsidiary” means any Restricted Subsidiary that would be a “Significant Subsidiary” of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC.
          “Specified Percentage” means, for the purposes of Section 4.04(a)(3)(E)
     (1) to the extent the Unrestricted Party that is being redesignated as a Restricted Party is a Subsidiary of the Company or an Affiliated Guarantor, the percentage of the Company’s or such Affiliated Guarantor’s equity interest in such Subsidiary; and
     (2) to the extent the Unrestricted Party that is being redesignated as a Restricted Party is an Affiliated Guarantor, 100%; provided, however, that (x) such Affiliated Guarantor has executed and delivered its Affiliated Guaranty on the same terms as in effect on the Issue Date and (y) the Permitted Holders continue to hold 100% of the equity interests in such Affiliated Guarantor.

          “Stated Maturity” means, with respect to any security, the date specified in such security as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency unless such contingency has occurred).
          “Subordinated Obligation” means, with respect to a Person, any Indebtedness of such Person (whether outstanding on the Issue Date or the Aztar Acquisition Date or thereafter Incurred) which is subordinate or junior in right of payment to the Securities or a Subsidiary Guaranty of such Person, as the case may be, pursuant to a written agreement to that effect.
          “Subsidiary” means, with respect to any Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Voting Stock is at the time owned or controlled, directly or indirectly, by (1) such Person, (2) such Person and one or more Subsidiaries of such Person or (3) one or more Subsidiaries of such Person.
          “Subsidiary Guarantor” means each Subsidiary of the Company or any Affiliated Guarantor that executes this Indenture as a guarantor and each other Subsidiary of the Company or an Affiliated Guarantor that thereafter guarantees the Securities pursuant to the terms of this Indenture.
          “Subsidiary Guaranty” means a Guarantee by a Subsidiary Guarantor of the Issuers’ obligations under this Indenture and with respect to the Securities pursuant to Article 11 of this Indenture or contained in a Guaranty Agreement.
          “Temporary Cash Investments” means any of the following:
     (1) any investment in direct obligations of the United States of America or any agency thereof or obligations guaranteed by the United States of America or any agency thereof;
     (2) investments in demand and time deposit accounts, certificates of deposit and money market deposits maturing within 12 months of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America, any state thereof or any foreign country recognized by the United States of America, and which bank or trust company has capital, surplus and undivided profits aggregating in excess of $50,000,000 (or the foreign currency equivalent thereof) and has outstanding debt which is rated “A” (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act) or any money-market fund sponsored by a registered broker dealer or mutual fund distributor;

     (3) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (1) above entered into with a bank meeting the qualifications described in clause (2) above;
     (4) investments in commercial paper, maturing not more than 90 days after the date of acquisition, issued by a corporation (other than an Affiliate of the Company) organized and in existence under the laws of the United States of America or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of “P-l” (or higher) according to Moody’s Investors Service, Inc. or “A-l” (or higher) according to Standard and Poor’s Ratings Group;
     (5) investments in securities with maturities of 12 months or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least “A” by Standard & Poor’s Ratings Group or “A” by Moody’s Investors Service, Inc.; and
     (6) investments in money market funds that invest substantially all their assets in securities of the types described in clauses (1) through (5) above.
          “TIA” means the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb) as in effect on the date of this Indenture.
          “Tropicana Pennsylvania Entities” means Tropicana Pennsylvania, LLC, LV Rec, Inc. and LV Red, LLC.
          “Trustee” means the party named as such in this Indenture until a successor replaces it and, thereafter, means the successor.
          “Trust Officer” means the Chairman of the Board, the President or any other officer or assistant officer of the Trustee assigned by the Trustee to administer its corporate trust matters.
          “Uniform Commercial Code” means the New York Uniform Commercial Code as in effect from time to time.
          “Unrestricted Party” means:
     (1) any Designated Affiliate, or any Subsidiary of the Company or any Designated Affiliate, in either case that at the time of determination shall be designated an Unrestricted Party by the Board of Directors in the manner provided below; and
     (2) any Subsidiary of an Unrestricted Party.
          The Board of Directors of the Company may designate any Designated Affiliate, or any Subsidiary of the Company or any Designated Affiliate (including any newly acquired or newly formed Subsidiary, but excluding Tropicana Finance), to be an Unrestricted Party unless such Designated Affiliate or any of their respective Subsidiaries owns any Capital Stock or Indebtedness of, or holds any Lien on any property of, (x) the Company, (y) any Affiliated Guarantor or (z) any Subsidiary of the Company or any Affiliated Guarantor (other than a Subsidiary of the Designated Affiliate or Subsidiary, as the case may be, that is being designated as an Unrestricted Party); provided, however, that either (A) such Designated Affiliate or Subsidiary to be so designated has total assets of $1,000 or less or (B) if such Designated Affiliate or Subsidiary has assets greater than $1,000, such designation would be permitted under Section 4.04. The Board of Directors of the Company may designate any Unrestricted Party to be a Restricted Subsidiary; provided, however, that immediately after giving effect to such designation (A) the Company could Incur $1.00 of additional Indebtedness under Section 4.03(a) and (B) no Default shall have occurred and be continuing. Upon any redesignation of any Designated Affiliate as a Restricted Party (following a prior designation as an Unrestricted Party), such Designated Affiliate shall execute an Affiliated Guaranty and be reestablished as an Affiliated Guarantor. Any such designation by the Board of Directors of the Company shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the resolution of the Board of Directors of the Company giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the foregoing provisions.
          “U.S. Government Obligations” means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable at the issuer’s option.
          “Voting Stock” of a Person means all classes of Capital Stock of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.
          “Wholly Owned Subsidiary” means a Restricted Subsidiary of the Company all the Capital Stock of which (other than directors’ qualifying shares) is owned by the Company or one or more other Wholly Owned Subsidiaries.

          SECTION 1.02. Other Definitions.

	Defined
	in
Term	Section
“Affiliated Guarantor Sale Contribution”	4.06	(a)
“Affiliated Guarantor Stock Sale”	4.06	(a)
“Affiliate Transaction”	4.07	(a)
“Bankruptcy Law”	6.01
“Blockage Notice”	10.03
“Change of Control Offer”	4.10	(b)
“covenant defeasance option”	8.01	(b)
“Custodian”	6.01
“Escrow Funds”	3.10	(a)
“Event of Default”	6.01
“Guaranteed Obligations”	11.01
“legal defeasance option”	8.01	(b)
“Offer”	4.06	(b)
“Offer Amount”	4.06	(c)(2)
“Offer Period”	4.06	(c)(2)
“Paying Agent”	2.03
“Payment Blockage Period”	10.03
“Payment Default”	10.03
“Purchase Date”	4.06	(c)(1)
“Registrar”	2.03
“Successor Company”	5.01	(a)(1)
“Successor Finance Issuer”	5 01	(b)(1)
          SECTION 1.03. Incorporation by Reference of Trust Indenture Act. This Indenture is subject to the mandatory provisions of the TIA which are incorporated by reference in and made a part of this Indenture. The following TIA terms have the following meanings:
          “Commission” means the SEC;
          “indenture securities” means the Securities and the Notes Guaranties;
          “indenture security holder” means a Securityholder;
          “indenture to be qualified” means this Indenture;
          “indenture trustee” or “institutional trustee” means the Trustee; and
          “obligor” on the indenture securities means the Issuers, each Notes Guarantor and any other obligor on the indenture securities.

          All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule have the meanings assigned to them by such definitions.
          SECTION 1.04. Rules of Construction. Unless the context otherwise requires:
     (1) a term has the meaning assigned to it;
     (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;
     (3) “or” is not exclusive;
     (4) “including” means including without limitation;
     (5) words in the singular include the plural and words in the plural include the singular;
     (6) unsecured Indebtedness shall not be deemed to be subordinate or junior to secured Indebtedness merely by virtue of its nature as unsecured Indebtedness;
     (7) secured Indebtedness shall not be deemed to be subordinate or junior to any other secured Indebtedness merely because it has a junior priority with respect to the same collateral;
     (8) the principal amount of any noninterest bearing or other discount security at any date shall be the principal amount thereof that would be shown on a balance sheet of the issuer dated such date prepared in accordance with GAAP;
     (9) the principal amount of any Preferred Stock shall be (A) the maximum liquidation value of such Preferred Stock or (B) the maximum mandatory redemption or mandatory repurchase price with respect to such Preferred Stock, whichever is greater; and
     (10) all references to the date the Securities were originally issued shall refer to the Issue Date.
ARTICLE 2
The Securities
          SECTION 2.01. Form and Dating. Provisions relating to the Initial Securities, the Private Exchange Securities and the Exchange Securities are set forth in the Rule 144A/Regulation S/IAI Appendix attached hereto (the “Appendix”) which is hereby incorporated in, and expressly made part of, this Indenture. The Initial Securities and the Trustee’s certificate of authentication shall be substantially in the form of

Exhibit 1 to the Appendix which is hereby incorporated in, and expressly made a part of, this Indenture. The Exchange Securities, the Private Exchange Securities and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit A, which is hereby incorporated in and expressly made a part of this Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Issuers are subject, if any, or depositary procedure or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Issuers). Each Security shall be dated the date of its authentication. The terms of the Securities set forth in the Appendix and Exhibit A are part of the terms of this Indenture.
          SECTION 2.02. Execution and Authentication. Two Officers of each Issuer, or an Officer of such Issuer and an Assistant Secretary of such Issuer, shall sign the Securities for such Issuer by manual or facsimile signature. Each Issuer’s seal shall be impressed, affixed, imprinted or reproduced on the Securities and may be in facsimile form.
          If an Officer or an Assistant Secretary of an Issuer whose signature is on a Security no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless.
          A Security shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Security. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.
          On the Issue Date, the Trustee shall authenticate and deliver $960.0 million of 9 5/8% Senior Subordinated Notes due 2014 and, at any time and from time to time thereafter, the Trustee shall authenticate and deliver Securities for original issue in an aggregate principal amount specified in such order, in each case, upon a written order of the Issuers signed by two Officers of each Issuer or by an Officer of each Issuer and either an Assistant Treasurer or an Assistant Secretary of such Issuer. Such order shall specify the amount of the Securities to be authenticated and the date on which the original issue of Securities is to be authenticated and, in the case of an issuance of Additional Securities pursuant to Section 2.13 after the Issue Date, shall certify that such issuance is in compliance with Section 4.03.
          The Trustee may appoint an authenticating agent reasonably acceptable to the Company to authenticate the Securities. Unless limited by the terms of such appointment, an authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as any Registrar, Paying Agent or agent for service of notices and demands.
          SECTION 2.03. Registrar and Paying Agent. The Issuers shall maintain an office or agency where Securities may be presented for registration of transfer or for exchange (the “Registrar”) and an office or agency where Securities may be presented for payment (the “Paying Agent”). The Registrar shall keep a register of the Securities and of their transfer and exchange. The Issuers may have one or more co-registrars and one or more additional paying agents. The term “Paying Agent” includes any additional paying agent.
          The Issuers shall enter into an appropriate agency agreement with any Registrar, Paying Agent or co-registrar not a party to this Indenture, which shall incorporate the terms of the TIA. The agreement shall implement the provisions of this Indenture that relate to such agent. The Issuers shall notify the Trustee of the name and address of any such agent. If the Issuers fail to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.07. Either Issuer or any Wholly Owned Subsidiary of the Company incorporated or organized within The United States of America may act as Paying Agent, Registrar, co-registrar or transfer agent.
          The Issuers initially appoint the Trustee as Registrar and Paying Agent in connection with the Securities.
          SECTION 2.04. Paying Agent To Hold Money in Trust. Prior to each due date of the principal and interest on any Security, the Issuers shall deposit with the Paying Agent a sum sufficient to pay such principal and interest when so becoming due. The Issuers shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Securityholders or the Trustee all money held by the Paying Agent for the payment of principal of or interest on the Securities and shall notify the Trustee of any default by the Issuers in making any such payment. If an Issuer or a Subsidiary acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Issuers at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by the Paying Agent. Upon complying with this Section, the Paying Agent shall have no further liability for the money delivered to the Trustee.
          SECTION 2.05. Securityholder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Securityholders. If the Trustee is not the Registrar, the Issuers shall furnish to the Trustee, in writing at least five Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Securityholders.
          SECTION 2.06. Transfer and Exchange. The Securities shall be issued in registered form and shall be transferable only upon the surrender of a Security for registration of transfer. When a Security is presented to the Registrar or a co-registrar with a request to register a transfer, the Registrar shall register the transfer as requested if the requirements of this Indenture and Section 8-401(1) of the Uniform Commercial Code are met. When Securities are presented to the Registrar or a co-registrar with a request to exchange them for an equal principal amount of Securities of other denominations, the Registrar shall make the exchange as requested if the same requirements are met.
          SECTION 2.07. Replacement Securities. If a mutilated Security is surrendered to the Registrar or if the Holder of a Security claims that the Security has been lost, destroyed or wrongfully taken, the Issuers shall issue and the Trustee shall authenticate a replacement Security if the requirements of Section 8-405 of the Uniform Commercial Code are met and the Holder satisfies any other reasonable requirements of the Trustee. If required by the Trustee or the Issuers, such Holder shall furnish an indemnity bond sufficient in the judgment of the Issuers and the Trustee to protect the Issuers, the Trustee, the Paying Agent, the Registrar and any co-registrar from any loss which any of them may suffer if a Security is replaced. The Issuers and the Trustee may charge the Holder for their expenses in replacing a Security.
          Every replacement Security is an additional Obligation of the Issuers.
          SECTION 2.08. Outstanding Securities. Securities outstanding at any time are all Securities authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation and those described in this Section as not outstanding. A Security does not cease to be outstanding because an Issuer or an Affiliate of an Issuer holds the Security.
          If a Security is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee and the Issuers receive proof satisfactory to them that the replaced Security is held by a protected purchaser (as defined in Section 8-303 of the Uniform Commercial Code).
          If the Paying Agent segregates and holds in trust, in accordance with this Indenture, on a redemption date or maturity date money sufficient to pay all principal and interest payable on that date with respect to the Securities (or portions thereof) to be redeemed or maturing, as the case may be, and the Paying Agent is not prohibited from paying such money to the Securityholders on that date pursuant to the terms of this Indenture, then on and after that date such Securities (or portions thereof) cease to be outstanding and interest on them ceases to accrue.
          SECTION 2.09. Temporary Securities. Until definitive Securities are ready for delivery, the Issuers may prepare and the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Issuers consider appropriate for temporary Securities. Without unreasonable delay, the Issuers shall prepare and the Trustee shall authenticate definitive Securities and deliver them in exchange for temporary Securities.
          SECTION 2.10. Cancellation. The Issuers at any time may deliver Securities to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel and destroy (subject to the record retention requirements of the Exchange Act) all Securities surrendered for registration of transfer, exchange, payment or cancellation and deliver a certificate of such destruction to the Issuers unless the Issuers direct the Trustee to deliver canceled Securities to the Issuers. The Issuers may not issue new Securities to replace Securities it has redeemed, paid or delivered to the Trustee for cancellation.
          SECTION 2.11. Defaulted Interest. If the Issuers default in a payment of interest on the Securities, the Issuers shall pay defaulted interest (plus interest on such defaulted interest to the extent lawful) in any lawful manner, in each case, at the rate provided in the Securities. The Issuers may pay the defaulted interest to the persons who are Securityholders on a subsequent special record date. The Issuers shall fix or cause to be fixed any such special record date and payment date to the reasonable satisfaction of the Trustee and shall promptly mail to each Securityholder a notice that states the special record date, the payment date and the amount of defaulted interest to be paid.
          SECTION 2.12. CUSIP Numbers, ISINs, etc. The Issuers in issuing the Securities may use “CUSIP” numbers, ISINs and “Common Code” numbers (in each case if then generally in use) and, if so, the Trustee shall use “CUSIP” numbers, ISINs and “Common Code” numbers in notices of redemption as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers. The Issuers shall advise the Trustee in writing of any change in any “CUSIP” numbers, ISINs or “Common Code” numbers applicable to the Securities.
          SECTION 2.13 Issuance of Additional Securities. After the Issue Date, the Issuers shall be entitled, subject to their compliance with Section 4.03, to issue Additional Securities under this Indenture, which Securities shall have identical terms as the Initial Securities issued on the Issue Date, other than with respect to the date of issuance and issue price. All the Securities issued under this Indenture shall be treated as a single class for all purposes of this Indenture including waivers, amendments, redemptions and offers to purchase.
          With respect to any Additional Securities, the Issuers shall set forth in a resolution of the Board of Directors of each Issuer and an Officers’ Certificate of such Issuer, a copy of each which shall be delivered to the Trustee, the following information:
     (1) the aggregate principal amount of such Additional Securities to be authenticated and delivered pursuant to this Indenture and the provision of Section 4.03 that such Issuer is relying on to issue such Additional Securities;
     (2) the issue price, the issue date and the CUSIP number of such Additional Securities; provided, however, that no Additional Securities may be issued at a price that would cause such Additional Securities to have “original issue discount” within the meaning of Section 1273 of the Code; and
     (3) whether such Additional Securities shall be Initial Securities or shall be issued in the form of Exchange Securities as set forth in Exhibit A.
ARTICLE 3
Redemption
          SECTION 3.01. Redemption. The Securities may be redeemed, in whole, or from time to time in part, subject to the conditions and at the redemption prices set forth in paragraph 5 of the Securities, which are hereby incorporated by reference and made a part of this Indenture, together with accrued and unpaid interest and additional interest, if any, to the redemption date. The Securities may also be redeemed as provided for in Section 3.09 and paragraph 6 of the Securities. In addition, the Securities are subject to mandatory redemption as provided in Section 3.10 hereof and paragraph 7 of the Securities.
          SECTION 3.02. Applicability of Article. Redemption of Securities at the election of the Issuers or otherwise, as permitted or required by the Securities or any provision of this Indenture, shall be made in accordance with the Securities, such provision and this Article.
          SECTION 3.03. Notices to Trustee. If the Issuers elect to redeem Securities pursuant to the optional redemption provisions of paragraph 5 of the Securities, they shall notify the Trustee in writing of (i) the Section of this Indenture pursuant to which the redemption shall occur, (ii) the redemption date, (iii) the principal amount of Securities to be redeemed and (iv) the redemption price. The Issuers shall give notice to the Trustee as provided in this paragraph at least 45 days before a redemption date if the redemption is pursuant to paragraph 5 of the Securities, unless a shorter period is acceptable to the Trustee. Such notice shall be accompanied by an Officers’ Certificate and Opinion of Counsel from the Issuers to the effect that such redemption will comply with the conditions herein.
          SECTION 3.04. Selection of Securities to Be Redeemed. If fewer than all the Securities are to be redeemed (other than pursuant to Section 3.09), the Trustee shall select the Securities to be redeemed pro rata to the extent practicable. The Trustee shall make the selection from outstanding Securities not previously called for redemption. The Trustee may select for redemption portions of the principal of Securities that have denominations larger than $2,000. Securities and portions of them the Trustee selects shall be in principal amounts of $2,000 or a whole multiple of $1,000 in excess of $2,000. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption. The Trustee shall notify the Issuers promptly of the Securities or portions of Securities to be redeemed.

          SECTION 3.05. Notice of Optional Redemption. At least 30 days but not more than 60 days before a date for redemption of Securities pursuant to paragraph 5 of the Securities, the Issuers shall mail a notice of redemption by first-class mail to each Holder of Securities to be redeemed at such Holder’s registered address.
          The notice shall identify the Securities to be redeemed and shall state:
     (1) the redemption date;
     (2) the redemption price;
     (3) the name and address of the Paying Agent;
     (4) that Securities called for redemption must be surrendered to the Paying Agent to collect the redemption price;
     (5) if fewer than all the outstanding Securities are to be redeemed, the principal amount of Securities to be redeemed;
     (6) that, unless the Issuers defaults in making such redemption payment or the Paying Agent is prohibited from making such payment pursuant to the terms of this Indenture, interest on the Securities (or portion thereof) called for redemption will cease to accrue on and after the redemption date;
     (7) the paragraph of the Securities pursuant to which the Securities called for redemption are being redeemed;
     (8) the “CUSIP” number, ISIN or “Common Code” number, if any, printed on the Securities being redeemed; and
     (9) that no representation is made as to the correctness or accuracy of the “CUSIP” number, ISIN, or “Common Code” number, if any, listed in such notice or printed on the Securities.
          At the Issuers’ request, the Trustee shall give the notice of redemption in the Issuers’ name and at the Issuers’ expense. In such event, the Issuers shall provide the Trustee with the information required by this Section.
          SECTION 3.06. Effect of Notice of Redemption. Once notice of redemption is mailed, Securities called for redemption become due and payable on the redemption date and at the redemption price stated in the notice. Upon surrender to the Paying Agent, such Securities shall be paid at the redemption price stated in the notice, plus (subject to Section 3.09) accrued interest to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the related interest payment date), and such Securities shall be canceled by the Trustee. Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.

          SECTION 3.07. Deposit of Redemption Price. Prior to the redemption date, the Issuers shall deposit with the Paying Agent (or, if an Issuer or a Subsidiary of the Company is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the redemption price of and accrued interest on all Securities to be redeemed on that date other than Securities or portions of Securities called for redemption which have been delivered by the Issuers to the Trustee for cancellation.
          SECTION 3.08. Securities Redeemed in Part. Upon surrender of a Security that is redeemed in part, the Issuers shall execute and the Trustee shall authenticate for the Holder (at the Issuers’ expense) a new Security equal in principal amount to the unredeemed portion of the Security surrendered.
          SECTION 3.09. Gaming Redemption.
          (a) Notwithstanding the other provisions of this Article 3, if, at any time, any Gaming Authority requires that a Holder or beneficial owner of Securities must be licensed or obtain interim casino authorization or be found qualified or suitable under any Gaming Laws applicable to the Company or any Affiliated Guarantor and such Holder or beneficial owner:
     (i) fails to apply for a license, authorization, qualification or finding of suitability within 30 days (or such shorter period as may be required by the applicable Gaming Authority) after being requested to do so by the Gaming Authority, or
     (ii) is denied such license, authorization or qualification or is not found suitable, subject to applicable Gaming Laws the Issuers shall have the right, at their option:
     (1) to require such Holder or beneficial owner to dispose of its Securities within 30 days (or such earlier date as may be required by the applicable Gaming Authority) of receipt of such notice or finding by such Gaming Authority, or
     (2) to call for the redemption of the Securities held by such Holder or beneficial owner at a redemption price equal to the least of:
     (A) the principal amount thereof, together with accrued interest to the earlier of the date of redemption or the date of the denial of license, authorization or qualification or of the finding of unsuitability by such Gaming Authority;
     (B) the price at which such Holder or beneficial owner acquired the Securities, together with accrued interest to the earlier of the date of redemption or the date of the denial of license, authorization or qualification or of the finding of unsuitability by such Gaming Authority and

     (C) such other lesser amount as may be required by any Gaming Authority.
          (b) Immediately upon a determination by a Gaming Authority that a Holder or beneficial owner of Securities will not be licensed, authorized, qualified or found suitable or is denied a license, qualification or finding of suitability, the Holder or beneficial owner thereof will not have any further rights with respect to the Securities to (x) exercise, directly or indirectly, through any Person, any right conferred by the Securities or (y) receive any interest or any other distribution or payment with respect to the Securities, except the redemption price with respect to the Securities as described above.
          (c) The Issuers shall notify the Trustee in writing of any such redemption as soon as practicable. The Holder or beneficial owner applying for any such license, authorization, qualification or finding of suitability shall pay all costs and fees, including filing fees, investigatory fees, administrative fees and attorney fees, of the application for such license, authorization, qualification or finding of suitability.
          (d) Any redemption notice given by the Issuers under this Section 3.09 shall be provided to the applicable Holder within the time periods specified in Section 3.05 (and shall be provided to the Trustee at the same time provided to the applicable Holder) and shall state (1) that the applicable Securities are being called for redemption pursuant to this Section 3.09, (2) whether accrued interest is payable to the Holder thereof as provided by the applicable Gaming Authority and, if so, the information required by clause (6) of Section 3.05 and (3) the information required by clauses (1), (2), (3), (4), (7), (8) and (9) of Section 3.05.
          SECTION 3.10. Escrow of Proceeds; Special Mandatory Redemption.
          (a) The Issuers shall deposit with the Escrow Agent the gross proceeds from the sale of the Initial Securities plus an amount in cash such that the escrowed funds are in an amount sufficient to redeem, on the latest possible redemption date pursuant to the procedures set forth in the Escrow Agreement, in cash the Securities at a redemption price equal to 100.00% of the aggregate principal amount of the Securities, plus accrued and unpaid interest on the Securities to such redemption date (the “Escrow Funds”).
          (b) The Securities shall be subject to a special mandatory redemption in the event the conditions to the release of the Escrow Funds, in accordance with the Escrow Agreement, are not met on or prior to February 26, 2007 or the Aztar Merger Agreement is terminated at any time prior thereto. If such an event, the Issuers shall cause the notice of special mandatory redemption to be mailed to each Holder no later than the third Business Day following February 26, 2007 or following the date the Aztar Merger Agreement is terminated, as applicable, and the Securities shall be redeemed with the Escrow Funds five Business Days following the date of such notice of redemption.

          (c) Failure to redeem the Securities when required pursuant to the Section 3.09(b) will constitute an Event of Default with respect to the Securities.
ARTICLE 4
Covenants
          SECTION 4.01. Payment of Securities. The Issuers shall promptly pay the principal of and interest on the Securities on the dates and in the manner provided in the Securities and in this Indenture. Principal and interest shall be considered paid on the date due if on such date the Trustee or the Paying Agent holds in accordance with this Indenture money sufficient to pay all principal and interest then due and the Trustee or the Paying Agent, as the case may be, is not prohibited from paying such money to the Securityholders on that date pursuant to the terms of this Indenture.
          The Issuers shall pay interest on overdue principal at the rate specified therefor in the Securities, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.
          SECTION 4.02. SEC Reports. Whether or not the Company is subject to the reporting requirements of Section 13 or I5(d) of the Exchange Act, so long as any Securities are outstanding, the Company will file with the SEC, subject to the next sentence and the final sentence of this paragraph, and provide the Trustee and Securityholders with such annual and other reports as are specified in Sections 13 and 15(d) of the Exchange Act and applicable to a U.S. corporation subject to such Sections, such reports to be so filed at the times specified for the filings of such reports under such Sections (and made available to the Trustee within 15 days of such times) and containing all the information, audit reports and exhibits required for such reports. If, at any time, the Company is not subject to the periodic reporting requirements of the Exchange Act for any reason, the Company will nevertheless continue to file the reports specified in the preceding sentence with the SEC within the time periods required unless the SEC will not accept such filings. The Company agrees that it will not take any action for the purpose of causing the SEC not to accept such filings. If, notwithstanding the foregoing, the SEC will not accept such filings for any reason, the Company will post the reports specified in the preceding sentence on its website within the time periods that would apply if the Company were required to file those reports with the SEC. Notwithstanding the foregoing, the Company may satisfy such requirements prior to the effectiveness of the Exchange Offer Registration Statement or the Shelf Registration Statement (each as defined in the Registration Rights Agreement with respect to the Initial Securities) by filing with the SEC the Exchange Offer Registration Statement or Shelf Registration Statement, including amendments thereto, to the extent that any such registration statement complies with the applicable form requirements of such registration statement and includes all financial information that satisfies the requirements of Regulation S-X of the Securities Act, and by making available to the Trustee and Securityholders such registration statement (and any amendments thereto) promptly following the filing thereof.

          The reports described in the immediately preceding paragraph shall include, for any period during which any Affiliated Guarantor has provided a Notes Guaranty, the financial statements (or, if permitted, consolidating footnote disclosure) of each such Affiliated Guarantor as required pursuant to Section 3-10 of Regulation S-X under the Securities Act, and include a discussion of such financial statements in a separate “Management’s Discussion and Analysis of Financial Condition and Results of Operations” for each such Affiliated Guarantor. If, for any reason, the SEC will not permit such information of any Affiliated Guarantor to be included in the reports filed by the Company, then the Company will cause each Affiliated Guarantor to file separate reports in accordance with the requirements of this Section 4.02, and will post the reports of the Company and the Affiliated Guarantors in one location on its website.
          With respect to any fiscal period for which any Affiliated Guarantor has provided a Notes Guaranty and is a Restricted Party, or for which any of the Company’s or any Affiliated Guarantor’s Subsidiaries are Unrestricted Parties, the Company will make public disclosure by press release or pursuant to a filing with the SEC that contains a reasonably detailed presentation of the combined financial condition and results of operations of the Company, the Affiliated Guarantors and their respective Restricted Subsidiaries (and that excludes the financial condition and results of operations of any Unrestricted Parties of the Company and the Affiliated Guarantors). The public disclosure required by the terms of this paragraph shall be made by the Company no later than the date by which the Company is required to file reports with the SEC pursuant to the first paragraph of this Section 4.02.
          In addition, the Company shall furnish to the Holders of the Securities and to prospective investors, upon the request of any of them, any information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act so long as the Securities are not freely transferable under the Securities Act. The Company also shall comply with the other provisions of TIA § 314(a).
          SECTION 4.03. Limitation on Indebtedness. (a) Neither the Company nor any Affiliated Guarantor shall, or shall permit any of their respective Restricted Subsidiaries to, Incur, directly or indirectly, any Indebtedness; provided, however, that the Company and the Restricted Parties shall be entitled to Incur Indebtedness if, on the date of such Incurrence and after giving effect thereto on a pro forma basis, the Consolidated Coverage Ratio exceeds 2.0 to 1.0.
          (b) Notwithstanding the foregoing paragraph (a), the Company and the Restricted Parties shall be entitled to Incur any or all of the following Indebtedness:
     (1) Indebtedness Incurred by the Company and the Notes Guarantors pursuant to the Credit Agreement in an aggregate principal amount at any one time outstanding not to exceed the greater of (A) $1,710.0 million less the sum of all principal payments with respect to such Indebtedness pursuant to Section 4.06(a)(3)(A) and (B) 2.0 times the aggregate amount of EBITDA for the period of the most recent four consecutive fiscal quarters ending at least 45 days prior to the date on which such Indebtedness is Incurred;

     (2) Indebtedness owed to and held by the Company, an Affiliated Guarantor or a Restricted Subsidiary; provided, however, that (A) any subsequent issuance or transfer of any Capital Stock which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of such Indebtedness (other than to the Company, an Affiliated Guarantor or a Restricted Subsidiary) shall be deemed, in each case, to constitute the Incurrence of such Indebtedness by the obligor thereon, (B) if the Company is the obligor on such Indebtedness, such Indebtedness is expressly subordinated to the prior payment in full in cash of all obligations with respect to the Securities and (C) if a Notes Guarantor is the obligor on such Indebtedness, such Indebtedness is expressly subordinated to the prior payment in full in cash of all obligations of such Notes Guarantor with respect to its Notes Guaranty;
     (3) the Securities (other than any Additional Securities) and the Exchange Securities;
     (4) Indebtedness of the Restricted Parties (other than the Issuers) outstanding on the Aztar Acquisition Date (other than Indebtedness described in clause (2) or (3) of this Section 4.03(b));
     (5) Indebtedness of a Restricted Subsidiary Incurred and outstanding on or prior to the date on which such Subsidiary was acquired by the Company (excluding the acquisition by the Company of Restricted Parties in connection with the Aztar Acquisition or the Corporate Reorganization, in each case as described in the Offering Circular) or an Affiliated Guarantor (other than Indebtedness Incurred in connection with, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Subsidiary became a Subsidiary or was acquired by the Company); provided, however, that on the date of such acquisition and after giving pro forma effect thereto, the Company would have been entitled to Incur at least $1.00 of additional Indebtedness pursuant to Section 4.03(a);
     (6) Refinancing Indebtedness in respect of Indebtedness Incurred pursuant to Section 4.03(a) or pursuant to clause (3), (4) or (5) of this Section 4.03(b) or this clause (6);
     (7) Hedging Obligations incurred in the ordinary course of business designed to manage interest rates or interest rate risk or to protect against fluctuations in currency exchange rates, and not for the purpose of speculation; provided, however, that in the case of Hedging Obligations relating to interest rates, (A) such Hedging Obligations relate to payment obligations in respect of Indebtedness otherwise permitted to be Incurred pursuant to this Indenture and (B) the notional principal amount of such Hedging Obligations at the time Incurred does not exceed the principal amount of the Indebtedness to which such Hedging Obligations relate;

     (8) Obligations in respect of workers’ compensation claims, self-insurance obligations, property, casualty or liability insurance obligations, take-or-pay obligations in supply arrangements, bankers’ acceptances, performance, completion, bid and surety bonds or guarantees and similar types of obligations, in each case Incurred in the ordinary course of business;
     (9) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business, or arising from netting services, overdraft protection or other cash management services obtained in the ordinary course of business; provided, however, that such Indebtedness is extinguished within five Business Days of its Incurrence;
     (10) the Guarantee by the Company or any Restricted Party of Indebtedness of the Company or a Restricted Party that was permitted to be Incurred pursuant to another clause of this Section 4.03(b); provided, however, that if the Indebtedness being Guaranteed is contractually subordinated to the Securities or a Notes Guaranty, then the Guarantee Incurred pursuant to this clause (10) shall be contractually subordinated to the same extent as the Indebtedness being Guaranteed;
     (11) Purchase Money Indebtedness, and Refinancing Indebtedness Incurred to Refinance such Indebtedness, in an aggregate principal amount which, when added together with the amount of Indebtedness Incurred pursuant to this clause (11) and then outstanding, does not exceed $30.0 million; and
     (12) Indebtedness in an aggregate principal amount which, when taken together with all other Indebtedness outstanding on the date of such Incurrence (other than Indebtedness permitted by clauses (1) through (11) above or paragraph (a)) does not exceed $50.0 million.
          (c) Notwithstanding the foregoing, neither the Company nor any Notes Guarantor will Incur any Indebtedness pursuant to the foregoing paragraph (b) if the proceeds thereof are used, directly or indirectly, to Refinance any Subordinated Obligations of the Company or any Notes Guarantor unless such Indebtedness shall be subordinated to the Securities or the applicable Notes Guaranty to at least the same extent as such Subordinated Obligations.
          (d) For purposes of determining compliance with this Section 4.03, (1) any Indebtedness outstanding under the Credit Agreement on the Aztar Acquisition Date will be treated as Incurred under clause (1) of paragraph (b) above, (2) in the event that an item of Indebtedness (or any portion thereof) meets the criteria of more than one of the types of Indebtedness described above, the Company, in its sole discretion, will classify such item of Indebtedness (or any portion thereof) at the time of Incurrence and will only be required to include the amount and type of such Indebtedness in one of the above clauses, (3) the Company will be entitled to divide and classify an item of Indebtedness in more than one of the types of Indebtedness described above and

(4) following the date of its Incurrence, any Indebtedness originally classified as Incurred pursuant to one of the clauses in paragraph (b) above (other than pursuant to clause (1) of paragraph (b) above) may later be reclassified by the Company such that it will be deemed as having been Incurred pursuant to paragraph (a) above or another clause in paragraph (b) above, as applicable, to the extent that such reclassified Indebtedness could be Incurred pursuant to such paragraph or clause at the time of such reclassification.
          (e) Notwithstanding paragraphs (a) and (b) above, neither the Company nor any Notes Guarantor will Incur (1) any Indebtedness if such Indebtedness is subordinate or junior in ranking in any respect to any Senior Indebtedness of such Person, unless such Indebtedness is Senior Subordinated Indebtedness or is expressly subordinated in right of payment to Senior Subordinated Indebtedness of such Person or (2) any Secured Indebtedness that is not Senior Indebtedness of such Person unless contemporaneously therewith the Company such Person makes effective provision to secure the Securities or applicable Notes Guaranty equally and ratably with such Secured Indebtedness for so long as such Secured Indebtedness is secured by a Lien.
          SECTION 4.04. Limitation on Restricted Payments. (a) Neither the Company nor any Affiliated Guarantor will, or will permit any of their respective Restricted Subsidiaries, directly or indirectly, to make a Restricted Payment if at the time the Company, such Affiliated Guarantor or such Restricted Subsidiary makes such Restricted Payment:
     (1) a Default shall have occurred and be continuing (or would result therefrom);
     (2) the Company is not able to Incur an additional $1.00 of Indebtedness under Section 4.03(a); or
     (3) the aggregate amount of such proposed Restricted Payment and all other Restricted Payments since the Issue Date would exceed the sum of (without duplication):
     (A) 50% of the Consolidated Net Income accrued during the period (treated as one accounting period) from the beginning of the fiscal quarter immediately following the fiscal quarter during which the Aztar Acquisition Date occurs to the end of the most recent fiscal quarter ending at least 45 days prior to the date of such Restricted Payment (or, in case such Consolidated Net Income shall be a deficit, minus 100% of such deficit); plus
     (B) 100% of the aggregate Net Cash Proceeds or Fair Market Value of any assets to be used in the business of the Company and the Restricted Parties (other than cash and securities) received by the Company either (x) from the issuance or sale of its Qualified Capital Stock subsequent to the Aztar Acquisition Date or (y) as a contribution in respect of the Qualified Capital Stock of the Company by its shareholders subsequent to the Aztar Acquisition Date (other than in respect of any Affiliated Guarantor Sale Contribution); provided, however, that, for the avoidance of doubt, the amount calculated pursuant to this clause (B) shall not include any amounts received or deemed to have been received in respect of the issuance of Qualified Capital Stock or any contribution in respect of Qualified Capital Stock in connection with the Acquisitions or the Corporate Reorganization; plus
     (C) the amount by which Indebtedness of the Company is reduced on the Company’s balance sheet upon the conversion or exchange subsequent to the Aztar Acquisition Date of any Indebtedness of the Company convertible or exchangeable for Qualified Capital Stock of the Company (less the amount of any cash, or the Fair Market Value of any other property, distributed by the Company upon such conversion or exchange); provided, however, that the foregoing amount shall not exceed the Net Cash Proceeds received by the Company or any of its Restricted Subsidiaries from the sale of such Indebtedness (excluding Net Cash Proceeds from sales to a Subsidiary of the Company or to any Affiliated Guarantor or any of its Subsidiaries or to an employee stock ownership plan or a trust established by the Company or any of its Subsidiaries or any Affiliated Guarantor or any of its Subsidiaries for the benefit of their employees); plus
     (D) to the extent not already included in Consolidated Net Income, an amount equal to the sum of (x) the aggregate amount returned in cash and the Fair Market Value of any asset (other than cash and securities) received with respect to Investments (other than Permitted Investments) made by the Company or any Restricted Party in any Person resulting from repurchases, repayments or redemptions of such Investments by such Person, proceeds realized on the sale of such Investment and proceeds representing the return of capital in respect of such Investments, whether through interest payments, principal payments, dividends and other distributions, in each case received by the Company or any Restricted Party, and (y) in the case of the redesignation of an Unrestricted Party as a Restricted Party, the Specified Percentage of the Fair Market Value of the net assets of such Unrestricted Party at the time such Unrestricted Party is designated a Restricted Party.
          (b) The provisions of Section 4.04(a) shall not prohibit:
     (1) any Restricted Payment made out of the Net Cash Proceeds of the substantially concurrent sale of, or made by exchange for, Qualified Capital Stock of the Company (other than Qualified Capital Stock that would be excluded pursuant to Section 4.04(a)(3)(B)) or made out of a substantially concurrent cash contribution received by the Company from its shareholders in respect of Qualified Capital Stock (other than in respect of any Affiliated Guarantor Sale Contribution); provided, however, that (A) such Restricted Payment shall be excluded in the calculation of the amount of Restricted Payments and (B) the Net Cash Proceeds from such sale or such cash capital contribution (to the extent so used for such Restricted Payment) shall be excluded from the calculation of amounts under
Section 4.04(a)(3)(B);
     (2) any purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of Subordinated Obligations of the Company or a Notes Guarantor made by exchange for, or out of the proceeds of the substantially concurrent Incurrence of, Indebtedness of such Person which is permitted to be Incurred pursuant to Section 4.03; provided, however, that such purchase, repurchase, redemption, defeasance or other acquisition or retirement for value shall be excluded in the calculation of the amount of Restricted Payments;
     (3) any purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of Capital Stock or Subordinated Obligations of the Company or any Restricted Party (other than from the Company or any of its Affiliates, including any Permitted Holder) to the extent required by any Gaming Authority having jurisdiction over the Company or any Restricted Party in order to avoid the suspension, revocation or denial of a gaming license by any Gaming Authority, or as required pursuant to Section 3.09; provided, however, that such purchase, repurchase, redemption, defeasance or other acquisition or retirement for value shall be included in the calculation of the amount of Restricted Payments;
     (4) dividends paid within 60 days after the date of declaration thereof if at such date of declaration such dividend would have complied with this Section 4.04; provided, however, that at the time of payment of such dividend, no other Default shall have occurred and be continuing (or result therefrom); provided further, however, that such dividend shall be included in the calculation of the amount of Restricted Payments;
     (5) so long as no Default has occurred and is continuing, the purchase, redemption or other acquisition of shares of Capital Stock of the Company or any Affiliated Guarantor or any of their respective Subsidiaries from employees, former employees, directors or former directors of the Company or any Affiliated Guarantor or any of their respective Subsidiaries (or permitted transferees of such employees, former employees, directors or former directors), pursuant to the terms of the agreements (including employment agreements) or plans (or amendments thereto) approved by the Board of Directors of the Company or the applicable Affiliated Guarantor under which such individuals purchase or sell or are granted the option to purchase or sell, shares of such Capital Stock; provided, however, that the aggregate amount of such Restricted Payments (excluding amounts representing cancellation of Indebtedness) shall not exceed $2.0 million in any calendar year; provided further, however, that such purchases, redemptions and acquisitions shall be excluded in the calculation of the amount of Restricted Payments;

     (6) the declaration and payments of dividends on Disqualified Stock issued pursuant to Section 4.03; provided, however, that, at the time of payment of such dividend, no Default shall have occurred and be continuing (or result therefrom); provided further, however, that such dividends shall be excluded in the calculation of the amount of Restricted Payments;
     (7) repurchases of Capital Stock deemed to occur upon exercise of stock options or warrants if such Capital Stock represents a portion of the exercise price of such options or warrants; provided, however, that such Restricted Payments shall be excluded in the calculation of the amount of Restricted Payments;
     (8) cash payments in lieu of the issuance of fractional shares in connection with the exercise of warrants, options or other securities convertible into or exchangeable for Capital Stock of the Company; provided, however, that any such cash payment shall not be for the purpose of evading the limitation of the covenant described under this subheading (as determined in good faith by the Board of Directors of the Company); provided further, however, that such payments shall be excluded in the calculation of the amount of Restricted Payments;
     (9) in the event of a Change of Control, and if no Default shall have occurred and be continuing, the payment, purchase, redemption, defeasance or other acquisition or retirement of Subordinated Obligations of the Company or any Subsidiary Guarantor, in each case, at a purchase price not greater than 101 % of the principal amount of such Subordinated Obligations, plus any accrued and unpaid interest thereon; provided, however, that prior to such payment, purchase, redemption, defeasance or other acquisition or retirement, the Company (or a third party to the extent permitted by this Indenture) has made a Change of Control Offer with respect to the Securities as a result of such Change of Control and has repurchased all Securities validly tendered and not withdrawn in connection with such Change of Control Offer; provided further, however, that such payment, purchase, redemption, defeasance or other acquisition shall be excluded in the calculation of the amount of Restricted Payments;
     (10) payments of intercompany subordinated Indebtedness, the Incurrence of which was permitted under Section 4.03(b)(3); provided, however, that no Default has occurred and is continuing or would otherwise result therefrom; provided further, however, that such payments shall be excluded in the calculation of the amount of Restricted Payments;
     (11) the declaration and payment of dividends and distributions by the Company or any Affiliated Guarantor in an amount necessary to make Permitted Tax Distributions; provided, however, that such dividends and distributions shall be excluded in the calculation of the amount of Restricted Payments;

     (12) the declaration and payment of dividends and distributions, or the making of loans, to any Company Parent in an amount necessary to pay (x) franchise taxes and other fees, taxes and expenses required to maintain its corporate existence and (y) out-of-pocket legal, accounting and other general corporate overhead costs actually incurred by such Company Parent (including in the form of required payments to Columbia Sussex Corporation under the Service Agreements) to the extent such costs are determined in good faith by the Board of Directors of the Company or the applicable Affiliated Guarantor to be attributable or allocable to the ownership of the Company and the Affiliated Guarantors; provided, however, that the aggregate amount of Restricted Payments permitted to be made pursuant to this clause (12) shall not exceed $250,000 in any one fiscal year; provided further, however, that such payments shall be excluded in the calculation of the amount of Restricted Payments;
     (13) any transactions or payments executed, or activities undertaken, under the terms of the Service Agreements, provided, however, that such payments shall be excluded in the calculation of the amount of Restricted Payments;
     (14) the payment of distributions by Greenville Riverboat to the minority holders of its Capital Stock to the extent required by the terms of its operating agreement as in effect on the Issue Date; provided, however, that such distributions shall not be made to any Affiliate of the Company; provided further, however, that such distributions shall be excluded in the calculation of the amount of Restricted Payments;
     (15) the making of Restricted Payments to the holders of Capital Stock of Aztar Corporation pursuant to the terms of the Aztar Merger Agreement; provided, however, that such Restricted Payments shall be excluded in the calculation of the amount of Restricted Payments;
     (16) the distribution of the Capital Stock of the Tropicana Pennsylvania Entities and Aztar Missouri Riverboat Gaming Company, L.L.C. to Wimar Tahoe Corporation immediately following the consummation of the Aztar Acquisition as described in the Offering Circular; provided, however, that such distributions shall be excluded in the calculation of the amount of Restricted Payments; and
     (17) any other Restricted Payments in an amount which, when taken together with all Restricted Payments made pursuant to this clause (17), does not exceed $40.0 million; provided, however, that (A) at the time of each such Restricted Payment, no Default shall have occurred and be continuing (or result therefrom) and (B) such Restricted Payment shall be excluded in the calculation of the amount of Restricted Payments.
          SECTION 4.05. Limitation on Restrictions on Distributions from Restricted Subsidiaries. Neither the Company nor any Affiliated Guarantor will, or will permit any of their respective Restricted Subsidiaries to, create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Party to (a) pay dividends or make any other distributions on its Capital Stock to the Company or a Restricted Party or pay any Indebtedness owed to the Company, (b) make any loans or advances to the Company or (c) transfer any of its property or assets to the Company, except:
     (1) with respect to clauses (a), (b) and (c),
     (A) any encumbrance or restriction pursuant to (x) an agreement in effect at or entered into on the Issue Date and (y) the Credit Agreement as in effect or entered into on the Aztar Acquisition Date;
     (B) any encumbrance or restriction with respect to a Restricted Party pursuant to an agreement relating to any Indebtedness Incurred by such Restricted Party on or prior to the date on which such Restricted Party was acquired by the Company or an Affiliated Guarantor (as applicable) (other than Indebtedness Incurred as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Restricted Party became a Restricted Party or was acquired by the Company or an Affiliated Guarantor (as applicable)) and outstanding on such date;
     (C) any encumbrance or restriction pursuant to an agreement effecting a Refinancing of Indebtedness Incurred pursuant to an agreement referred to in Section 4.05(1)(A) or (B) or this clause (C) or contained in any amendment to, or replacement of, an agreement referred to in Section 4.05(1)(A) or (B) or this clause (C); provided, however, that the encumbrances and restrictions with respect to such Restricted Party contained in any such refinancing agreement or amendment or replacement agreement are no less favorable to the Securityholders than encumbrances and restrictions with respect to such Restricted Party contained in such predecessor agreements;
     (D) any encumbrance or restriction (x) with respect to a Restricted Subsidiary, imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all the Capital Stock of such Restricted Subsidiary or (y) with respect to a Restricted Party, imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all the assets of such Restricted Party, in any such case pending the closing of such sale or disposition;
     (E) any encumbrance or restriction imposed pursuant to applicable law, rule, regulation or order, including by any Gaming Authority; and

     (F) restrictions on cash or other deposits or net worth imposed under contracts entered into in the ordinary course of business; and
(2) with respect to clause (c) only,
     (A) customary non-assignment provisions in contracts, licenses (including software or other intellectual property licenses) and other agreements (including leases) entered into in the ordinary course of business;
     (B) any encumbrance or restriction contained in security agreements or mortgages securing Indebtedness (including Purchase Money Indebtedness) of a Restricted Party to the extent such encumbrance or restriction restricts the transfer of the property subject to such security agreements or mortgages; and
     (C) provisions limiting the disposition or distribution of assets or property in joint venture agreements, partnership agreements, limited liability company operating agreements, asset sale agreements, sale-leaseback agreements, stock sale agreements and other similar agreements entered into with the approval of the Board of Directors, which limitation is applicable only to the assets that are the subject of such agreements.
          SECTION 4.06. Limitation on Sales of Assets and Subsidiary Stock. (a) Neither the Company nor any Affiliated Guarantor will, or will permit any of their respective Restricted Subsidiaries to, directly or indirectly, consummate any Asset Disposition unless (1) the Company or the applicable Restricted Party receives consideration at the time of such Asset Disposition at least equal to the Fair Market Value (including as to the value of all non-cash consideration) of the shares and assets subject to such Asset Disposition; (2) except for any Permitted Asset Swap, at least 75% of the consideration thereof received by the Company or such Restricted Party (which consideration will not include any contingent payment obligations related to such Asset Disposition, including earnout payments, purchase price adjustments, deferred purchase price payments and bonuses and other forms of compensation to employees, officers or consultants) is in the form of cash or cash equivalents; and (3) an amount equal to 100% of the Net Available Cash from such Asset Disposition is applied by the Company (or such Restricted Party, as the case may be) to any of the foregoing (A) to prepay, repay, redeem or purchase Senior Indebtedness of the Company or Indebtedness (other than any Preferred Stock) of a Restricted Party (in each case other than Indebtedness owed to the Company or an Affiliate of the Company) within one year from the later of the date of such Asset Disposition or the receipt of such Net Available Cash; (B) to acquire Additional Assets within one year from the later of the date of such Asset Disposition or the receipt of such Net Available Cash, provided, however, that the requirements of this clause (B) may be satisfied by the acquisition of gaming equipment or fixtures not more than 180 days prior to the applicable Asset Disposition to the extent such acquisition was made in anticipation of the receipt of the Net Cash Proceeds from the applicable Asset Disposition; and (C) to make an offer to the Securityholders (and to holders of other Senior Subordinated Indebtedness of the Company designated by the Company) to purchase Securities (and such other Senior Subordinated Indebtedness of the Company) pursuant to and subject to the conditions contained in this Indenture; provided, however, that in connection with any prepayment, repayment or purchase of Indebtedness pursuant to clause (A) or (C) above, the Company or such Restricted Party shall permanently retire such Indebtedness and shall cause the related loan commitment (if any) to be permanently reduced in an amount equal to the principal amount so prepaid, repaid or purchased.
          In the event that any shares of Capital Stock of any Affiliated Guarantor are sold, leased, transferred or otherwise disposed of by any of the holders thereof (an “Affiliated Guarantor Stock Sale”), (1) such holder or holders shall have received consideration at the time of such Affiliated Guarantor Stock Sale at least equal to the Fair Market Value (including as to the value of all non-cash consideration) of such shares of Capital Stock, (2) 100% of the consideration thereof received by such holder or holders shall be in the form of cash or cash equivalents and (3) an amount equal to 100% of the Net Available Cash from such Affiliated Guarantor Stock Sale shall be contributed by such holder or holders to the Company or a Restricted Subsidiary of the Company as common equity (an “Affiliated Guarantor Sale Contribution”), and applied by the Company or such Restricted Subsidiary in accordance with clause (3) of the immediately preceding paragraph. Any Affiliated Guarantor Stock Sale shall be deemed to constitute an “Asset Disposition” for all purposes under this Section 4.06.
          Notwithstanding the foregoing provisions of this Section 4.06, the Company and the Restricted Parties will not be required to apply any Net Available Cash in accordance with this Section 4.06 (including any Net Available Cash received from an Affiliated Guarantor Sale Contribution) except to the extent that the aggregate Net Available Cash from all Asset Dispositions (and Affiliated Guarantor Sale Contributions) which is not applied in accordance with this Section 4.06(a) exceeds $20.0 million. Pending application of Net Available Cash pursuant to this Section 4.06(a), such Net Available Cash shall be invested in Temporary Cash Investments or applied to temporarily reduce revolving credit indebtedness.
          For the purposes of this Section 4.06(a), the following are deemed to be cash or cash equivalents: (i) the assumption or discharge of Indebtedness of the Company (other than Subordinated Obligations and obligations in respect of Disqualified Stock of the Company) or any Restricted Party (other than obligations in respect of Preferred Stock of a Subsidiary Guarantor) and the release of the Company or such Restricted Party from all liability on such Indebtedness in connection with such Asset Disposition and (ii) securities or obligations received by the Company or any Restricted Party (or, in the case of any Affiliated Guarantor Stock Sale, by the applicable holders of Capital Stock of the applicable Affiliated Guarantor) from the transferee that are converted into cash or cash equivalents or sold or otherwise disposed of in exchange for cash or cash equivalents by the Company or such Restricted Party (or, in the case of any Affiliated Guarantor Stock Sale, by the applicable holders of Capital Stock of the applicable Affiliated Guarantor) within 60 days, to the extent of the cash received in such conversion, sale or disposition; provided, however, that in the case of any Affiliated

Guarantor Stock Sale, such cash or cash equivalents are contributed as an additional Affiliated Guarantor Sale Contribution.
          (b) In the event of an Asset Disposition that requires the purchase of Securities (and other Senior Subordinated Indebtedness of the Company) pursuant to Section 4.06(a)(3)(C) (including as a result of any Affiliated Guarantor Stock Sale), the Company will purchase Securities tendered pursuant to an offer by the Company for the Securities (and such other Senior Subordinated Indebtedness of the Company) at a purchase price of 100% of their principal amount (or, in the event such other Senior Subordinated Indebtedness of the Company was issued with significant original issue discount, 100% of the accreted value thereof) without premium, plus accrued but unpaid interest (or, in respect of such other Senior Subordinated Indebtedness of the Company, such lesser price, if any, as may be provided for by the terms of such Senior Subordinated Indebtedness of the Company) in accordance with the procedures (including prorating in the event of oversubscription) set forth in this Section 4.06 (an “Offer”). If the aggregate purchase price of the securities tendered exceeds the Net Available Cash allotted to their purchase, the Company will select the securities to be purchased on a pro rata basis but in round denominations, which in the case of the Securities will be denominations of $1,000 principal amount or multiples thereof. If the aggregate purchase price of the securities tendered is less than the Net Available Cash allotted to their purchase, the Company shall be entitled to use such excess Net Available Cash, or a portion thereof, for any purpose not otherwise prohibited by the terms of this Indenture and shall no longer be required to apply such excess Net Available Cash pursuant to the terms of this Section 4.06. The Company shall not be required to make such an offer to purchase Securities (and other Senior Subordinated Indebtedness of the Company) pursuant to this Section 4.06 if the Net Available Cash available therefor is less than $15.0 million. Upon completion of such an offer to purchase, Net Available Cash will be deemed to be reduced by the aggregate amount of such offer.
          (c) (1) Promptly, and in any event within 10 days after the Company becomes obligated to make an Offer, the Company shall deliver to the Trustee and send, by first-class mail to each Holder, a written notice stating that the Holder may elect to have his Securities purchased by the Company either in whole or in part (subject to prorating as described in Section 4.06(b) in the event the Offer is oversubscribed) in a minimum amount of $2,000 or larger integral multiples of $1,000 of principal amount, at the applicable purchase price. The notice shall specify a purchase date not less than 30 days nor more than 60 days after the date of such notice (the “Purchase Date”) and all instructions and materials necessary to tender Securities pursuant to the Offer, together with the information contained in clause (3).
     (2) Not later than the date upon which written notice of an Offer is delivered to the Trustee as provided above, the Company shall deliver to the Trustee an Officers’ Certificate as to (A) the amount of the Offer (the “Offer Amount”), including information as to any other Senior Subordinated Indebtedness included in the Offer, (B) the allocation of the Net Available Cash from the Asset Dispositions pursuant to which such Offer is being made and (C) the compliance of such allocation with the provisions of Section 4.06(a) and

(b). On such date, the Company shall also irrevocably deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust) in Temporary Cash Investments, maturing on the last day prior to the Purchase Date or on the Purchase Date if funds are immediately available by open of business, an amount equal to the Offer Amount to be held for payment in accordance with the provisions of this Section. If the Offer includes other Senior Subordinated Indebtedness, the deposit described in the preceding sentence may be made with any other paying agent pursuant to arrangements satisfactory to the Trustee. Upon the expiration of the period for which the Offer remains open (the “Offer Period”), the Company shall deliver to the Trustee for cancellation the Securities or portions thereof which have been properly tendered to and are to be accepted by the Company. The Trustee shall, on the Purchase Date, mail or deliver payment (or cause the delivery of payment) to each tendering Holder in the amount of the purchase price. In the event that the aggregate purchase price of the Securities delivered by the Company to the Trustee is less than the Offer Amount applicable to the Securities, the Trustee shall deliver the excess to the Company immediately after the expiration of the Offer Period, which excess shall thereafter not be required to be applied in accordance with this Section 4.06.
     (3) Holders electing to have a Security purchased shall be required to surrender the Security, with an appropriate form duly completed, to the Company at the address specified in the notice at least three Business Days prior to the Purchase Date. Holders shall be entitled to withdraw their election if the Trustee or the Company receives not later than one Business Day prior to the Purchase Date, a telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Security which was delivered for purchase by the Holder and a statement that such Holder is withdrawing his election to have such Security purchased. Holders whose Securities are purchased only in part shall be issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered.
     (4) At the time the Company delivers Securities to the Trustee which are to be accepted for purchase, the Company shall also deliver an Officers’ Certificate stating that such Securities are to be accepted by the Company pursuant to and in accordance with the terms of this Section. A Security shall be deemed to have been accepted for purchase at the time the Trustee, directly or through an agent, mails or delivers payment therefor to the surrendering Holder. Upon completion of each Offer pursuant to this Section 4.06, the amount of Net Available Cash shall be reduced by the aggregate amount of the Offer.
          (d) The Company shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Securities pursuant to this Section 4.06. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section 4.06, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.06 by virtue of its compliance with such securities laws or regulations.
          SECTION 4.07. Limitation on Affiliate Transactions. (a) Neither the Company nor any Affiliated Guarantor will, or will permit any of their respective Restricted Subsidiaries to, enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any property, employee compensation arrangements or the rendering of any service) with, or for the benefit of, any Affiliate of the Company (an “Affiliate Transaction”) unless (1) the terms of the Affiliate Transaction are no less favorable to the Company or such Restricted Party than those that could be obtained at the time of the Affiliate Transaction in arm’s-length dealings with a Person who is not an Affiliate; (2) if such Affiliate Transaction involves an amount in excess of $10.0 million, the terms of the Affiliate Transaction are set forth in writing and a majority of the non-employee directors of (x) in the case of a transaction involving the Company and its Restricted Subsidiaries, the Company and (y) in the case of a transaction involving an Affiliated Guarantor or any of its Restricted Subsidiaries, such Affiliated Guarantor, in each case that are disinterested with respect to such Affiliate Transaction have determined in good faith that the criteria set forth in clause (1) are satisfied and have approved the relevant Affiliate Transaction as evidenced by a resolution of the applicable Board of Directors; and (3) if such Affiliate Transaction involves an amount in excess of $20.0 million, the Board of Directors of (x) in the case of a transaction involving the Company and its Restricted Subsidiaries, the Company and (y) in the case of a transaction involving an Affiliated Guarantor or any of its Restricted Subsidiaries, such Affiliated Guarantor, in each case shall also have received a written opinion from an Independent Qualified Party to the effect that such Affiliate Transaction is fair, from a financial standpoint, to the Company and its Restricted Subsidiaries (in the case of clause (x)) or the Affiliated Guarantor and its Restricted Subsidiaries (in the case of clause (y)) or is not less favorable to the Company and the Restricted Parties (in the case of clause (x)) or the Affiliated Guarantor and its Restricted Subsidiary (in the case of clause (y)) than could reasonably be expected to be obtained at the time in an arm’s-length transaction with a Person who was not an Affiliate.
          (b) The provisions of Section 4.07(a) shall not prohibit (1) any Investment (other than a Permitted Investment) or other Restricted Payment, in each case permitted to be made pursuant to (but only to the extent included in the calculation of the amount of Restricted Payments made pursuant to paragraph (a)(3) of) Section 4.04; (2) any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock options and stock ownership plans of the Company or any of its Restricted Subsidiaries to the extent approved by the Board of Directors of the Company; (3) loans or advances to employees of the Company or any Restricted Party in the ordinary course of business in accordance with the past practices of the Company or such Restricted Party, but in any event not to exceed $5.0 million in the aggregate outstanding at any one time; (4) the payment of reasonable fees to directors of the Company or any Restricted Party who are not employees of the Company or any Restricted Party; (5) the provision of reasonable indemnification rights and directors and officers liability insurance coverage to directors and officers of the Company or any Restricted Party; (6) transactions exclusively between or among the Company and any of the Restricted Parties or exclusively among the Restricted Parties; (7) any transaction with the Company, a Restricted Party or joint venture or similar entity which would constitute an Affiliate Transaction solely because the Company or a Restricted Party owns an equity interest in or otherwise controls such Restricted Party, joint venture or similar entity; (8) the issuance or sale of any Capital Stock (other than Disqualified Stock) of the Company; or (9) any transactions or payments executed, or activities undertaken, pursuant to the terms of the Service Agreements.
          SECTION 4.08. Limitation on Line of Business. Neither the Company nor any Affiliated Guarantor will, or will permit any of their respective Restricted Subsidiaries to, engage in any business other than a Related Business.
          SECTION 4.09. Limitation on Tropicana Finance. Notwithstanding anything to the contrary herein, Tropicana Finance may not hold any material assets (other than Indebtedness owing to Tropicana Finance by the Company, any Affiliated Guarantor or any Restricted Party and non-material Temporary Cash Investments), become liable for any material obligations or engage in any significant business activities (other than treasury, cash management, hedging and cash pooling activities and activities incidental thereto); provided, however, that Tropicana Finance may be a co-obligor or guarantor with respect to Indebtedness if the Company is an obligor of such Indebtedness and the net proceeds of such Indebtedness are received by the Company or one or more of the Notes Guarantors.
          The Company will not sell or otherwise dispose of any shares of Capital Stock of Tropicana Finance and will not permit Tropicana Finance, directly or indirectly, to sell or otherwise dispose of any shares of its Capital Stock.
          SECTION 4.10. Change of Control. (a) Upon the occurrence of a Change of Control, each Holder shall have the right to require that the Issuers purchase such Holder’s Securities at a purchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of holders of record on the relevant record date to receive interest on the relevant interest payment date).
          (b) Within 30 days following any Change of Control, unless the Issuers have mailed a redemption notice with respect to all outstanding Securities pursuant to Section 3.05, the Issuers shall mail a notice by first class mail to each Holder with a copy to the Trustee (the “Change of Control Offer”), to the address of such Holder appearing on the security register, stating:
     (1) that a Change of Control has occurred and that such Holder has the right to require the Issuers to purchase all or a portion of such Holder’s Securities at a purchase price in cash equal to 101% of the principal amount thereof on the date of purchase, plus accrued and unpaid interest, if any, to the date of purchase

(subject to the right of Holders of record on the relevant record date to receive interest on the relevant interest payment date);
     (2) the circumstances and relevant facts regarding such Change of Control;
     (3) the purchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed); and
     (4) the instructions, as determined by the Issuers, consistent with this Section, that a Holder must follow in order to have its Securities purchased.
A Change of Control Offer may be made in advance of a Change of Control, the completion of which may be conditioned upon the consummation of such Change of Control, if a definitive agreement with respect to the Change of Control has been executed prior to the making of the Change of Control Offer.
          (c) Holders electing to have a Security purchased will be required to surrender the Security, with an appropriate form duly completed, to the Issuers at the address specified in the notice at least three Business Days prior to the purchase date. Holders will be entitled to withdraw their election if the Trustee or the Issuers receive not later than one Business Day prior to the purchase date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Security which was delivered for purchase by the Holder and a statement that such Holder is withdrawing his election to have such Security purchased.
          (d) On the purchase date, all Securities purchased by the Issuers under this Section shall be delivered by the Issuers to the Trustee for cancellation, and the Issuers shall pay the purchase price plus accrued and unpaid interest, if any, to the Holders entitled thereto.
          (e) Notwithstanding the foregoing provisions of this Section, the Issuers shall not be required to make a Change of Control Offer following a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section applicable to a Change of Control Offer made by the Issuers and purchases all Securities validly tendered and not withdrawn under such Change of Control Offer.
          (f) The Issuers shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and the regulations of the SEC promulgated thereunder and any other securities laws or regulations in connection with the repurchase of Securities pursuant to this Section. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section, the Issuers shall comply with the applicable securities laws and regulations and shall not be deemed to have breached their obligations under this Section by virtue of their compliance with such securities laws or regulations.

          SECTION 4.11. Future Subsidiary Guarantors. The Company and each Affiliated Guarantor shall cause each domestic Restricted Subsidiary (other than a Restricted Subsidiary that is already a Notes Guarantor and other than Tropicana Finance) that Incurs any Indebtedness (other than Indebtedness permitted to be Incurred pursuant to Section 4.03(b)(2), (7), (8) or (9)) to, in each case, at the same time, execute and deliver to the Trustee a Guaranty Agreement pursuant to which such Restricted Subsidiary will Guarantee payment of the Securities on the same terms and conditions as those set forth in Article 11 of this Indenture.
          SECTION 4.12. Compliance Certificate. The Company shall deliver to the Trustee within 120 days after the end of each fiscal year of the Company an Officers’ Certificate of the Company stating that in the course of the performance by the signers of their duties as Officers of the Company they would normally have knowledge of any Default and whether or not the signers know of any Default that occurred during such period. If they do, the certificate shall describe the Default, its status and what action the Issuers are taking or propose to take with respect thereto. The Issuers also shall comply with TIA § 314(a)(4).
          SECTION 4.13. Further Instruments and Acts. Upon request of the Trustee, the Issuers and the Notes Guarantors will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.
ARTICLE 5
Successor Company
          SECTION 5.01. When Issuers and Notes Guarantors May Merge or Transfer Assets. (a) The Company shall not consolidate with or merge with or into, or convey, transfer or lease, in one transaction or a series of transactions, directly or indirectly, all or substantially all its assets to, any Person, unless:
     (1) the resulting, surviving or transferee Person (the “Successor Company”) shall be a corporation organized and existing under the laws of the United States of America, any state thereof or the District of Columbia and the Successor Company (if not the Company) shall expressly assume, by an indenture supplemental thereto, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, all the obligations of the Company under the Securities and this Indenture;
     (2) immediately after giving pro forma effect to such transaction (and treating any Indebtedness which becomes an obligation of the Successor Company or any Subsidiary as a result of such transaction as having been Incurred by the Successor Company or such Subsidiary at the time of such transaction), no Default shall have occurred and be continuing;

     (3) immediately after giving pro forma effect to such transaction, the Successor Company would be able to Incur an additional $1.00 of Indebtedness pursuant to Section 4.03(a);
     (4) such transaction will not result in the loss of any Gaming Approval necessary for the continued operation of the Company or any Restricted Party following such transaction; and
     (5) the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with this Indenture;
provided, however, that clause (3) will not be applicable to (A) a Restricted Party consolidating with, merging into or transferring all or part of its properties and assets to the Company (so long as no Capital Stock of the Company is distributed to any Person), (B) the Company merging with an Affiliate of the Company solely for the purpose and with the sole effect of reincorporating the Company in another jurisdiction or (C) the Company merging with an Affiliate solely for the purpose and with the sole effect of consummating a Permitted C-Coip Conversion.
          For purposes of this Section 5.01(a), the sale, lease, conveyance, assignment, transfer or other disposition of all or substantially all of the properties and assets of one or more Subsidiaries of the Company, which properties and assets, if held by the Company instead of such Subsidiaries, would constitute all or substantially all of the properties and assets of the Company on a consolidated basis, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.
          The Successor Company shall be the successor to the Company and shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture, and the predecessor Company in the case of a lease, shall be released from the obligation to pay the principal of and interest on the Securities.
          (b) Tropicana Finance will not consolidate with or merge with or into, or convey, transfer or lease, in one transaction or a series of transactions, directly or indirectly, all or substantially all its assets to, any Person, unless (1) the resulting, surviving or transferee Person (the “Successor Finance Issuer”) shall be a corporation organized and existing under the laws of the United States of America, any state thereof or the District of Columbia and the Successor Finance Issuer (if not Tropicana Finance) shall expressly assume, by an indenture supplemental thereto, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, all the obligations of Tropicana Finance under the Securities and this Indenture, (2) immediately after giving pro forma effect to such transaction (and treating any Indebtedness which becomes an obligation of the Successor Finance Issuer as a result of such transaction as having been Incurred by such Successor Finance Issuer at the time of such transaction), no Default shall have occurred and be continuing and no Change of Control shall have occurred with respect to Tropicana Finance, and (3) the Company shall have delivered to the Trustee an

Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with this Indenture. The Successor Finance Issuer (if not Tropicana Finance) will be the successor to Tropicana Finance and shall succeed to, and be substituted for, and may exercise every right and power of, Tropicana Finance under this Indenture, and Tropicana Finance, except in the case of a lease, shall be released from the obligation to pay the principal of and interest on the Securities.
          (c) The Company shall not permit any Notes Guarantor to consolidate with or merge with or into, or convey, transfer or lease, in one transaction or series of transactions, all or substantially all of its assets to any Person unless: (1) except in the case of a Subsidiary Guarantor (x) that has been disposed of in its entirety to another Person, whether through a merger, consolidation or sale of Capital Stock or assets or (y) that, as a result of the disposition of all or a portion of its Capital Stock, ceases to be a Subsidiary, in both cases, if in connection therewith the Company provides an Officers’ Certificate to the Trustee to the effect that the Company (or, if applicable, the relevant Affiliated Guarantor) will comply with its obligations under Section 4.06 in respect of such disposition, the resulting, surviving or transferee Person (if not such Subsidiary) shall be a Person organized and existing under the laws of the jurisdiction under which such Notes Guarantor was organized or under the laws of the United States of America, or any state thereof or the District of Columbia, and such Person shall expressly assume, by a Guaranty Agreement, in a form reasonably satisfactory to the Trustee, all the obligations of such Notes Guarantor, if any, under its Notes Guaranty, (2) such transaction will not result in the loss of any Gaming Approval necessary for the continued operation of the Company or any Restricted Party following such transaction and (3) the Company delivers to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such Guaranty Agreement, if any, complies with this Indenture.
ARTICLE 6
Defaults and Remedies
          SECTION 6.01. Events of Default. An “Event of Default” occurs if:
     (1) the Issuers default in any payment of interest on any Security when the same becomes due and payable, whether or not such payment shall be prohibited by Article 10, and such default continues for a period of 30 days;
     (2) the Issuers (A) default in the payment of the principal of any Security when the same becomes due and payable at its Stated Maturity, upon optional redemption, upon declaration of acceleration or otherwise, whether or not such payment shall be prohibited by Article 10 or (B) fail to redeem or purchase Securities when required pursuant to this Indenture or the Securities, whether or not such redemption or purchase shall be prohibited by Article 10;

     (3) the Issuers or any Affiliated Guarantor fails to comply with Section 5.01, or the Issuers fail to comply with their obligations under the Escrow Agreement;
     (4) the Issuers or any Notes Guarantor fails to comply with any of its other obligations under this Indenture (including the failure by any holders of Capital Stock of any Affiliated Guarantor to comply with the terms of Section 4.06) and such failure continues for 60 days after its receipt of the written notice specified below;
     (5) Indebtedness of the Issuers, any Notes Guarantor or any Significant Subsidiary is not paid within any applicable grace period after final maturity or is accelerated by the holders thereof because of a default and the total amount of such Indebtedness unpaid or accelerated exceeds $25.0 million, or its foreign currency equivalent at the time;
     (6) either Issuer, any Notes Guarantor or any Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:
     (A) commences a voluntary case;
     (A) consents to the entry of an order for relief against it in an involuntary case;
     (B) consents to the appointment of a Custodian of it or for any substantial part of its property; or
     (C) makes a general assignment for the benefit of its creditors; or takes any comparable action under any foreign laws relating to insolvency;
     (7) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:
     (A) is for relief against either Issuer, any Notes Guarantor or any Significant Subsidiary in an involuntary case;
     (A) appoints a Custodian of either Issuer, any Notes Guarantor or any Significant Subsidiary or for any substantial part of its property; or
     (B) orders the winding up or liquidation of either Issuer, any Notes Guarantor or any Significant Subsidiary;
or any similar relief is granted under any foreign laws and the order or decree remains unstayed and in effect for 60 days;
     (8) any judgment or decree for the payment of money in an aggregate amount in excess of $25.0 million (net of any amounts which are covered by enforceable insurance policies issued by solvent carriers) is entered against either Issuer, any Notes Guarantor or any Significant Subsidiary, remains outstanding for a period of 60 consecutive days following such judgment and is not discharged, waived or stayed; or
     (9) any Notes Guaranty ceases to be in full force and effect (other than in accordance with the terms of such Notes Guaranty) or any Notes Guarantor denies or disaffirms its obligations under its Notes Guaranty.
          The foregoing will constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court of competent jurisdiction or any order, rule or regulation of any administrative or governmental body of competent jurisdiction.
          The term “Bankruptcy Law” means Title 11, United States Code, or any similar Federal or state law for the relief of debtors. The term “Custodian” means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.
          A Default under clause (4) is not an Event of Default until the Trustee or the holders of at least 25% in principal amount of the outstanding Securities notify the Company of the Default and the applicable Issuer or the applicable Affiliated Guarantor does not cure such Default within the time specified after receipt of such notice. Such notice must specify the Default, demand that it be remedied and state that such notice is a “Notice of Default”.
          The Company shall deliver to the Trustee, within 30 days after the occurrence thereof, written notice in the form of an Officers’ Certificate of any Event of Default under clause (5) or (9) and any event which with the giving of notice or the lapse of time would become an Event of Default under clause (4) or (8), its status and what action the Company is taking or proposes to take with respect thereto.
          SECTION 6.02. Acceleration. If an Event of Default (other than an Event of Default specified in Section 6.01 (6) or (7) with respect to either Issuer) occurs and is continuing, the Trustee by notice to the Company, or the Holders of at least 25% in principal amount of the Securities by notice to the Company and the Trustee, may declare the principal of and accrued but unpaid interest on all the Securities to be due and payable. Upon such a declaration, such principal and interest shall be due and payable immediately. If an Event of Default specified in Section 6.01(6) or (7) with respect to either Issuer occurs, the principal of and interest on all the Securities shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Securityholders. The Holders of a majority in principal amount of the Securities by notice to the Trustee may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of acceleration. No such rescission shall affect any subsequent Default or impair any right consequent thereto.
          SECTION 6.03. Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of or interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture.
          The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.
          SECTION 6.04. Waiver of Past Defaults. The Holders of a majority in principal amount of the Securities by notice to the Trustee may waive an existing Default and its consequences except (a) a Default in the payment of the principal of or interest on a Security (b) a Default arising from the failure to redeem or purchase any Security when required pursuant to this Indenture or (c) a Default in respect of a provision that under Section 9.02 cannot be amended without the consent of each Securityholder affected. When a Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or impair any consequent right.
          SECTION 6.05. Control by Majority. The Holders of a majority in principal amount of the Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or, subject to Section 7.01, that the Trustee determines is unduly prejudicial to the rights of other Securityholders or would involve the Trustee in personal liability; provided, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. Prior to taking any action hereunder, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.
          SECTION 6.06. Limitation on Suits. Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no Securityholder may pursue any remedy with respect to this Indenture or the Securities unless:
     (1) the Holder gives to the Trustee written notice stating that an Event of Default is continuing;
     (2) the Holders of at least 25% in principal amount of the Securities make a written request to the Trustee to pursue the remedy;
     (3) such Holder or Holders offer to the Trustee reasonable security or indemnity against any loss, liability or expense;

     (4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of security or indemnity; and
     (5) the Holders of a majority in principal amount of the Securities do not give the Trustee a direction inconsistent with the request during such 60-day period.
          A Securityholder may not use this Indenture to prejudice the rights of another Securityholder or to obtain a preference or priority over another Securityholder. In the event that the Definitive Securities are not issued to any beneficial owner promptly after the Registrar has received a request from the Holder of a Global Security to issue such Definitive Securities to such beneficial owner or its nominee, the Issuers expressly agree and acknowledge, with respect to the right of any Holder to pursue a remedy pursuant to this Indenture, the right of such beneficial holder of Securities to pursue such remedy with respect to the portion of the Global Security that represents such beneficial holder’s Securities as if such Definitive Securities had been issued.
          SECTION 6.07. Rights of Holders to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of and interest on the Securities held by such Holder, on or after the respective due dates expressed in the Securities, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.
          SECTION 6.08. Collection Suit by Trustee. If an Event of Default specified in Section 6.01(1) or (2) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Issuers for the whole amount then due and owing (together with interest on any unpaid interest to the extent lawful) and the amounts provided for in Section 7.07.
          SECTION 6.09. Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Securityholders allowed in any judicial proceedings relative to the Issuers, their creditors or their property and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 7.07.
          Priorities. If the Trustee collects any money or property pursuant to this Article 6, it shall pay out the money or property in the following order:
     FIRST: to the Trustee for amounts due under Section 7.07;

     SECOND: to holders of Senior Indebtedness of the Issuers and, if such money or property has been collected from a Notes Guarantor, to holders of Senior Indebtedness of such Notes Guarantor, in each case to the extent required by Article 10 and 12;
     THIRD: to Securityholders for amounts due and unpaid on the Securities for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal and interest, respectively; and
     FOURTH: to the Issuers.
          The Trustee may fix a record date and payment date for any payment to Securityholders pursuant to this Section. At least 15 days before such record date, the Issuers shall mail to each Securityholder and the Trustee a notice that states the record date, the payment date and amount to be paid.
          SECTION 6.10. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 or a suit by Holders of more than 10% in aggregate principal amount of the Securities.
          SECTION 6.11. Waiver of Stay or Extension Laws. The Issuers (to the extent they may lawfully do so) shall not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Issuers (to the extent that it may lawfully do so) hereby expressly waive all benefit or advantage of any such law, and shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.
ARTICLE 7
Trustee
          SECTION 7.01. Duties of Trustee. (a) If an Event of Default of which the Trustee has been notified or is deemed to have notice pursuant to Section 7.02(f) has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person’s own affairs.

     (b) Except during the continuance of an Event of Default:
     (1) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and
     (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they comply as to form with the requirements of this Indenture.
          (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:
     (1) this paragraph does not limit the effect of paragraph (b) of this Section;
     (2) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and
     (3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.
          (d) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section.
          (e) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuers.
          (f) Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.
          (g) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.
          (h) Whether or not expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section and to the provisions of the TIA.

          SECTION 7.02. Rights of Trustee. (a) The Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.
          (b) Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officers’ Certificate or Opinion of Counsel.
          (c) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.
          (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided, however, that the Trustee’s conduct does not constitute willful misconduct or negligence.
          (e) The Trustee may consult with counsel of its own selection, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Securities shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.
          (f) Except with respect to Section 4.01, the Trustee shall have no duty to inquire as to the performance of the Issuers with respect to the covenants contained in Article 7. In addition, the Trustee shall not be deemed to have knowledge of any Default or Event of Default except (i) any Default or Event of Default occurring pursuant to Sections 4.01, 6.01(1) or 6.01(2) or (ii) any Default or Event of Default of which the Trustee shall have received written notification or obtained actual knowledge.
          (g) Delivery of reports, information and documents to the Trustee under Section 4.02 is for informational purposes only and the Trustee’s receipt of the foregoing shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Issuers’ compliance with any of their covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).
          (h) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond, debenture, note or other paper or document unless requested in writing to do so by the Holders of not less than a majority in principal amount of the Securities at the time outstanding, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the

Issuers, personally or by agent or attorney, at the expense of the Issuers and shall incur no liability of any kind by reason of making or not making such inquiry or investigation.
          (i) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.
          (j) The rights, privileges, protections, immunities and benefits given to the Trustee, including its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other person employed to act hereunder.
          SECTION 7.03. Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar, co-registrar or co-paying agent may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.
          SECTION 7.04. Trustee’s Disclaimer. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Issuers’ use of the proceeds from the Securities, and it shall not be responsible for any statement of the Issuers in this Indenture or in any document issued in connection with the sale of the Securities or in the Securities other than the Trustee’s certificate of authentication.
          SECTION 7.05. Notice of Defaults. If a Default occurs, is continuing and is known to the Trustee, the Trustee shall mail to each Securityholder notice of the Default within 90 days after it occurs. Except in the case of a Default in the payment of principal of or interest on any Security (including payments pursuant to the mandatory redemption provisions of such Security, if any), the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is not opposed to the interests of the Securityholders.
          SECTION 7.06. Reports by Trustee to Holders. As promptly as practicable after each May 15 beginning with the May 15 following the date of this Indenture, and in any event prior to July 15 in each year, the Trustee shall mail to each Securityholder a brief report dated as of May 15 that complies with TIA § 313(a). The Trustee also shall comply with TIA § 313(b).
          A copy of each report at the time of its mailing to Securityholders shall be filed with the SEC and each stock exchange (if any) on which the Securities are listed. The Issuers agree to notify promptly the Trustee whenever the Securities become listed on any stock exchange and of any delisting thereof.

          SECTION 7.07. Compensation and Indemnity. The Issuers shall pay to the Trustee from time to time reasonable compensation for its services. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuers shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee’s agents, counsel, accountants and experts. The Issuers shall indemnify the Trustee against any and all loss, liability or expense (including attorneys’ fees and expenses) incurred by it in connection with the administration of this trust and the performance of its duties hereunder. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Issuers shall not relieve the Issuers of their obligations hereunder. The Issuers shall defend the claim and the Trustee may have separate counsel and the Issuers shall pay the fees and expenses of such counsel. The Issuers need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee through the Trustee’s own willful misconduct, negligence or bad faith.
          To secure the Issuers’ payment obligations in this Section, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee other than money or property held in trust to pay principal of and interest on particular Securities.
          The Issuers’ payment obligations pursuant to this Section shall survive the satisfaction or discharge of this Indenture or any rejection or termination of this Indenture under any bankruptcy law or the resignation or removal or the Trustee. Without prejudice to any other rights available to the Trustee under applicable law, when the Trustee incurs expenses after the occurrence of a Default specified in Section 6.01(6) or (7) with respect to either Issuer, the expenses are intended to constitute expenses of administration under the Bankruptcy Law.
          SECTION 7.08. Replacement of Trustee. The Trustee may resign at any time by so notifying the Issuers. The Holders of a majority in principal amount of the Securities may remove the Trustee by so notifying the Trustee and may appoint a successor Trustee. The Issuers shall remove the Trustee if:
     (1) the Trustee fails to comply with Section 7.10;
     (2) the Trustee is adjudged bankrupt or insolvent;
     (3) a receiver or other public officer takes charge of the Trustee or its property; or
     (4) the Trustee otherwise becomes incapable of acting.
          If the Trustee resigns, is removed by the Issuers or by the Holders of a majority in principal amount of the Securities and such Holders do not reasonably promptly appoint a successor Trustee, or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Issuers shall promptly appoint a successor Trustee.
          A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuers. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Securityholders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.07.
          If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee or the Holders of 10% in principal amount of the Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.
          If the Trustee fails to comply with Section 7.10, any Securityholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.
          Notwithstanding the replacement of the Trustee pursuant to this Section, the Issuers’ obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.
          SECTION 7.09. Successor Trustee by Merger. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee.
          In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture any of the Securities shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Securities so authenticated; and in case at that time any of the Securities shall not have been authenticated, any successor to the Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Securities or in this Indenture provided that the certificate of the Trustee shall have.
          SECTION 7.10. Eligibility; Disqualification. The Trustee shall at all times satisfy the requirements of TIA § 310(a). The Trustee shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA § 310(b); provided, however, that there shall be excluded from the operation of TIA § 310(b)(l) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Issuers are outstanding if the requirements for such exclusion set forth in TIA § 310(b)(l) are met.
          SECTION 7.11. Preferential Collection of Claims Against Issuers. The Trustee shall comply with TIA § 311(a), excluding any creditor relationship listed in TIA § 31l(b). A Trustee who has resigned or been removed shall be subject to TIA § 31l(a) to the extent indicated.
ARTICLE 8
Discharge of Indenture; Defeasance
          SECTION 8.01. Discharge of Liability on Securities; Defeasance. (a) When (1) the Issuers deliver to the Trustee all outstanding Securities (other than Securities replaced pursuant to Section 2.07) for cancellation or (2) all outstanding Securities have become due and payable, whether at maturity or as a result of the mailing of a notice of redemption pursuant to Article 3 hereof and the Issuers irrevocably deposit with the Trustee money or U.S. Government Obligations sufficient to pay at maturity or upon redemption all outstanding Securities, including interest thereon to maturity or such redemption date (other than Securities replaced pursuant to Section 2.07), and if in either case the Issuers pay all other sums payable hereunder by the Issuers, then this Indenture shall, subject to Section 8.01 (c), cease to be of further effect. The Trustee shall acknowledge satisfaction and discharge of this Indenture on demand of the Issuers accompanied by an Officers’ Certificate and an Opinion of Counsel and at the cost and expense of the Issuers.
          (b) Subject to Sections 8.01(c) and 8.02, the Issuers at any time may terminate (1) all their obligations under the Securities and this Indenture (“legal defeasance option”) or (2) their obligations under Sections 4.02, 4.03, 4.04, 4.05, 4.06, 4.07, 4.08, 4.09, 4.10 and 4.11 and the operation of Sections 6.01(4), 6.01(5), 6.01(6), 6.01(7) and 6.01(8) (but, in the case of Sections 6.01(6) and (7), with respect only to Significant Subsidiaries and Notes Guarantors) and the limitations contained in Section 5.01(a)(3) (“covenant defeasance option”). The Issuers may exercise their legal defeasance option notwithstanding their prior exercise of their covenant defeasance option.
          If the Issuers exercise their legal defeasance option, payment of the Securities may not be accelerated because of an Event of Default with respect thereto. If the Issuers exercise their covenant defeasance option, payment of the Securities may not be accelerated because of an Event of Default specified in Sections 6.01(4), 6.01(5), 6.01(6), 6.01(7) and 6.01(8) (but, in the case of Sections 6.01(6) and (7), with respect only to Significant Subsidiaries and Notes Guarantors) or because of the failure of the Company to comply with Section 5.01(a)(3). If the Issuers exercise their legal defeasance option or their covenant defeasance option, each Notes Guarantor, if any, shall be released from all its obligations with respect to its Notes Guaranty.

          Upon satisfaction of the conditions set forth herein and upon request of the Issuers, the Trustee shall acknowledge in writing the discharge of those obligations that the Issuers terminate.
          (c) Notwithstanding clauses (a) and (b) above, the Issuers’ obligations in Sections 2.03, 2.04, 2.05, 2.06, 2.07, 2.08, 7.07 and 7.08 and in this Article 8 shall survive until the Securities have been paid in full. Thereafter, the Issuers’ obligations in Sections 7.07, 8.04 and 8.05 shall survive.
          SECTION 8.02. Conditions to Defeasance. The Issuers may exercise their legal defeasance option or their covenant defeasance option only if:
     (1) the Issuers irrevocably deposit in trust with the Trustee money or U.S. Government Obligations for the payment of principal of and interest on the Securities to maturity or redemption, as the case may be;
     (2) a nationally recognized firm of independent accountants, investment bank or appraisal firm expresses its opinion (which opinion shall be delivered to the Trustee) that the payments of principal and interest when due and without reinvestment on the deposited U.S. Government Obligations plus any deposited money without investment will provide cash at such times and in such amounts as will be sufficient to pay principal and interest when due on all the Securities to maturity or redemption, as the case may be;
     (3) 123 days pass after the deposit is made and during the 123-day period no Default specified in Sections 6.01(6) or (7) with respect to either Issuer occurs which is continuing at the end of the period;
     (4) the deposit does not constitute a default under any other agreement binding on the Issuers and is not prohibited by Article 10;
     (5) the Issuers deliver to the Trustee an Opinion of Counsel to the effect that the trust resulting from the deposit does not constitute, or is qualified as, a regulated investment company under the Investment Company Act of 1940;
     (6) in the case of the legal defeasance option, the Issuers shall have delivered to the Trustee an Opinion of Counsel stating that (A) the Issuers have received from, or there has been published by, the Internal Revenue Service a ruling, or (B) since the date of this Indenture there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Securityholders will not recognize income, gain or loss for Federal income tax purposes as a result of such defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred;
     (7) in the case of the covenant defeasance option, the Issuers shall have delivered to the Trustee an Opinion of Counsel to the effect that the

Securityholders will not recognize income, gain or loss for Federal income tax purposes as a result of such covenant defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred; and
     (8) the Issuers deliver to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance and discharge of the Securities as contemplated by this Article 8 have been complied with.
          Before or after a deposit, the Issuers may make arrangements satisfactory to the Trustee for the redemption of Securities at a future date in accordance with Article 3.
          SECTION 8.03. Application of Trust Money. The Trustee shall hold in trust money or U.S. Government Obligations deposited with it pursuant to this Article 8. It shall apply the deposited money and the money from U. S. Government Obligations through the Paying Agent and in accordance with this Indenture to the payment of principal of and interest on the Securities. Money and securities so held in trust are not subject to Article 10.
          SECTION 8.04. Repayment to Issuers. The Trustee and the Paying Agent shall promptly turn over to the Issuers upon request any excess money or securities held by them at any time.
          Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Issuers upon request any money held by them for the payment of principal or interest that remains unclaimed for two years, and, thereafter, Securityholders entitled to the money must look to the Issuers for payment as general creditors.
          SECTION 8.05. Indemnity for Government Obligations. The Issuers shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against deposited U.S. Government Obligations or the principal and interest received on such U.S. Government Obligations.
          SECTION 8.06. Reinstatement. If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with this Article 8 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuers’ and each Notes Guarantor’s obligations under this Indenture, each Notes Guaranty and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to this Article 8 until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with this Article 8; provided, however, that, if the Issuers have made any payment of interest on or principal of any Securities because of the reinstatement of their obligations, the Issuers shall be subrogated to the rights of the Holders of such

Securities to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.
ARTICLE 9
Amendments
          SECTION 9.01. Without Consent of Holders. The Issuers, the Notes Guarantors and the Trustee may amend this Indenture or the Securities without notice to or consent of any Securityholder:
     (1) to cure any ambiguity, omission, defect or inconsistency;
     (2) to comply with Article 5;
     (3) to provide for uncertificated Securities in addition to or in place of certificated Securities; provided, however, that the uncertificated Securities are issued in registered form for purposes of Section 163(f) of the Code or in a manner such that the uncertificated Securities are described in Section 163(f)(2)(B) of the Code;
     (4) to add Guarantees with respect to the Securities, including any Notes Guaranties, or to secure the Securities;
     (5) to add to the covenants of either Issuer or any Notes Guarantor for the benefit of the Holders or to surrender any right or power herein conferred upon either Issuer or any Notes Guarantor;
     (6) to comply with any requirements of the SEC in connection with qualifying, or maintaining the qualification of, this Indenture under the TIA;
     (7) to make any change that does not adversely affect the rights of any Securityholder;
     (8) to conform the text of this Indenture, the Securities and the Notes Guaranties to any provision of the section of the Offering Circular captioned “Description of the Notes” to the extent that such provision in such “Description of the Notes” was intended to be a verbatim recitation of a provision of this Indenture, the Securities and the Notes Guaranties;
     (9) to make any amendment to the provisions of this Indenture relating to the transfer and legending of Securities; provided, however, that (a) compliance with this Indenture as so amended would not result in Securities being transferred in violation of the Securities Act or any other applicable securities law and (b) such amendment does not materially and adversely affect the rights of Holders to transfer Securities; or

     (10) to evidence and provide for the acceptance and appointment under this Indenture of a successor Trustee pursuant to the requirements hereof.
          After an amendment under this Section becomes effective, the Issuers shall mail to Securityholders a notice briefly describing such amendment. The failure to give such notice to all Securityholders, or any defect therein, shall not impair or affect the validity of an amendment under this Section.
          SECTION 9.02. With Consent of Holders. The Issuers, the Notes Guarantors and the Trustee may amend this Indenture or the Securities with the written consent of the Holders of at least a majority in principal amount of the Securities then outstanding (including consents obtained in connection with a tender offer or exchange for the Securities) and any past default or compliance with any provisions may also be waived with the consent of the Holders of at least a majority in principal amount of the Securities then outstanding. However, without the consent of each Securityholder affected thereby, an amendment or waiver may not:
     (1) reduce the amount of Securities whose Holders must consent to an amendment;
     (2) reduce the rate of or extend the time for payment of interest on any Security;
     (3) reduce the principal of or change the Stated Maturity of any Security;
     (4) change the provisions applicable to the redemption of any Security contained in Article 3 hereto (other than Section 3.10) or paragraphs 5 or 6 of the Securities;
     (5) make any Security payable in money other than that stated in the Security;
     (6) impair the right of any Securityholder to receive payment of principal of and interest on such Holder’s Securities on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder’s Securities;
     (7) make any change in Section 6.04 or 6.07 or the second sentence of this Section;
     (8) make any changes in the ranking or priority of any Security that would adversely affect the Securityholders; or
     (9) make any change in, or release other than in accordance with this Indenture, any Notes Guaranty that would adversely affect the Securityholders.

          Without the consent of the Holders of 90% in principal amount of the Securities then outstanding (including consents obtained in connection with a tender offer or exchange for the Securities), an amendment or waiver may not:
     (1) change the provisions applicable to the redemption of any Security as described under Section 3.10 or paragraph 7 of the Securities; or
     (2) make any change in the Escrow Agreement that would adversely affect the Securityholders (it being understood that the Issuers and the Trustee may, without notice to or consent of any Securityholder, make any change in the Escrow Agreement that would not adversely affect the Securityholders).
          It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.
          An amendment under this Section may not make any change that adversely affects the rights under Article 10 or 12 of any holder of Senior Indebtedness of either Issuer or of a Notes Guarantor then outstanding unless the holders of such Senior Indebtedness (or any group or representative thereof authorized to give a consent) consent to such change.
          After an amendment under this Section becomes effective, the Issuers shall mail to Securityholders a notice briefly describing such amendment. The failure to give such notice to all Securityholders, or any defect therein, shall not impair or affect the validity of an amendment under this Section.
          SECTION 9.03. Compliance with Trust Indenture Act. Every amendment to this Indenture or the Securities shall comply with the TIA as then in effect.
          SECTION 9.04. Revocation and Effect of Consents and Waivers. A consent to an amendment or a waiver by a Holder of a Security shall bind the Holder and every subsequent Holder of that Security or portion of the Security that evidences the same debt as the consenting Holder’s Security, even if notation of the consent or waiver is not made on the Security. However, any such Holder or subsequent Holder may revoke the consent or waiver as to such Holder’s Security or portion of the Security if the Trustee receives the notice of revocation before the date the amendment or waiver becomes effective. After an amendment or waiver becomes effective, it shall bind every Securityholder. An amendment or waiver becomes effective upon the execution of such amendment or waiver by the Trustee.
          The Issuers may, but shall not be obligated to, fix a record date for the purpose of determining the Securityholders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Securityholders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 120 days after such record date.
          SECTION 9.05. Notation on or Exchange of Securities. If an amendment changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security regarding the changed terms and return it to the Holder. Alternatively, if the Issuers or the Trustee so determine, the Issuers in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms. Failure to make the appropriate notation or to issue a new Security shall not affect the validity of such amendment.
          SECTION 9.06. Trustee To Sign Amendments. The Trustee shall sign any amendment authorized pursuant to this Article 9 if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may but need not sign it. In signing such amendment the Trustee shall be entitled to receive indemnity reasonably satisfactory to it and to receive, and (subject to Section 7.01) shall be fully protected in relying upon, an Officers’ Certificate and an Opinion of Counsel stating that such amendment is authorized or permitted by this Indenture.
          SECTION 9.07. Payment for Consent. Neither the Company nor any Affiliate of the Company shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Securities unless such consideration is offered to all Holders and is paid to all Holders that so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or agreement.
ARTICLE 10
Subordination
          SECTION 10.01. Agreement To Subordinate. The Issuers agree, and each Securityholder by accepting a Security agrees, that the Indebtedness evidenced by the Securities is subordinated in right of payment, to the extent and in the manner provided in this Article 10, to the prior payment of all Senior Indebtedness of the Issuers and that the subordination is for the benefit of and enforceable by the holders of such Senior Indebtedness. The Securities shall in all respects rank pari passu with all other Senior Subordinated Indebtedness of the Issuers and only Indebtedness of the Issuers which is Senior Indebtedness of the Issuers shall rank senior to the Securities in accordance with the provisions set forth herein. All provisions of this Article 10 shall be subject to Section 10.12. Nothing in this Article 10 will prevent the Issuers from repurchasing, redeeming, repaying or prepaying any Securities pursuant to Section 3.09 and paragraph 6 of the Securities, to the extent required to do so by any Gaming Authority.

          SECTION 10.02. Liquidation, Dissolution, Bankruptcy. Upon any payment or distribution of the assets of an Issuer to creditors upon a total or partial liquidation or a total or partial dissolution of such Issuer or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to such Issuer or its property:
     (1) holders of Senior Indebtedness of the applicable Issuer shall be entitled to receive payment in full in cash of such Senior Indebtedness before Securityholders shall be entitled to receive any payment of principal of or interest on the Securities; and
     (2) until such Senior Indebtedness is paid in full in cash, any payment or distribution to which Securityholders would be entitled but for this Article 10 shall be made to holders of such Senior Indebtedness as their interests may appear, except that Securityholders may receive shares of stock and any debt securities that are subordinated to such Senior Indebtedness to at least the same extent as the Securities.
          SECTION 10.03. Default on Senior Indebtedness of the Issuers. The Issuers shall not pay the principal of or interest on the Securities or make any deposit pursuant to Section 8.01 and may not purchase, redeem or otherwise retire any Securities (collectively, “pay the Securities”) if either of the following (a “Payment Default”) occurs: (a) any Designated Senior Indebtedness of the Issuers is not paid in full in cash when due; or (b) any other default on Designated Senior Indebtedness of the Issuers occurs and the maturity of such Designated Senior Indebtedness is accelerated in accordance with its terms unless, in either case, the Payment Default has been cured or waived and any such acceleration has been rescinded or such Designated Senior Indebtedness has been paid in full in cash; provided, however, that the Issuers shall be entitled to pay the Securities without regard to the foregoing if the Issuers and the Trustee receive written notice approving such payment from the Representatives of all Designated Senior Indebtedness with respect to which a Payment Default has occurred and is continuing. During the continuance of any default (other than a Payment Default) with respect to any Designated Senior Indebtedness of the Issuers pursuant to which the maturity thereof may be accelerated immediately without further notice (except such notice as may be required to effect such acceleration) or the expiration of any applicable grace periods, the Issuers are not permitted to make any payment (other than payments or distributions made from any defeasance or redemption trust set forth in Article 8 to the extent the funds in any such trust were deposited prior to the applicable default) with respect to Obligations arising under the Securities for a period (a “Payment Blockage Period”) commencing upon the receipt by the Trustee of (with a copy to the Issuers) written notice (a “Blockage Notice”) of such default from the Representative of such Designated Senior Indebtedness specifying an election to effect a Payment Blockage Period and ending 179 days thereafter. The Payment Blockage Period shall end earlier if such Payment Blockage Period is terminated (1) by written notice to the Trustee and the Issuers from the Person or Persons who gave such Blockage Notice; (2) because the default giving rise to such Blockage Notice is cured, waived or otherwise no longer continuing; or (3) because such Designated Senior Indebtedness has been discharged or repaid in full in cash. Notwithstanding the provisions described in the immediately preceding two sentences (but subject to the provisions contained in the first sentence of this Section), unless the holders of such Designated Senior Indebtedness or the Representative of such Designated Senior Indebtedness shall have accelerated the maturity of such Designated Senior Indebtedness, the Issuers shall be entitled to resume payments on the Securities after termination of such Payment Blockage Period. The Securities shall not be subject to more than one Payment Blockage Period in any consecutive 360-day period, irrespective of the number of defaults with respect to Designated Senior Indebtedness of the Issuers during such period. For purposes of this Section, no default or event of default which existed or was continuing on the date of the commencement of any Payment Blockage Period with respect to the Designated Senior Indebtedness of the Issuers initiating such Payment Blockage Period shall be, or be made, the basis of the commencement of a subsequent Payment Blockage Period by the Representative of such Designated Senior Indebtedness, unless such default or event of default shall have been cured or waived for a period of not less than 90 consecutive days.
          SECTION 10.04. Acceleration of Payment of Securities. If payment of the Securities is accelerated because of an Event of Default, the Issuers or the Trustee shall promptly notify the holders of the Designated Senior Indebtedness of the Issuers (or their Representatives) of the acceleration.
          SECTION 10.05. When Distribution Must Be Paid Over. If a distribution is made to Securityholders that because of this Article 10 should not have been made to them, the Securityholders who receive the distribution shall hold it in trust for holders of Senior Indebtedness of the applicable Issuer and pay it over to them as their interests may appear.
          SECTION 10.06. Subrogation. After all Senior Indebtedness of the Issuers is paid in full and until the Securities are paid in full, Securityholders shall be subrogated to the rights of holders of such Senior Indebtedness to receive distributions applicable to such Senior Indebtedness. A distribution made under this Article 10 to holders of such Senior Indebtedness which otherwise would have been made to Securityholders is not, as between the Issuers and Securityholders, a payment by the Issuers on such Senior Indebtedness.
          SECTION 10.07. Relative Rights. This Article 10 defines the relative rights of Securityholders and holders of Senior Indebtedness of the Issuers. Nothing in this Indenture shall:
     (1) impair, as between the Issuers and Securityholders, the obligations of the Issuers, which are absolute and unconditional, to pay principal of and interest on the Securities in accordance with their terms; or
     (2) prevent the Trustee or any Securityholder from exercising its available remedies upon a Default, subject to the rights of holders of Senior

Indebtedness of the Issuers to receive distributions otherwise payable to Securityholders.
          SECTION 10.08. Subordination May Not Be Impaired by Issuers. No right of any holder of Senior Indebtedness of the Issuers to enforce the subordination of the Indebtedness evidenced by the Securities shall be impaired by any act or failure to act by an Issuer or by its failure to comply with this Indenture.
          SECTION 10.09. Rights of Trustee and Paying Agent. Notwithstanding Section 10.03, the Trustee or Paying Agent shall continue to make payments on the Securities and shall not be charged with knowledge of the existence of facts that under this Article 10 would prohibit the making of any such payments unless, not less than two Business Days prior to the date of such payment, a Trust Officer of the Trustee receives notice satisfactory to it that such payments are prohibited by this Article 10. The Issuers, the Registrar or co-registrar, the Paying Agent, a Representative or a holder of Senior Indebtedness of the Issuers shall be entitled to give the notice; provided, however, that, if an issue of Senior Indebtedness of the Issuers has a Representative, only the Representative shall be entitled to give the notice.
          The Trustee in its individual or any other capacity shall be entitled to hold Senior Indebtedness of the Issuers with the same rights it would have if it were not Trustee. The Registrar and co-registrar and the Paying Agent shall be entitled to do the same with like rights. The Trustee shall be entitled to all the rights set forth in this Article 10 with respect to any Senior Indebtedness of the Issuers which may at any time be held by it, to the same extent as any other holder of such Senior Indebtedness; and nothing in Article 7 shall deprive the Trustee of any of its rights as such holder. Nothing in this Article 10 shall apply to claims of, or payments to, the Trustee under or pursuant to Section 7.07.
          SECTION 10.10. Distribution or Notice to Representative. Whenever any Person is to make a distribution or give a notice to holders of Senior Indebtedness of the Issuers, such Person shall be entitled to make such distribution or give such notice to their Representative (if any).
          SECTION 10.11. Article 10 Not To Prevent Events of Default or Limit Right To Accelerate. The failure to make a payment pursuant to the Securities by reason of any provision in this Article 10 shall not be construed as preventing the occurrence of a Default. Nothing in this Article 10 shall have any effect on the right of the Securityholders or the Trustee to accelerate the maturity of the Securities.
          SECTION 10.12. Trust Moneys Not Subordinated. Notwithstanding anything contained herein to the contrary, payments from money or the proceeds of U.S. Government Obligations held in trust under Article 8 by the Trustee for the payment of principal of and interest on the Securities shall not be subordinated to the prior payment of any Senior Indebtedness of the Issuers or subject to the restrictions set forth in this Article 10, and none of the Securityholders shall be obligated to pay over any such amount to the Issuers or any holder of Senior Indebtedness of the Issuers or any other creditor of the Issuers.
          SECTION 10.13. Trustee Entitled To Rely. Upon any payment or distribution pursuant to this Article 10, the Trustee and the Securityholders shall be entitled to rely (a) upon any order or decree of a court of competent jurisdiction in which any proceedings of the nature referred to in Section 10.02 are pending, (b) upon a certificate of the liquidating trustee or agent or other Person making such payment or distribution to the Trustee or to the Securityholders or (c) upon the Representatives of Senior Indebtedness of the Issuers for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of such Senior Indebtedness and other Indebtedness of the Issuers, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 10. In the event that the Trustee determines, in good faith, that evidence is required with respect to the right of any Person as a holder of Senior Indebtedness of the Issuers to participate in any payment or distribution pursuant to this Article 10, the Trustee shall be entitled to request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of such Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and other facts pertinent to the rights of such Person under this Article 10, and, if such evidence is not furnished, the Trustee shall be entitled to defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment. The provisions of Sections 7.01 and 7.02 shall be applicable to all actions or omissions of actions by the Trustee pursuant to this Article 10.
          SECTION 10.14. Trustee To Effectuate Subordination. Each Securityholder by accepting a Security authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination between the Securityholders and the holders of Senior Indebtedness of the Issuers as provided in this Article 10 and appoints the Trustee as attorney-in-fact for any and all such purposes.
          SECTION 10.15. Trustee Not Fiduciary for Holders of Senior Indebtedness of the Issuers. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness of the Issuers and shall not be liable to any such holders if it shall mistakenly pay over or distribute to Securityholders or the Issuers or any other Person, money or assets to which any holders of Senior Indebtedness of the Issuers shall be entitled by virtue of this Article 10 or otherwise.
          SECTION 10.16. Reliance by Holders of Senior Indebtedness of the Issuers on Subordination Provisions. Each Securityholder by accepting a Security acknowledges and agrees that the foregoing subordination provisions are, and are intended to be, an inducement and a consideration to each holder of any Senior Indebtedness of the Issuers, whether such Senior Indebtedness was created or acquired before or after the issuance of the Securities, to acquire and continue to hold, or to continue to hold, such Senior Indebtedness and such holder of such Senior Indebtedness shall be deemed conclusively to have relied on such subordination provisions in acquiring and continuing to hold, or in continuing to hold, such Senior Indebtedness.
ARTICLE 11
Notes Guaranties
          SECTION 11.01. Guaranties. Each Notes Guarantor hereby unconditionally and irrevocably guarantees, jointly and severally, to each Holder and to the Trustee and its successors and assigns (a) the full and punctual payment of principal of and interest on the Securities when due, whether at maturity, by acceleration, by redemption or otherwise, and all other monetary obligations of the Issuers under this Indenture and the Securities and (b) the full and punctual performance within applicable grace periods of all other obligations of the Issuers under this Indenture and the Securities (all the foregoing being hereinafter collectively called the “Guaranteed Obligations”). Each Notes Guarantor further agrees that the Guaranteed Obligations may be extended or renewed, in whole or in part, without notice or further assent from such Notes Guarantor and that such Notes Guarantor will remain bound under this Article 11 notwithstanding any extension or renewal of any Guaranteed Obligation.
          Each Notes Guarantor waives presentation to, demand of, payment from and protest to the Issuers of any of the Guaranteed Obligations and also waives notice of protest for nonpayment. Each Notes Guarantor waives notice of any default under the Securities or the Guaranteed Obligations. The obligations of each Notes Guarantor hereunder shall not be affected by (1) the failure of any Holder or the Trustee to assert any claim or demand or to enforce any right or remedy against the Issuers or any other Person (including any Notes Guarantor) under this Indenture, the Securities or any other agreement or otherwise; (2) any extension or renewal of any thereof; (3) any rescission, waiver, amendment or modification of any of the terms or provisions of this Indenture, the Securities or any other agreement; (4) the release of any security held by any Holder or the Trustee for the Guaranteed Obligations or any of them; (5) the failure of any Holder or the Trustee to exercise any right or remedy against any other guarantor of the Guaranteed Obligations; or (6) except as set forth in Section 11.06, any change in the ownership of such Notes Guarantor.
          Each Notes Guarantor further agrees that its Notes Guaranty herein constitutes a guarantee of payment, performance and compliance when due (and not a guarantee of collection) and waives any right to require that any resort be had by any Holder or the Trustee to any security held for payment of the Guaranteed Obligations.
          Each Notes Guaranty is, to the extent and in the manner set forth in Article 12, subordinated and subject in right of payment to the prior payment in full of the principal of and premium, if any, and interest on all Senior Indebtedness of the Notes Guarantor giving such Notes Guaranty and each Notes Guaranty is made subject to such provisions of this Indenture.

          Except as expressly set forth in Sections 8.0l(b), 11.02 and 11.06, the obligations of each Notes Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Guaranteed Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Notes Guarantor herein shall not be discharged or impaired or otherwise affected by the failure of any Holder or the Trustee to assert any claim or demand or to enforce any remedy under this Indenture, the Securities or any other agreement, by any waiver or modification of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of such Notes Guarantor or would otherwise operate as a discharge of such Notes Guarantor as a matter of law or equity.
          Each Notes Guarantor further agrees that its Guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest on any Obligation is rescinded or must otherwise be restored by any Holder or the Trustee upon the bankruptcy or reorganization of either Issuer or otherwise.
          In furtherance of the foregoing and not in limitation of any other right which any Holder or the Trustee has at law or in equity against any Notes Guarantor by virtue hereof, upon the failure of the Issuers to pay the principal of or interest on any Guaranteed Obligation when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, or to perform or comply with any other Guaranteed Obligation, each Notes Guarantor hereby promises to and shall, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Holders or the Trustee an amount equal to the sum of (A) the unpaid amount of such Guaranteed Obligations, (B) accrued and unpaid interest on such Guaranteed Obligations (but only to the extent not prohibited by law) and (C) all other monetary Guaranteed Obligations of the Issuers to the Holders and the Trustee.
          Each Notes Guarantor agrees that it shall not be entitled to any right of subrogation in respect of any Guaranteed Obligations guaranteed hereby until payment in full of all Guaranteed Obligations and all obligations to which the Guaranteed Obligations are subordinated as provided in Article 12. Each Notes Guarantor further agrees that, as between it, on the one hand, and the Holders and the Trustee, on the other hand, (i) the maturity of the Guaranteed Obligations hereby may be accelerated as provided in Article 6 for the purposes of such Notes Guarantor’s Notes Guaranty herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guaranteed Obligations guaranteed hereby, and (ii) in the event of any declaration of acceleration of such Guaranteed Obligations as provided in Article 6, such Guaranteed Obligations (whether or not due and payable) shall forthwith become due and payable by such Notes Guarantor for the purposes of this Section.

          Each Notes Guarantor also agrees to pay any and all costs and expenses (including reasonable attorneys’ fees) incurred by the Trustee or any Holder in enforcing any rights under this Section.
          SECTION 11.02. Limitation on Liability. Any term or provision of this Indenture to the contrary notwithstanding, the maximum aggregate amount of the Guaranteed Obligations guaranteed hereunder by any Notes Guarantor shall not exceed the maximum amount that can be hereby guaranteed without rendering this Indenture, as it relates to such Notes Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.
          SECTION 11.03. Successors and Assigns. This Article 11 shall be binding upon each Notes Guarantor and its successors and assigns and shall inure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges conferred upon that party in this Indenture and in the Securities shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of this Indenture.
          SECTION 11.04. No Waiver. Neither a failure nor a delay on the part of either the Trustee or the Holders in exercising any right, power or privilege under this Article 11 shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the Trustee and the Holders herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which either may have under this Article 11 at law, in equity, by statute or otherwise.
          SECTION 11.05. Modification. No modification, amendment or waiver of any provision of this Article 11, nor the consent to any departure by any Notes Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Trustee, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on any Notes Guarantor in any case shall entitle such Notes Guarantor to any other or further notice or demand in the same, similar or other circumstances.
          SECTION 11.06. Release of Notes Guarantors.
          (a) A Notes Guarantor will be released from its obligations under this Article 11 (other than any obligation that may have arisen under Section 11.07)
     (1) upon the sale (including any sale pursuant to any exercise of remedies by a holder of Indebtedness of the Issuers or of such Notes Guarantor) or other disposition (including by way of consolidation or merger) of a Notes Guarantor, including the sale or disposition of Capital Stock of a Notes Guarantor, following which (x) with respect to a sale or disposition involving a Subsidiary Guarantor, such Subsidiary Guarantor is no longer a Subsidiary and (y) with respect to a sale or disposition involving an Affiliated Guarantor, such Affiliated Guarantor is no longer an Affiliate of the Company; or
     (2) upon the sale or disposition of all or substantially all the assets of such Notes Guarantor, provided, however, that in the case of clauses (1) and (2) above, (i) such sale or other disposition is made to a Person other than an Issuer or an Affiliate of an Issuer, (ii) such sale or disposition is otherwise permitted by this Indenture and (iii) the Company provides an Officers’ Certificate to the Trustee to the effect that the Company will comply with its obligations under Section 4.06 in respect of such sale or disposition (including, in connection with any sale or disposition of the Capital Stock of an Affiliated Guarantor, causing the holders of the shares of Capital Stock of such Affiliated Guarantor to comply with such covenant).
          (b) A Subsidiary Guarantor will be released from its obligations under this Article 11 (other than any obligation that may have arisen under Section 11.07)
     (1) upon the designation of such Subsidiary Guarantor as an Unrestricted Party in accordance with the terms of this Indenture,
     (2) at such time as such Subsidiary Guarantor does not have any Indebtedness outstanding that would have required such Subsidiary Guarantor to enter into a Guaranty Agreement upon its Incurrence of such Indebtedness pursuant to Section 12 and the Company provides an Officers’ Certificate to the Trustee certifying that no such Indebtedness is outstanding and that the Company elects to have such Subsidiary Guarantor released from this Article 11,
     (3) upon defeasance of the Securities pursuant to Article 8, or
     (4) upon the full satisfaction of the Issuers’ obligations under this Indenture pursuant to Section 8.01(a) or otherwise in accordance with the terms of this Indenture.
          (c) An Affiliated Guarantor will be released from its obligations under this Article 11 (other than any obligation that may have arisen under Section 11.07)
     (1) upon the designation of such Affiliated Guarantor as an Unrestricted Party; provided, however, that such Affiliated Guarantor will not Guarantee any other Indebtedness of the Issuers or any of their Subsidiaries immediately following such designation,
     (2) upon defeasance of the Securities pursuant to Article 8, or
     (3) upon the full satisfaction of the Issuers’ obligations under this Indenture pursuant to Section 8.01(a) or otherwise in accordance with the terms of this Indenture.

     (d) At the request of the Company, the Trustee shall execute and deliver an appropriate instrument evidencing any release set forth in this Section 11.06.
          SECTION 11.07. Contribution. Each Subsidiary Guarantor that makes a payment under its Subsidiary Guaranty shall be entitled upon payment in full of all Guaranteed Obligations under this Indenture to a contribution from each other Subsidiary Guarantor in an amount equal to such other Subsidiary Guarantor’s pro rata portion of such payment based on the respective net assets of all the Subsidiary Guarantors at the time of such payment determined in accordance with GAAP.
ARTICLE 12
Subordination of Notes Guaranties
          SECTION 12.01. Agreement To Subordinate. Each Notes Guarantor agrees, and each Securityholder by accepting a Security agrees, that the Indebtedness evidenced by such Notes Guarantor’s Notes Guaranty is subordinated in right of payment, to the extent and in the manner provided in this Article 12, to the prior payment of all Senior Indebtedness of such Notes Guarantor and that the subordination is for the benefit of and enforceable by the holders of such Senior Indebtedness. The Obligations of a Notes Guarantor shall in all respects rank pari passu with all other Senior Subordinated Indebtedness of such Notes Guarantor and only Senior Indebtedness of such Notes Guarantor (including such Notes Guarantor’s Notes Guaranty of Senior Indebtedness of the Issuers) shall rank senior to the Obligations of such Notes Guarantor in accordance with the provisions set forth herein.
          SECTION 12.02. Liquidation, Dissolution, Bankruptcy. Upon any payment or distribution of the assets of any Notes Guarantor to creditors upon a total or partial liquidation or a total or partial dissolution of such Notes Guarantor or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to such Notes Guarantor or its property:
     (1) holders of Senior Indebtedness of such Notes Guarantor shall be entitled to receive payment in full in cash of such Senior Indebtedness before Securityholders shall be entitled to receive any payment pursuant to the Notes Guaranty of such Notes Guarantor; and
     (2) until the Senior Indebtedness of any Notes Guarantor is paid in full in cash, any payment or distribution to which Securityholders would be entitled but for this Article 12 shall be made to holders of such Senior Indebtedness as their interests may appear, except that Securityholders may receive shares of stock and any debt securities of such Notes Guarantor that are subordinated to such Senior Indebtedness to at least the same extent as Notes Guaranty.
          SECTION 12.03. Default on Senior Indebtedness of Notes Guarantor. No Notes Guarantor shall make its Notes Guaranty or purchase, redeem or otherwise retire or defease any Securities or other Obligations (collectively, “pay its Notes

Guaranty”) if either of the following (a “Payment Default”) occurs (a) any Designated Senior Indebtedness of such Notes Guarantor is not paid in full in cash when due; or (b) any other default on Designated Senior Indebtedness of such Notes Guarantor occurs and the maturity of such Designated Senior Indebtedness is accelerated in accordance with its terms; unless, in either case, the Payment Default has been cured or waived and any such acceleration has been rescinded or such Designated Senior Indebtedness has been paid in full in cash; provided, however, that any Notes Guarantor shall be entitled to pay its Notes Guaranty without regard to the foregoing if such Notes Guarantor and the Trustee receive written notice approving such payment from the Representatives of all Designated Senior Indebtedness with respect to which a Payment Default has occurred and is continuing. During the continuance of any default (other than a Payment Default) with respect to any Designated Senior Indebtedness of such Notes Guarantor pursuant to which the maturity thereof may be accelerated immediately without further notice (except such notice as may be required to effect such acceleration) or the expiration of any applicable grace periods, such Notes Guarantor shall not pay its Notes Guaranty for a period (a “Payment Blockage Period”) commencing upon the receipt by the Trustee of (with a copy to such Notes Guarantor) written notice (a “Blockage Notice”) of such default from the Representative of such Designated Senior Indebtedness specifying an election to effect a Payment Blockage Period and ending 179 days thereafter. The Payment Blockage Period shall end earlier if such Payment Blockage Period is terminated (1) by written notice to the Trustee and such Notes Guarantor from the Person or Persons who gave such Blockage Notice; (2) because the default giving rise to such Blockage Notice is cured, waived or otherwise no longer continuing; or (3) because such Designated Senior Indebtedness has been discharged or repaid in full in cash. Notwithstanding the provisions described in the immediately preceding two sentences (but subject to the provisions contained in the first sentence of this Section), unless the holders of such Designated Senior Indebtedness giving such Blockage Notice or the Representative of such Designated Senior Indebtedness shall have accelerated the maturity of such Designated Senior Indebtedness, any Notes Guarantor shall be entitled to resume payments pursuant to its Notes Guaranty after termination of such Payment Blockage Period. No Notes Guarantor shall be subject to more than one Payment Blockage Period in any consecutive 360-day period, irrespective of the number of defaults with respect to Designated Senior Indebtedness of such Notes Guarantor during such period. For purposes of this Section, no default or event of default which existed or was continuing on the date of the commencement of any Payment Blockage Period with respect to the Designated Senior Indebtedness of such Notes Guarantor initiating such Payment Blockage Period shall be, or be made, the basis of the commencement of a subsequent Payment Blockage Period by the Representative of such Designated Senior Indebtedness, unless such default or event of default shall have been cured or waived for a period of not less than 90 consecutive days.
          SECTION 12.04. Demand for Payment. If a demand for payment is made on a Notes Guarantor pursuant to Article 11, the Trustee shall promptly notify the holders of the Designated Senior Indebtedness of such Notes Guarantor (or their Representatives) of such demand.

          SECTION 12.05. When Distribution Must Be Paid Over. If a distribution is made to Securityholders that because of this Article 12 should not have been made to them, the Securityholders who receive the distribution shall hold it in trust for holders of Senior Indebtedness of the applicable Notes Guarantor and pay it over to them or their Representatives as their interests may appear.
          SECTION 12.06. Subrogation. After all Senior Indebtedness of a Notes Guarantor is paid in full and until the Securities are paid in full, Securityholders shall be subrogated to the rights of holders of such Senior Indebtedness to receive distributions applicable to Senior Indebtedness of such Notes Guarantor. A distribution made under this Article 12 to holders of such Senior Indebtedness which otherwise would have been made to Securityholders is not, as between the relevant Notes Guarantor and Securityholders, a payment by such Notes Guarantor on such Senior Indebtedness.
          SECTION 12.07. Relative Rights. This Article 12 defines the relative rights of Securityholders and holders of Senior Indebtedness of a Notes Guarantor. Nothing in this Indenture shall:
     (1) impair, as between a Notes Guarantor and Securityholders, the obligation of such Notes Guarantor, which is absolute and unconditional, to pay its Notes Guaranty to the extent set forth in Article 11; or
     (2) prevent the Trustee or any Securityholder from exercising its available remedies upon a default by such Notes Guarantor under its Notes Guaranty, subject to the rights of holders of Senior Indebtedness of such Notes Guarantor to receive distributions otherwise payable to Securityholders.
          SECTION 12.08. Subordination May Not Be Impaired by Notes Guarantors. No right of any holder of Senior Indebtedness of any Notes Guarantor to enforce the subordination of the Notes Guaranty of such Notes Guarantor shall be impaired by any act or failure to act by such Notes Guarantor or by its failure to comply with this Indenture.
          SECTION 12.09. Rights of Trustee and Paving Agent. Notwithstanding Section 12.03, the Trustee or Paying Agent shall continue to make payments on any Notes Guaranty and shall not be charged with knowledge of the existence of facts that would prohibit the making of any such payments unless, not less than two Business Days prior to the date of such payment, a Trust Officer of the Trustee receives written notice satisfactory to it that such payments are prohibited by this Article 12. The Issuers, the relevant Notes Guarantor, the Registrar or co-registrar, the Paying Agent, a Representative or a holder of Senior Indebtedness of such Notes Guarantor shall be entitled to give the notice; provided, however, that, if an issue of Senior Indebtedness of any Notes Guarantor has a Representative, only the Representative shall be entitled to give the notice.

          The Trustee in its individual or any other capacity shall be entitled to hold Senior Indebtedness of any Notes Guarantor with the same rights it would have if it were not the Trustee. The Registrar and co-registrar and the Paying Agent may do the same with like rights. The Trustee shall be entitled to all the rights set forth in this Article 12 with respect to any Senior Indebtedness of any Notes Guarantor which may at any time be held by it, to the same extent as any other holder of such Senior Indebtedness; and nothing in Article 7 shall deprive the Trustee of any of its rights as such holder. Nothing in this Article 12 shall apply to claims of, or payments to, the Trustee under or pursuant to Section 7.07.
          SECTION 12.10. Distribution or Notice to Representative. Whenever any Person is to make a distribution or give a notice to holders of Senior Indebtedness of any Notes Guarantor, such Person shall be entitled to make such distribution or give such notice to their Representative (if any).
          SECTION 12.11. Article 12 Not To Prevent Events of Default or Limit Right To Demand Payment. The failure to make a payment pursuant to a Notes Guaranty by reason of any provision in this Article 12 shall not be construed as preventing the occurrence of a Default. Nothing in this Article 12 shall have any effect on the right of the Securityholders or the Trustee to make a demand for payment on any Notes Guarantor pursuant to its Notes Guaranty.
          SECTION 12.12. Trustee Entitled To Rely. Upon any payment or distribution pursuant to this Article 12, the Trustee and the Securityholders shall be entitled to rely (a) upon any order or decree of a court of competent jurisdiction in which any proceedings of the nature referred to in Section 12.02 are pending, (b) upon a certificate of the liquidating trustee or agent or other Person making such payment or distribution to the Trustee or to the Securityholders or (c) upon the Representatives for the holders of Senior Indebtedness of any Notes Guarantor for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of such Senior Indebtedness and other indebtedness of such Notes Guarantor, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 12. In the event that the Trustee determines, in good faith, that evidence is required with respect to the right of any Person as a holder of Senior Indebtedness of any Notes Guarantor to participate in any payment or distribution pursuant to this Article 12, the Trustee shall be entitled to request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness of such Notes Guarantor held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and other facts pertinent to the rights of such Person under this Article 12, and, if such evidence is not furnished, the Trustee shall be entitled to defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment. The provisions of Sections 7.01 and 7.02 shall be applicable to all actions or omissions of actions by the Trustee pursuant to this Article 12.
          SECTION 12.13. Trustee To Effectuate Subordination. Each Securityholder by accepting a Security authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination between the Securityholders and the holders of Senior Indebtedness of any Notes Guarantor as provided in this Article 12 and appoints the Trustee as attorney-in-fact for any and all such purposes.
          SECTION 12.14. Trustee Not Fiduciary for Holders of Senior Indebtedness of Notes Guarantor. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness of any Notes Guarantor and shall not be liable to any such holders if it shall mistakenly pay over or distribute to Securityholders or the Issuers or any other Person, money or assets to which any holders of such Senior Indebtedness shall be entitled by virtue of this Article 12 or otherwise.
          SECTION 12.15. Reliance by Holders of Senior Indebtedness of Notes Guarantors on Subordination Provisions. Each Securityholder by accepting a Security acknowledges and agrees that the foregoing subordination provisions are, and are intended to be, an inducement and a consideration to each holder of any Senior Indebtedness of any Notes Guarantor, whether such Senior Indebtedness was created or acquired before or after the issuance of the Securities, to acquire and continue to hold, or to continue to hold, such Senior Indebtedness and such holder of Senior Indebtedness shall be deemed conclusively to have relied on such subordination provisions in acquiring and continuing to hold, or in continuing to hold, such Senior Indebtedness.
ARTICLE 13
Miscellaneous
          SECTION 13.01. Trust Indenture Act Controls. If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control.
          SECTION 13.02. Notices. Any notice or communication shall be in writing and delivered in person or mailed by first-class mail addressed as follows:
if to either Issuer or any Notes Guarantor:
Wimar OpCo, LLC (d/b/a Tropicana Entertainment)
207 Grandview Drive
Fort Mitchell, KY 41017
Attention: Richard FitzPatrick
Facsimile: (859) 578-1190
if to the Trustee:
U.S. Bank National Association
175 South Third Street, 4th Floor

Columbus, Ohio 43215
Attn: Corporate Trust Services
Facsimile: (513) 632-5511
          The Issuers, any Notes Guarantor or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.
          Any notice or communication mailed to a Securityholder shall be mailed to the Securityholder at the Securityholder’s address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed.
          Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.
          SECTION 13.03. Communication by Holders with Other Holders. Securityholders may communicate pursuant to TIA § 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities. The Issuers, the Notes Guarantors, the Trustee, the Registrar and anyone else shall have the protection of TIA § 312(c).
          SECTION 13.04. Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Issuers to the Trustee to take or refrain from taking any action under this Indenture, the Issuers shall furnish to the Trustee:
     (1) an Officers’ Certificate of the applicable Issuer in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and
     (2) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with.
          SECTION 13.05. Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture shall include:
     (1) a statement that the individual making such certificate or opinion has read such covenant or condition;
     (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

     (3) a statement that, in the opinion of such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and
     (4) a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with.
          SECTION 13.06. When Securities Disregarded. In determining whether the Holders of the required principal amount of Securities have concurred in any direction, waiver or consent. Securities owned by the Company or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities which the Trustee knows are so owned shall be so disregarded. Also, subject to the foregoing, only Securities outstanding at the time shall be considered in any such determination.
          SECTION 13.07. Rules by Trustee, Paying Agent and Registrar. The Trustee may make reasonable rules for action by or a meeting of Securityholders. The Registrar and the Paying Agent may make reasonable rules for their functions.
          SECTION 13.08. Legal Holidays. If a payment date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period. If a regular record date is a Legal Holiday, the record date shall not be affected.
          SECTION 13.09. Governing Law. This Indenture and the Securities shall be governed by, and construed in accordance with, the laws of the State of New York.
          SECTION 13.10. No Recourse Against Others. A director, officer, employee, incorporator or stockholder, as such, of either Issuer or any Notes Guarantor shall not have any liability for any obligations of either Issuer under the Securities or this Indenture or of any Notes Guarantor under its Notes Guaranty or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Securities.
          SECTION 13.11. Successors. All agreements of each Issuer and each Notes Guarantor in this Indenture and the Securities shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.
          SECTION 13.12. Multiple Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.

          SECTION 13.13. Table of Contents; Headings. The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

          IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

WIMAR OPCO, LLC,

By:	/s/ Richard M. FitzPatrick

Name: Richard M. FitzPatrick
Title: CFO

WIMAR OPCO FINANCE CORP,

By:	/s/ Richard M. FitzPatrick

Name: Richard M. FitzPatrick
Title: CFO
Signature Page to Indenture

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:	/s/ Robert T. Jones

Name: Robert T. Jones
Title: Vice President & Trust Officer
Signature Page to Indenture

RULE 144A/REGULATION S APPENDIX
PROVISIONS RELATING TO INITIAL SECURITIES,
PRIVATE EXCHANGE SECURITIES AND
EXCHANGE SECURITIES
     1. Definitions
     1.1 Definitions
     For the purposes of this Appendix the following terms shall have the meanings indicated below:
          “Applicable Procedures” means, with respect to any transfer or transaction involving a Temporary Regulation S Global Security or beneficial interest therein, the rules and procedures of the Depository for such a Temporary Regulation S Global Security, to the extent applicable to such transaction and as in effect from time to time.
          “Definitive Security” means a certificated Initial Security or Exchange Security or Private Exchange Security bearing, if required, the appropriate restricted securities legend set forth in Section 2.3 (e).
          “Depository” means The Depository Trust Company, its nominees and their respective successors.
          “Distribution Compliance Period”, with respect to any Securities, means the period of 40 consecutive days beginning on and including the later of (i) the day on which such Securities are first offered to Persons other than distributors (as defined in Regulation S under the Securities Act) in reliance on Regulation S and (ii) the issue date with respect to such Securities.
          “Exchange Securities” means (1) the 9 5/8% Senior Subordinated Notes due 2014 issued pursuant to the Indenture in connection with the Registered Exchange Offer pursuant to the Registration Rights Agreement and (2) Additional Securities, if any, issued pursuant to a registration statement filed with the SEC under the Securities Act.
          “IAI” means an institutional “accredited investor”, as defined in Rule 501(a)(l), (2), (3) and (7) of Regulation D under the Securities Act.
          “Initial Purchasers” means (1) with respect to the Initial Securities issued on the Issue Date, Credit Suisse Securities (USA) LLC, SG Americas Securities, LLC, CIBC World Markets Corp., Barclays Capital Inc., ING Financial Markets LLC and Greenwich Capital Markets, Inc. and (2) with respect to each issuance of Additional Securities, the Persons purchasing such Additional Securities under the related Purchase Agreement.

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          “Initial Securities” means (1) $960.0 million aggregate principal amount of 9 5/8% Senior Subordinated Notes due 2014 issued on the Issue Date and (2) Additional Securities, if any, issued in a transaction exempt from the registration requirements of the Securities Act.
          “Private Exchange” means the offer by the Issuers and the Notes Guarantors, pursuant to the Registration Rights Agreement, to the Initial Purchasers to issue and deliver to the Initial Purchasers, in exchange for the Initial Securities held by the Initial Purchaser as part of its initial distribution, a like aggregate principal amount of Private Exchange Securities.
          “Private Exchange Securities” means any 9 5/8% Senior Subordinated Notes due 2014 issued in connection with a Private Exchange.
          “Purchase Agreement” means (1) with respect to the Initial Securities issued on the Issue Date, the Purchase Agreement dated December 14, 2006, among the Issuers and the Initial Purchasers, and (2) with respect to each issuance of Additional Securities, the purchase agreement or underwriting agreement among the Issuers and the Persons purchasing such Additional Securities.
          “QIB” means a “qualified institutional buyer” as defined in Rule 144A.
          “Registered Exchange Offer” means the offer by the Issuers, pursuant to a Registration Rights Agreement, to certain Holders of Initial Securities, to issue and deliver to such Holders, in exchange for the Initial Securities, a like aggregate principal amount of Exchange Securities registered under the Securities Act.
          “Registration Rights Agreement” means (1) with respect to the Initial Securities issued on the Issue Date, the Registration Rights Agreement dated December 28, 2006, among the Company, Tropicana Finance and Credit Suisse Securities (USA) LLC, as representative of the Initial Purchasers, and (2) with respect to each issuance of Additional Securities issued in a transaction exempt from the registration requirements of the Securities Act, the registration rights agreement, if any, among the Company, Tropicana Finance, the Notes Guarantors and the Persons purchasing such Additional Securities under the related Purchase Agreement.
          “Securities” means the Initial Securities, the Exchange Securities and the Private Exchange Securities, treated as a single class.
          “Securities Act” means the Securities Act of 1933.
          “Securities Custodian” means the custodian with respect to a Global Security (as appointed by the Depository), or any successor Person thereto and shall initially be the Trustee.
          “Shelf Registration Statement” means the registration statement issued by the Company in connection with the offer and sale of Initial Securities or Private Exchange Securities pursuant to a Registration Rights Agreement.

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          “Transfer Restricted Securities” means Securities that bear or are required to bear the legend relating to restrictions on transfer relating to the Securities Act set forth in Section 2.3(e) hereto.
     1.2 Other Definitions

	Defined
	in
Term	Section:
“Agent Members”	2.1	(b)
“Global Securities”	2.1	(a)
“IAI Global Security”	2.1	(a)
“Permanent Regulation S Global Security”	2.1	(a)
“Regulation S”	2.1	(a)
“Regulation S Global Security”	2.1	(a)
“Rule 144A”	2.1	(a)
“Rule 144A Global Security”	2.1	(a)
“Temporary Regulation S Global Security”	2.1	(a)
     2. The Securities.
     2.1 (a) Form and Dating. The Initial Securities will be offered and sold by the Issuers pursuant to a Purchase Agreement. The Initial Securities will be resold initially only to (i) QIBs in reliance on Rule 144A under the Securities Act (“Rule 144A”) and (ii) Persons other than U.S. Persons (as defined in Regulation S) in reliance on Regulation S under the Securities Act (“Regulation S”). Initial Securities may thereafter be transferred to, among others, QIBs, IAIs and purchasers in reliance on Regulation S, subject to the restrictions on transfer set forth herein. Initial Securities initially resold pursuant to Rule 144A shall be issued initially in the form of one or more permanent global Securities in definitive, fully registered form (collectively, the “Rule 144A Global Security”); Initial Securities initially resold to IAIs shall be issued initially in the form of one or more permanent global Securities in definitive, fully registered form (collectively, the “IAI Global Security”); and Initial Securities initially resold pursuant to Regulation S shall be issued initially in the form of one or more temporary global securities in fully registered form (collectively, the “Temporary Regulation S Global Security”), in each case without interest coupons and with the global securities legend and the applicable restricted securities legend set forth in Exhibit 1 hereto, which shall be deposited on behalf of the purchasers of the Initial Securities represented thereby with the Securities Custodian and registered in the name of the Depository or a nominee of the Depository, duly executed by the Issuers and authenticated by the Trustee as provided in the Indenture. Except as set forth in this Section 2.1(a), beneficial ownership interests in the Temporary Regulation S Global Security will not be exchangeable for interests in the Rule 144A Global Security, the IAI Global Security, a permanent global security (the

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“Permanent Regulation S Global Security”, and together with the Temporary Regulation S Global Security, the “Regulation S Global Security”) or any other Security prior to the expiration of the Distribution Compliance Period and then, after the expiration of the Distribution Compliance Period, may be exchanged for interests in a Rule 144A Global Security, an IAI Global Security or the Permanent Regulation S Global Security only upon certification in form reasonably satisfactory to the Trustee that (i) beneficial ownership interests in such Temporary Regulation S Global Security are owned either by non-U.S. persons or U.S. persons who purchased such interests in a transaction that did not require registration under the Securities Act and (ii) in the case of an exchange for an IAI Global Security, certification that the interest in the Temporary Regulation S Global Security is being transferred to an institutional “accredited investor” under the Securities Act that is an institutional accredited investor acquiring the securities for its own account or for the account of an institutional accredited investor.
          Beneficial interests in Temporary Regulation S Global Securities or IAI Global Securities may be exchanged for interests in Rule 144A Global Securities if (1) such exchange occurs in connection with a transfer of Securities in compliance with Rule 144A and (2) the transferor of the beneficial interest in the Temporary Regulation S Global Security or the IAI Global Security, as applicable, first delivers to the Trustee a written certificate (in a form satisfactory to the Trustee) to the effect that the beneficial interest in the Temporary Regulation S Global Security or the IAI Global Security, as applicable, is being transferred to a Person (a) who the transferor reasonably believes to be a QIB, (b) purchasing for its own account or the account of a QIB in a transaction meeting the requirements of Rule 144A, and (c) in accordance with all applicable securities laws of the States of the United States and other jurisdictions.
          Beneficial interests in Temporary Regulation S Global Securities and Rule 144A Global Securities may be exchanged for an interest in IAI Global Securities if (1) such exchange occurs in connection with a transfer of the securities in compliance with an exemption under the Securities Act and (2) the transferor of the Regulation S Global Security or Rule 144A Global Security, as applicable, first delivers to the trustee a written certificate (substantially in the form of Exhibit 2) to the effect that (A) the Regulation S Global Security or Rule 144A Global Security, as applicable, is being transferred (a) to an “accredited investor” within the meaning of 501(a)(l),(2),(3) and (7) under the Securities Act that is an institutional investor acquiring the securities for its own account or for the account of such an institutional accredited investor, in each case in a minimum principal amount of the securities of $250,000, for investment purposes and not with a view to or for offer or sale in connection with any distribution in violation of the Securities Act and (B) in accordance with all applicable securities laws of the States of the United States and other jurisdictions.
          Beneficial interests in a Rule 144A Global Security or an IAI Global Security may be transferred to a Person who takes delivery in the form of an interest in a Regulation S Global Security, whether before or after the expiration of the Distribution Compliance Period, only if the transferor first delivers to the Trustee a written certificate (in the form provided in the Indenture) to the effect that such transfer is being made in accordance with Rule 903 or 904 of Regulation S or Rule 144 (if applicable).

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          The Rule 144A Global Security, the IAI Global Security, the Temporary Regulation S Global Security and the Permanent Regulation S Global Security are collectively referred to herein as “Global Securities”. The aggregate principal amount of the Global Securities may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depository or its nominee as hereinafter provided.
          (b) Book-Entry Provisions. This Section 2.1(b) shall apply only to a Global Security deposited with or on behalf of the Depository.
          The Issuers shall execute and the Trustee shall, in accordance with this Section 2.1(b), authenticate and deliver initially one or more Global Securities that (a) shall be registered in the name of the Depository for such Global Security or Global Securities or the nominee of such Depository and (b) shall be delivered by the Trustee to such Depository or pursuant to such Depository’s instructions or held by the Trustee as custodian for the Depository.
          Members of, or participants in, the Depository (“Agent Members”) shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depository or by the Trustee as the custodian of the Depository or under such Global Security, and the Issuers, the Trustee and any agent of the Issuers or the Trustee shall be entitled to treat the Depository as the absolute owner of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Issuers, the Trustee or any agent of the Issuers or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Agent Members, the operation of customary practices of such Depository governing the exercise of the rights of a holder of a beneficial interest in any Global Security.
          (c) Definitive Securities. Except as provided in this Section 2.1 or Section 2.3 or 2.4. owners of beneficial interests in Global Securities shall not be entitled to receive physical delivery of Definitive Securities.
     2.2 Authentication. The Trustee shall authenticate and deliver: (1) on the Issue Date, an aggregate principal amount of $960.0 million 9 5/8% Senior Subordinated Notes due 2014, (2) any Additional Securities for an original issue in an aggregate principal amount specified in the written order of the Issuers pursuant to Section 2.02 of the Indenture and (3) Exchange Securities or Private Exchange Securities for issue only in a Registered Exchange Offer or a Private Exchange, respectively, pursuant to a Registration Rights Agreement, for a like principal amount of Initial Securities, in each case upon a written order of the Issuers signed by two Officers of each Issuer or by an Officer and either an Assistant Treasurer or an Assistant Secretary of such Issuer. Such order shall specify the amount of the Securities to be authenticated and the date on which the original issue of Securities is to be authenticated and, in the case of any issuance of Additional Securities pursuant to Section 2.13 of the Indenture, shall certify that such issuance is in compliance with Section 4.03 of the Indenture.

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     2.3 Transfer and Exchange.
          (a) Transfer and Exchange of Definitive Securities. When Definitive Securities are presented to the Registrar with a request:
(x)	to register the transfer of such Definitive Securities; or

(y)	to exchange such Definitive Securities for an equal principal amount of Definitive Securities of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Definitive Securities surrendered for transfer or exchange:
     (i) shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Issuers and the Registrar, duly executed by the Holder thereof or its attorney duly authorized in writing; and
     (ii) if such Definitive Securities are required to bear a restricted securities legend, they are being transferred or exchanged pursuant to an effective registration statement under the Securities Act, pursuant to Section 2.3(b) or pursuant to clause (A), (B) or (C) below, and are accompanied by the following additional information and documents, as applicable:
     (A) if such Definitive Securities are being delivered to the Registrar by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect; or
     (B) if such Definitive Securities are being transferred to either Issuer, a certification to that effect; or
     (C) if such Definitive Securities are being transferred (x) pursuant to an exemption from registration in accordance with Rule 144A, Regulation S or Rule 144 under the Securities Act; or (y) in reliance upon another exemption from the requirements of the Securities Act: (i) a certification to that effect (in the form set forth on the reverse of the Security) and (ii) if the Issuers so request, an opinion of counsel or other evidence reasonably satisfactory to it as to the compliance with the restrictions set forth in the legend set forth in Section 2.3(e)(i).
          (b) Restrictions on Transfer of a Definitive Security for a Beneficial Interest in a Global Security. A Definitive Security may not be exchanged for a beneficial interest in a Rule 144A Global Security, an IAI Global Security or a Permanent Regulation S Global Security except upon satisfaction of the requirements set forth below. Upon receipt by the Trustee of a Definitive Security, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Trustee, together with:

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     (i) certification, in the form set forth on the reverse of the Security, that such Definitive Security is either (A) being transferred to a QIB in accordance with Rule 144A, (B) being transferred to an IAI or (C) being transferred after expiration of the Distribution Compliance Period by a Person who initially purchased such Security in reliance on Regulation S to a buyer who elects to hold its interest in such Security in the form of a beneficial interest in the Permanent Regulation S Global Security; and
     (ii) written instructions directing the Trustee to make, or to direct the Securities Custodian to make, an adjustment on its books and records with respect to such Rule 144A Global Security (in the case of a transfer pursuant to clause (b)(i)(A)), IAI Global Security (in the case of a transfer pursuant to clause (b)(1)(B)) or Permanent Regulation S Global Security (in the case of a transfer pursuant to clause (b)(i)(B)) to reflect an increase in the aggregate principal amount of the Securities represented by the Rule 144A Global Security, IAI Global Security or Permanent Regulation S Global Security, as applicable, such instructions to contain information regarding the Depository account to be credited with such increase, then the Trustee shall cancel such Definitive Security and cause, or direct the Securities Custodian to cause, in accordance with the standing instructions and procedures existing between the Depository and the Securities Custodian, the aggregate principal amount of Securities represented by the Rule 144A Global Security, IAI Global Security or Permanent Regulation S Global Security, as applicable, to be increased by the aggregate principal amount of the Definitive Security to be exchanged and shall credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Rule 144A Global Security, IAI Global Security or Permanent Regulation S Global Security, as applicable, equal to the principal amount of the Definitive Security so canceled. If no Rule 144A Global Securities, IAI Global Securities or Permanent Regulation S Global Securities, as applicable, are then outstanding, the Issuers shall issue and the Trustee shall authenticate, upon written order of the Issuers in the form of an Officers’ Certificate of each Issuer, a new Rule 144A Global Security, IAI Global Security or Permanent Regulation S Global Security, as applicable, in the appropriate principal amount.
          (c) Transfer and Exchange of Global Securities.
     (i) The transfer and exchange of Global Securities or beneficial interests therein shall be effected through the Depository, in accordance with this Indenture (including applicable restrictions on transfer set forth herein, if any) and the procedures of the Depository therefor. A transferor of a beneficial interest in a Global Security shall deliver to the Registrar a written order given in accordance with the Depository’s procedures containing information regarding the participant account of the Depository to be credited with a beneficial interest in the

8

Global Security. The Registrar shall, in accordance with such instructions instruct the Depository to credit to the account of the Person specified in such instructions a beneficial interest in the Global Security and to debit the account of the Person making the transfer the beneficial interest in the Global Security being transferred.
     (ii) If the proposed transfer is a transfer of a beneficial interest in one Global Security to a beneficial interest in another Global Security, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Global Security to which such interest is being transferred in an amount equal to the principal amount of the interest to be so transferred, and the Registrar shall reflect on its books and records the date and a corresponding decrease in the principal amount of the Global Security from which such interest is being transferred.
     (iii) Notwithstanding any other provisions of this Appendix (other than the provisions set forth in Section 2.4), a Global Security may not be transferred as a whole except by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository.
     (iv) In the event that Global Security is exchanged for Definitive Securities to Section 2.4 of this Appendix, prior to the consummation of a Registered Exchange Offer or the effectiveness of a Shelf Registration Statement with respect to such Securities, such Securities may be exchanged only in accordance with such procedures as are substantially consistent with the provisions of this Section 2.3 (including the certification requirements set forth on the reverse of the Initial Securities intended to ensure that such transfers comply with Rule 144A, Regulation S or another applicable exemption under the Securities Act, as the case may be) and such other procedures as may from time to time be adopted by the Issuers.
          (d) Restrictions on Transfer of Temporary Regulation S Global Securities. During the Distribution Compliance Period, beneficial ownership interests in Temporary Regulation S Global Securities may only be sold, pledged or transferred in accordance with the Applicable Procedures and only (i) to the Issuers, (ii) in an offshore transaction in accordance with Regulation S (other than a transaction resulting in an exchange for an interest in a Permanent Regulation S Global Security), (iii) pursuant to an effective registration statement under the Securities Act, in each case in accordance with any applicable securities laws of any state of the United States.
          (e) Legend.
     (i) Except as permitted by the following paragraphs (ii), (iii) and (iv), each Security certificate evidencing the Global Securities (and all

9

Securities issued in exchange therefor or in substitution thereof), in the case of Securities offered otherwise than in reliance on Regulation S shall bear a legend in substantially the following form:
THIS SECURITY (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THIS SECURITY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS SECURITY IS HEREBY NOTIFIED THAT THE SELLER OF THIS SECURITY MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.
THE HOLDER OF THIS SECURITY AGREES FOR THE BENEFIT OF THE ISSUERS THAT (A) THIS SECURITY MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) IN THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (II) TO AN “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501(A)(1),(2),(3) OR (7) UNDER THE SECURITIES ACT THAT, PRIOR TO SUCH TRANSFER, FURNISHES THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE TRANSFER OF THIS SECURITY (THE FORM OF WHICH CAN BE OBTAINED FROM THE TRUSTEE) AND, IF SUCH TRANSFER IS IN RESPECT OF AN AGGREGATE PRINCIPAL AMOUNT OF SECURITIES LESS THAN $250,000, AN OPINION OF COUNSEL ACCEPTABLE TO THE ISSUERS THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT, (III) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT, (IV) PURSUANT TO EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR (V) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (I) THROUGH (V) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES

10

LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS SECURITY FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE.
IF AT ANY TIME ANY GAMING AUTHORITY FINDS THAT AN OWNER OF THIS SECURITY IS UNSUITABLE TO CONTINUE TO HAVE AN INVOLVEMENT IN GAMING IN ANY JURISDICTION, SUCH OWNER MUST DISPOSE OF SUCH SECURITY AS PROVIDED BY THE LAWS OF SUCH JURISDICTION. SUCH LAWS AND REGULATIONS MAY RESTRICT THE RIGHT UNDER CERTAIN CIRCUMSTANCES: (A) TO PAY OR RECEIVE ANY DIVIDEND OR INTEREST UPON SUCH SECURITY; (B) TO EXERCISE, DIRECTLY OR THROUGH ANY TRUSTEE OR NOMINEE, ANY VOTING RIGHT CONFERRED BY SUCH SECURITY; OR (C) RECEIVE ANY REMUNERATION IN ANY FORM FROM THE ISSUERS, FOR SERVICES RENDERED OR OTHERWISE.
     Each certificate evidencing a Security offered in reliance on Regulation S shall, in addition to the foregoing, bear a legend in substantially the following form:
THIS SECURITY (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION ORIGINALLY EXEMPT FROM REGISTRATION UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE TRANSFERRED IN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY U.S. PERSON EXCEPT PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND ALL APPLICABLE STATE SECURITIES LAWS. TERMS USED ABOVE HAVE THE MEANINGS GIVEN TO THEM IN REGULATIONS UNDER THE SECURITIES ACT.
     Each Definitive Security shall also bear the following additional legend:
IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

11

     (ii) Upon any sale or transfer of a Transfer Restricted Security (including any Transfer Restricted Security represented by a Global Security) pursuant to Rule 144 under the Securities Act, the Registrar shall permit the transferee thereof to exchange such Transfer Restricted Security for a certificated Security that does not bear the legend set forth above and rescind any restriction on the transfer of such Transfer Restricted Security, if the transferor thereof certifies in writing to the Registrar that such sale or transfer was made in reliance on Rule 144 (such certification to be in the form set forth on the reverse of the Security).
     (iii) After a transfer of any Initial Securities or Private Exchange Securities pursuant to and during the period of the effectiveness of a Shelf Registration Statement with respect to such Initial Securities or Private Exchange Securities, as the case may be, all requirements pertaining to legends on such Initial Security or such Private Exchange Security will cease to apply, the requirements requiring any such Initial Security or such Private Exchange Security issued to certain Holders be issued in global form will cease to apply, and a certificated Initial Security or Private Exchange Security or an Initial Security or Private Exchange Security in global form, in each case without restrictive transfer legends, will be available to the transferee of the Holder of such Initial Securities or Private Exchange Securities upon exchange of such transferring Holder’s certificated Initial Security or Private Exchange Security or directions to transfer such Holder’s interest in the Global Security, as applicable.
     (iv) Upon the consummation of a Registered Exchange Offer with respect to the Initial Securities, all requirements pertaining to such Initial Securities that Initial Securities issued to certain Holders be issued in global form will still apply with respect to Holders of such Initial Securities that do not exchange their Initial Securities, and Exchange Securities in certificated or global form, in each case without the restricted securities legend set forth in Exhibit 1 hereto will be available to Holders that exchange such Initial Securities in such Registered Exchange Offer.
     (v) Upon the consummation of a Private Exchange with respect to the Initial Securities, all requirements pertaining to such Initial Securities that Initial Securities issued to certain Holders be issued in global form will still apply with respect to Holders of such Initial Securities that do not exchange their Initial Securities, and Private Exchange Securities in global form with the global securities legend and the applicable restricted securities legend set forth in Exhibit 1 hereto will be available to Holders that exchange such Initial Securities in such Private Exchange.
          (f) Cancellation or Adjustment of Global Security. At such time as all beneficial interests in a Global Security have either been exchanged for Definitive Securities, redeemed, purchased or canceled, such Global Security shall be returned to

12

the Depository for cancellation or retained and canceled by the Trustee. At any time prior to such cancellation, if any beneficial interest in a Global Security is exchanged for certificated Securities, redeemed, purchased or canceled, the principal amount of Securities represented by such Global Security shall be reduced and an adjustment shall be made on the books and records of the Trustee (if it is then the Securities Custodian for such Global Security) with respect to such Global Security, by the Trustee or the Securities Custodian, to reflect such reduction.
          (g) No Obligation of the Trustee.
     (i) The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Security, a member of, or a participant in the Depository or other Person with respect to the accuracy of the records of the Depository or its nominee or of any participant or member thereof, with respect to any ownership interest in the Securities or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depository) of any notice (including any notice of redemption) or the payment of any amount, under or with respect to such Securities. All notices and communications to be given to the Holders and all payments to be made to Holders under the Securities shall be given or made only to or upon the order of the registered Holders (which shall be the Depository or its nominee in the case of a Global Security). The rights of beneficial owners in any Global Security shall be exercised only through the Depository subject to the applicable rules and procedures of the Depository. The Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its members, participants and any beneficial owners.
     (ii) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Depository participants, members or beneficial owners in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.
          2.4 Definitive Securities.
          (a) A Global Security deposited with the Depository or with the Trustee as Securities Custodian for the Depository pursuant to Section 2.1 shall be transferred to the beneficial owners thereof in the form of Definitive Securities in an aggregate principal amount equal to the principal amount of such Global Security, in exchange for such Global Security, only if such transfer complies with Section 2.3 hereof and (i) the Depository notifies the Issuers that it is unwilling or unable to continue as

13

Depository for such Global Security and the Depository fails to appoint a successor depository or if at any time such Depository ceases to be a “clearing agency” registered under the Exchange Act, in either case, and a successor depository is not appointed by the Issuers within 90 days of such notice, or (ii) an Event of Default has occurred and is continuing or (iii) the Issuers, in their sole discretion, notifies the Trustee in writing that they elects to cause the issuance of Definitive Securities under this Indenture.
          (b) Any Global Security that is transferable to the beneficial owners thereof pursuant to this Section 2.4 shall be surrendered by the Depository to the Trustee located at its principal corporate trust office in the Borough of Manhattan, The City of New York, to be so transferred, in whole or from time to time in part, without charge, and the Trustee shall authenticate and deliver, upon such transfer of each portion of such Global Security, an equal aggregate principal amount of Definitive Securities of authorized denominations. Any portion of a Global Security transferred pursuant to this Section 2.4 shall be executed, authenticated and delivered only in denominations of $2,000 principal amount and any integral multiples of $1,000 in excess of $2,000 and registered in such names as the Depository shall direct. Any Definitive Security delivered in exchange for an interest in the Transfer Restricted Security shall, except as otherwise provided by Section 2.3(e) hereof, bear the applicable restricted securities legend and definitive securities legend set forth in Exhibit 1 hereto.
          (c) Subject to the provisions of Section 2.4(b) hereof, the registered Holder of a Global Security shall be entitled to grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Securities.
          (d) In the event of the occurrence of one of the events specified in Section 2.4(a) hereof, the Issuers shall promptly make available to the Trustee a reasonable supply of Definitive Securities in definitive, fully registered form without interest coupons. In the event that such Definitive Securities are not issued, the Issuers expressly acknowledge, with respect to the right of any Holder to pursue a remedy pursuant to Section 6.06 of this Indenture, the right of any beneficial owner of Securities to pursue such remedy with respect to the portion of the Global Security that represents such beneficial owner’s Securities as if such Definitive Securities had been issued.

EXHIBIT 1
to
RULE 144A/REGULATION S/IAI APPENDIX
[FORM OF FACE OF INITIAL SECURITY]
[Global Securities Legend]
          UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE ISSUERS OR THEIR AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC) ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.
          TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.
          [[FOR REGULATION S GLOBAL SECURITY ONLY] UNTIL 40 DAYS AFTER THE LATER OF COMMENCEMENT OR COMPLETION OF THE OFFERING, AN OFFER OR SALE OF SECURITIES WITHIN THE UNITED STATES BY A DEALER (AS DEFINED IN THE SECURITIES ACT) MAY VIOLATE THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT IF SUCH OFFER OR SALE IS MADE OTHERWISE THAN IN ACCORDANCE WITH RULE 144A THEREUNDER.]
[Restricted Securities Legend for Securities
offered otherwise than in Reliance on Regulation S]
          THIS SECURITY (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THIS SECURITY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS SECURITY IS HEREBY NOTIFIED THAT THE SELLER OF THIS SECURITY MAY

2

BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.
          THE HOLDER OF THIS SECURITY AGREES FOR THE BENEFIT OF THE ISSUERS THAT (A) THIS SECURITY MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) WITHIN THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (II) TO AN “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501(A)(1),(2),(3) OR (7) UNDER THE SECURITIES ACT THAT, PRIOR TO SUCH TRANSFER, FURNISHES THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE TRANSFER OF THIS SECURITY (THE FORM OF WHICH CAN BE OBTAINED FROM THE TRUSTEE) AND, IF SUCH TRANSFER IS IN RESPECT OF AN AGGREGATE PRINCIPAL AMOUNT OF SECURITIES LESS THAN $250,000, AN OPINION OF COUNSEL ACCEPTABLE TO THE ISSUERS THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT, (III) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT, (IV) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR (V) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (I) THROUGH (V) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS SECURITY FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE.
[Restricted Securities Legend for Securities Offered in Reliance on Regulation S]
          THIS SECURITY (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION ORIGINALLY EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE TRANSFERRED IN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY U.S. PERSON EXCEPT PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND ALL APPLICABLE STATE SECURITIES LAWS. TERMS USED ABOVE HAVE THE MEANINGS GIVEN TO THEM IN REGULATION S UNDER THE SECURITIES ACT.
[Temporary Regulation S Global Security Legend]
          EXCEPT AS SET FORTH BELOW, BENEFICIAL OWNERSHIP INTERESTS IN THIS TEMPORARY REGULATION S GLOBAL SECURITY WILL NOT BE EXCHANGEABLE FOR INTERESTS IN THE PERMANENT

3

REGULATION S GLOBAL SECURITY OR ANY OTHER SECURITY REPRESENTING AN INTEREST IN THE SECURITIES REPRESENTED HEREBY WHICH DO NOT CONTAIN A LEGEND CONTAINING RESTRICTIONS ON TRANSFER, UNTIL THE EXPIRATION OF THE “40-DAY DISTRIBUTION COMPLIANCE PERIOD” (WITHIN THE MEANING OF RULE 903(b)(2) OF REGULATION S UNDER THE SECURITIES ACT) AND THEN ONLY UPON CERTIFICATION IN FORM REASONABLY SATISFACTORY TO THE TRUSTEE THAT SUCH BENEFICIAL INTERESTS ARE OWNED EITHER BY NON-U.S. PERSONS OR U.S. PERSONS WHO PURCHASED SUCH INTERESTS IN A TRANSACTION THAT DID NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT. DURING SUCH 40-DAY DISTRIBUTION COMPLIANCE PERIOD, BENEFICIAL OWNERSHIP INTERESTS IN THIS TEMPORARY REGULATION S GLOBAL SECURITY MAY ONLY BE SOLD, PLEDGED OR TRANSFERRED (I) TO THE ISSUERS, (II) OUTSIDE THE UNITED STATES IN A TRANSACTION IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (III) IN ACCORDANCE WITH RULE 144A UNDER THE SECURITIES ACT, OR (IV) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (I) THROUGH (III) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. HOLDERS OF INTERESTS IN THIS TEMPORARY REGULATION S GLOBAL SECURITY WILL NOTIFY ANY PURCHASER OF THIS SECURITY OF THE RESALE RESTRICTIONS REFERRED TO ABOVE, IF THEN APPLICABLE.
          BENEFICIAL INTERESTS IN THIS TEMPORARY REGULATION S GLOBAL SECURITY MAY BE EXCHANGED FOR INTERESTS IN A RULE 144A GLOBAL SECURITY, WHETHER BEFORE OR AFTER THE EXPIRATION OF THE 40-DAY DISTRIBUTION COMPLIANCE PERIOD, ONLY IF (1) SUCH EXCHANGE OCCURS IN CONNECTION WITH A TRANSFER OF THE SECURITIES IN COMPLIANCE WITH RULE 144A AND (2) THE TRANSFEROR OF THE REGULATION S GLOBAL SECURITY FIRST DELIVERS TO THE TRUSTEE A WRITTEN CERTIFICATE (IN THE FORM ATTACHED TO THIS CERTIFICATE) TO THE EFFECT THAT THE REGULATION S GLOBAL SECURITY IS BEING TRANSFERRED (A) TO A PERSON WHO THE TRANSFEROR REASONABLY BELIEVES TO BE A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A, (B) TO A PERSON WHO IS PURCHASING FOR ITS OWN ACCOUNT OR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, AND (C) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND OTHER JURISDICTIONS.
          AFTER THE EXPIRATION OF THE DISTRIBUTION COMPLIANCE PERIOD, BENEFICIAL INTERESTS IN THIS TEMPORARY REGULATION S GLOBAL SECURITY MAY BE EXCHANGED FOR INTERESTS IN AN IAI GLOBAL SECURITY ONLY IF (1) SUCH EXCHANGE OCCURS IN CONNECTION WITH A TRANSFER OF THE SECURITIES IN COMPLIANCE WITH AN EXEMPTION UNDER THE SECURITIES ACT AND (2) THE TRANSFEROR OF

4

THE REGULATION S GLOBAL SECURITY FIRST DELIVERS TO THE TRUSTEE A WRITTEN CERTIFICATE (IN THE FORM ATTACHED TO THIS CERTIFICATE) TO THE EFFECT THAT THE REGULATION S GLOBAL SECURITY IS BEING TRANSFERRED (A) TO AN “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501(A)(1),(2),(3) OR (7) UNDER THE SECURITIES ACT THAT, PRIOR TO SUCH TRANSFER, FURNISHES THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE TRANSFER OF THIS SECURITY (THE FORM OF WHICH CAN BE OBTAINED FROM THE TRUSTEE) AND, IF SUCH TRANSFER IS IN RESPECT OF AN AGGREGATE PRINCIPAL AMOUNT OF SECURITIES LESS THAN $250,000, AN OPINION OF COUNSEL ACCEPTABLE TO THE ISSUERS THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND OTHER JURISDICTIONS.
          BENEFICIAL INTERESTS IN A RULE 144A GLOBAL SECURITY OR AN IAI GLOBAL SECURITY MAY BE TRANSFERRED TO A PERSON WHO TAKES DELIVERY IN THE FORM OF AN INTEREST IN THE REGULATION S GLOBAL SECURITY, WHETHER BEFORE OR AFTER THE EXPIRATION OF THE 40-DAY DISTRIBUTION COMPLIANCE PERIOD, ONLY IF THE TRANSFEROR FIRST DELIVERS TO THE TRUSTEE A WRITTEN CERTIFICATE (IN THE FORM ATTACHED TO THIS CERTIFICATE) TO THE EFFECT THAT SUCH TRANSFER IS BEING MADE IN ACCORDANCE WITH RULE 903 OR 904 OF REGULATION S OR RULE 144 (IF AVAILABLE).
[Definitive Securities Legend]
          IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.
[Gaming Legend for all Securities]
          IF AT ANY TIME ANY GAMING AUTHORITY FINDS THAT AN OWNER OF THIS SECURITY IS UNSUITABLE TO CONTINUE TO HAVE AN INVOLVEMENT IN GAMING IN ANY JURISDICTION, SUCH OWNER MUST DISPOSE OF SUCH SECURITY AS PROVIDED BY THE LAWS OF SUCH JURISDICTION. SUCH LAWS AND REGULATIONS MAY RESTRICT THE RIGHT UNDER CERTAIN CIRCUMSTANCES: (A) TO PAY OR RECEIVE ANY DIVIDEND OR INTEREST UPON SUCH SECURITY; (B) TO EXERCISE, DIRECTLY OR THROUGH ANY TRUSTEE OR NOMINEE, ANY VOTING RIGHT CONFERRED BY SUCH SECURITY; OR (C) RECEIVE ANY REMUNERATION IN ANY FORM FROM THE ISSUERS, FOR SERVICES RENDERED OR OTHERWISE.

5

No.	$
9 5/8% Senior Subordinated Notes Due 2014
          Each of Wimar OpCo, LLC (d/b/a Tropicana Entertainment), a Delaware limited liability company, and Wimar OpCo Finance Corp. (d/b/a Tropicana Finance), a Delaware corporation, jointly and severally, promises to pay to [          ], or registered assigns, the principal sum of [          ] Dollars on [     ], 20[   ].
          Interest Payment Dates: June 15 and December 15.
          Record Dates: June 1 and December 1.
          Additional provisions of this Security are set forth on the other side of this Security.
Dated:

WIMAR OPCO, LLC,

By

Name:
Title:

By

Name:
Title:

WIMAR OPCO FINANCE CORP.,

By

Name:
Title:

By

Name:
Title:

6

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

U.S. BANK NATIONAL ASSOCIATION
as Trustee, certifies that this is one of the Securities referred to in the Indenture.

By	Authorized Signatory

7

[FORM OF REVERSE SIDE OF INITIAL SECURITY]
9 5/8% Senior Subordinated Note Due 2014
1. Interest
          Each of Wimar OpCo, LLC (d/b/a Tropicana Entertainment), a Delaware limited liability company (such limited liability company, and its successors and assigns under the Indenture hereinafter referred to, being herein called the “Company”), and Wimar OpCo Finance Corp. (d/b/a Tropicana Finance), a Delaware corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called “Tropicana Finance” and, collectively with the Company, the “Issuers”), jointly and severally promises to pay interest on the principal amount of this Security at the rate per annum shown above; provided, however, that if a Registration Default (as defined in the Registration Rights Agreement) occurs, additional interest will accrue on this Security at a rate of 0.50% per annum (increasing by an additional 0.50% per annum after each consecutive 90-day period that occurs after the date on which such Registration default occurs up to a maximum additional interest rate of 1.00%) from and including the date on which any such Registration Default shall occur to but excluding the date on which all Registration Defaults have been cured. The Issuers will pay interest semiannually on June 15 and December 15 of each year, commencing June 15, 2007. Interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from December 28, 2006. Interest will be computed on the basis of a 360-day year of twelve 30-day months. The Issuers will pay interest on overdue principal at the rate borne by this Security plus 1.0% per annum, and it will pay interest on overdue installments of interest at the same rate to the extent lawful.
2. Method of Payment
          The Issuers will pay interest on the Securities (except defaulted interest) to the Persons who are registered holders of Securities at the close of business on the June 1 or December 1 next preceding the interest payment date even if Securities are canceled after the record date and on or before the interest payment date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Issuers will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. Payments in respect of the Securities represented by a Global Security (including principal, premium and interest) will be made by wire transfer of immediately available funds to the accounts specified by the Depository. The Issuers will make all payments in respect of a certificated Security (including principal, premium and interest) by mailing a check to the registered address of each Holder thereof; provided, however, that payments on a certificated Security will be made by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

8

3. Paying Agent and Registrar
          Initially, U.S. Bank National Association (the “Trustee”), will act as Paying Agent and Registrar. The Issuers may appoint and change any Paying Agent, Registrar or co-registrar without notice. The Issuers or any Wholly Owned Subsidiary of the Company incorporated or organized within The United States of America may act as Paying Agent, Registrar or co-registrar.
4. Indenture
          The Issuers issued the Securities under an Indenture dated as of December 28, 2006 (“Indenture”), among the Issuers, the Notes Guarantors and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb) (the “Act”). Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all such terms, and Securityholders are referred to the Indenture and the Act for a statement of those terms.
          The Securities are general unsecured obligations of the Issuers. The Issuers shall be entitled, subject to their compliance with Section 4.03 of the Indenture, to issue Additional Securities pursuant to Section 2.13 of the Indenture. The Initial Securities issued on the Issue Date, any Additional Securities and all Exchange Securities or Private Exchange Securities issued in exchange therefor will be treated as a single class for all purposes under the Indenture. The Indenture contains covenants that limit the ability of the Company, the Affiliated Guarantors and their respective Restricted Subsidiaries to incur additional indebtedness; pay dividends or distributions on, or redeem or repurchase capital stock; make investments; engage in transactions with affiliates; transfer or sell assets; guarantee indebtedness; restrict dividends or other payments of subsidiaries; consolidate and merge or transfer all or substantially all of its assets and the assets of its subsidiaries. These covenants are subject to important exceptions and qualifications.
5. Optional Redemption
          Except as set forth below and in paragraphs 6 and 7, the Issuers shall not be entitled to redeem the Securities.
          On and after December 15, 2010, the Issuers may at their option redeem the Securities, in whole or in part, upon notice in accordance with Section 3.03 at the redemption prices (expressed as percentages of principal amount of the Securities to be redeemed on the redemption date) set forth below, plus accrued and unpaid interest, if any, to the optional redemption date, subject to the right of Securityholders of record on the relevant record date to receive interest due on the relevant interest payment date, if redeemed during the 12-month period beginning on December 15 of the years set forth below:

9

Year	Redemption Price
2010	104.813%
2011	102.406%
2012 and thereafter	100.000%
          In addition, until December 15, 2010, the Issuers may, at their option, redeem up to 35% of the aggregate principal amount of Securities issued by it at a redemption price equal to 100% of the aggregate principal amount thereof, plus a premium equal to the stated interest rate per annum on the Securities, plus accrued and unpaid interest, if any, to the redemption date, subject to the right of Securityholders of record on the relevant record date to receive interest due on the relevant interest payment date, with the net cash proceeds received by it from one or more Qualified Equity Offerings; provided that (i) at least 65% of the sum of the aggregate principal amount of Securities originally issued under the Indenture and any Additional Securities that are Securities issued under the Indenture after the Issue Date remain outstanding immediately after the occurrence of each such redemption (other than Securities held, directly or indirectly, by the Company or any of its Affiliates); and (ii) each such redemption occurs within 90 days of the date of closing of the related Qualified Equity Offering.
          At any time prior to December 15, 2010, the Issuers may, at their option, redeem all or a portion of the Securities, at a redemption price equal to 100% of the principal amount of such Securities redeemed plus the Applicable Premium as of, and accrued and unpaid interest, if any, to the redemption date, subject to the right of Securityholders of record on the relevant record date to receive interest due on the relevant interest payment date. The Issuers shall cause notice of such redemption to be mailed by first-class mail to each Holder’s registered address, not less than 30 nor more than 60 days prior to the redemption date.
6. Gaming Redemption
          If, at any time, any Gaming Authority requires that a Holder or beneficial owner of Securities must be licensed or obtain interim casino authorization or be found qualified or suitable under any Gaming Laws applicable to the Company or any Affiliated Guarantor and such Holder or beneficial owner: (i) fails to apply for a license, authorization, qualification or finding of suitability within 30 days (or such shorter period as may be required by the applicable Gaming Authority) after being requested to do so by the Gaming Authority, or (ii) is denied such license or qualification, authorization or qualification or is not found suitable, subject to applicable Gaming Laws the Issuers shall have the right, at their option: (1) to require such Holder or beneficial owner to dispose of its Securities within 30 days (or such earlier date as may be required by the applicable Gaming Authority) of receipt of such notice or finding by such Gaming Authority, or (2) to call for the redemption of the Securities held by such Holder or beneficial owner at a redemption price equal to the least of: (A) the principal amount thereof, together with accrued interest to the earlier of the date of redemption or the date of the denial of

10

license, authorization or qualification or of the finding of unsuitability by such Gaming Authority, (B) the price at which such Holder or beneficial owner acquired the Securities, together with accrued interest to the earlier of the date of redemption or the date of the denial of license, authorization or qualification or of the finding of unsuitability by such Gaming Authority, and (C) such other lesser amount as may be required by any Gaming Authority.
          Immediately upon a determination by a Gaming Authority that a Holder or beneficial owner of Securities will not be licensed, authorized, qualified or found suitable or is denied a license, qualification or finding of suitability, the Holder or beneficial owner thereof will not have any further rights with respect to the Securities to (x) exercise, directly or indirectly, through any Person, any right conferred by the Securities or (y) receive any interest or any other distribution or payment with respect to the Securities, except the redemption price with respect to the Securities as described above.
          The Issuers shall notify the Trustee in writing of any such redemption as soon as practicable. The Holder or beneficial owner applying for any such license, authorization, qualification or finding of suitability shall pay all costs and fees, including filing fees, investigatory fees, administrative fees and attorney fees, of the application for such license, authorization, qualification or finding of suitability.
7. Special Mandatory Redemption
          In the event the Aztar Acquisition is not consummated and the conditions to the release of the Escrow Funds, in accordance with the Escrow Agreement, are not met on or prior to February 26, 2006 or the Aztar Merger Agreement is terminated in accordance with its terms at any time prior thereto, the Issuers shall redeem the Securities at a redemption price of 100.00% of the aggregate principal amount of the Securities, plus accrued and unpaid interest to the redemption date (the “Special Redemption Provision”). If the Special Redemption Provision is triggered, the Issuers will cause the notice of special mandatory redemption to be mailed to each Holder no later than the third Business Day following February 26, 2006 or following the date the Aztar Merger Agreement is terminated, as applicable, and the Securities shall be redeemed with the Escrow Funds five Business Days following the date of notice of redemption.
          The obligation to redeem the Securities pursuant to the Special Redemption Provision may not be waived or modified without the written consent of the Holder of 90% in principal amount of the Securities. Failure to redeem the Securities when required pursuant to the Special Redemption Provision will constitute an Event of Default with respect to the Securities.
8. Notice of Redemption
          Except in the case of a redemption pursuant to the Special Redemption Provision, notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder of Securities to be redeemed at his registered

11

address. Securities in denominations larger than $1,000 principal amount may be redeemed in part but only in whole multiples of $1,000. If money sufficient to pay the redemption price of and accrued interest on all Securities (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date interest ceases to accrue on such Securities (or such portions thereof) called for redemption.
9. Put Provisions
          Upon a Change of Control, any Holder of Securities will have the right to cause the Issuers to repurchase all or any part of the Securities of such Holder at a repurchase price equal to 101% of the principal amount of the Securities to be repurchased plus accrued interest to the date of repurchase (subject to the right of holders of record on the relevant record date to receive interest due on the related interest payment date) as provided in, and subject to the terms of, the Indenture.
10. Guaranty
          The payment by the Company of the principal of, and premium and interest on, the Securities is fully and unconditionally guaranteed on a joint and several senior subordinated basis by each of the Notes Guarantors to the extent set forth in the Indenture.
11. Subordination
          The Securities are subordinated to Senior Indebtedness of the Issuers and the Notes Guarantors on the terms and subject to the conditions set forth in the Indenture. To the extent provided in the Indenture, Senior Indebtedness must be paid before the Securities may be paid. Each Securityholder by accepting a Security agrees to the subordination provisions contained in the Indenture and authorizes the Trustee to give it effect and appoints the Trustee as attorney-in-fact for such purpose.
12. Denominations; Transfer; Exchange
          The Securities are in registered form without coupons in denominations of $2,000 principal amount and whole multiples of $1,000. A Holder may transfer or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or any Securities for a period of 15 days before a selection of Securities to be redeemed or 15 days before an interest payment date.
13. Persons Deemed Owners
          The registered Holder of this Security may be treated as the owner of it for all purposes.

12

14. Unclaimed Money
          If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Issuers at their request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Issuers and not to the Trustee for payment.
15. Discharge and Defeasance
          Subject to certain conditions, the Issuers at any time shall be entitled to terminate some or all of its obligations under the Securities and the Indenture if the Issuers deposit with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Securities to redemption or maturity, as the case may be.
16. Amendment, Waiver
          Subject to certain exceptions set forth in the Indenture, (a) the Indenture and the Securities may be amended with the written consent of the Holders of at least a majority in principal amount outstanding of the Securities and (b) any default or noncompliance with any provision may be waived with the written consent of the Holders of a majority in principal amount outstanding of the Securities. Subject to certain exceptions set forth in the Indenture, without the consent of any Securityholder, the Issuers, the Notes Guarantors and the Trustee shall be entitled to amend the Indenture or the Securities to cure any ambiguity, omission, defect or inconsistency, or to comply with Article 5 of the Indenture, or to provide for uncertificated Securities in addition to or in place of certificated Securities, or to add guarantees with respect to the Securities, including Notes Guaranties, or to secure the Securities, or to add additional covenants or surrender rights and powers conferred on the Issuers or the Notes Guarantors, or to comply with any requirement of the SEC in connection with qualifying the Indenture under the Act or to make any change that does not adversely affect the rights of any Securityholder, or to conform the text of the Indenture, the Securities and the Notes Guaranties to any provision of the section of the Offering Circular captioned “Description of the Notes” to the extent that such provision in such “Description of the Notes” was intended to be a verbatim recitation of a provision of this Indenture, the Securities and the Notes Guaranties, or to make amendments to provisions of the Indenture relating to the transfer and legending of the Securities.
17. Defaults and Remedies
          Under the Indenture, Events of Default include (a) default for 30 days in payment of interest on the Securities; (b) default in payment of principal on the Securities at maturity, upon redemption pursuant to paragraph 5, 6 or 7 of the Securities, upon acceleration or otherwise, or failure by the Issuers to redeem or purchase Securities when required; (c) failure by either Issuer, any Affiliated Guarantor or any Notes Guarantor to comply with other agreements in the Indenture or the Securities, in certain cases subject to notice and lapse of time; (d) certain accelerations (including failure to pay within any

13

grace period after final maturity) of other Indebtedness of the Company if the amount accelerated (or so unpaid) exceeds $25.0 million; (e) certain events of bankruptcy or insolvency with respect to the Issuers, any Notes Guarantor or any Significant Subsidiary; (f) certain judgments or decrees for the payment of money in excess of $25.0 million: and (g) certain defaults with respect to Notes Guaranties. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Securities may declare all the Securities to be due and payable immediately. Certain events of bankruptcy or insolvency are Events of Default which will result in the Securities being due and payable immediately upon the occurrence of such Events of Default.
          Securityholders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Securities unless it receives indemnity or security satisfactory to it. Subject to certain limitations, Holders of a majority in principal amount of the Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Securityholders notice of any continuing Default (except a Default in payment of principal or interest) if it determines that withholding notice is in the interest of the Holders.
18. Trustee Dealings with the Company
          Subject to certain limitations imposed by the Act, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.
19. No Recourse Against Others
          A director, officer, employee, incorporator or stockholder, as such, of either Issuer or any Notes Guarantor shall not have any liability for any obligations of either Issuer under the Securities or this Indenture or of any Notes Guarantor under its Notes Guaranty or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder waives and releases all such liability. The waiver and release shall be part of the consideration for the issue of the Securities.
20. Authentication
          This Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Security.
21. Abbreviations
          Customary abbreviations may be used in the name of a Securityholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the

14

entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).
22. CUSIP Numbers
          Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures the Issuers have caused CUSIP numbers to be printed on the Securities and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Securityholders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.
23. Holders’ Compliance with Registration Rights Agreement.
          Each Holder of a Security, by acceptance hereof, acknowledges and agrees to the provisions of the Registration Rights Agreement, including the obligations of the Holders with respect to a registration and the indemnification of the Issuers and the Notes Guarantors to the extent provided therein.
24. Governing Law.
          THIS SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
          The Issuers will furnish to any Securityholder upon written request and without charge to the Security holder a copy of the Indenture which has in it the text of this Security in larger type. Requests may be made to:
Wimar OpCo, LLC (d/b/a Tropicana Entertainment)
207 Grandview Drive
Fort Mitchell, KY 41017
Attention: Richard FitzPatrick

15

ASSIGNMENT FORM
To assign this Security, fill in the form below:
I or we assign and transfer this Security to
     (Print or type assignee’s name, address and zip code)
     (Insert assignee’s soc. sec. or tax I.D. No.)
and irrevocably appoint          agent to transfer this Security on the books of the Issuers. The agent may substitute another to act for him.

Date:	Your Signature:

Sign exactly as your name appears on the other side of this Security.
In connection with any transfer of any of the Securities evidenced by this certificate occurring prior to the expiration of the period referred to in Rule 144(k) under the Securities Act after the later of the date of original issuance of such Securities and the last date, if any, on which such Securities were owned by the Company or any Affiliate of the Company, the undersigned confirms that such Securities are being transferred in accordance with its terms:
CHECK ONE BOX BELOW
(1)	pursuant to an effective registration statement under the Securities Act of 1933; or

(2)	inside the United States to a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act of 1933) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A under the Securities Act of 1933; or

(3)	outside the United States in an offshore transaction within the meaning of Regulation S under the Securities Act in compliance with Rule 904 under the Securities Act of 1933; or

16

(4)	pursuant to the exemption from registration provided by Rule 144 under the Securities Act of 1933; or

(5)	to an institutional “accredited investor” (as defined in Rule 501(a)(l),(2),(3) or (7) under the Securities Act of 1933) that has furnished to the Trustee a signed letter containing certain representations and agreements.
Unless one of the boxes is checked, the Trustee will refuse to register any of the Securities evidenced by this certificate in the name of any person other than the registered holder thereof; provided, however, that if box (4) is checked, the Trustee shall be entitled to require, prior to registering any such transfer of the Securities, such legal opinions, certifications and other information as the Issuers have reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933, such as the exemption provided by Rule 144 under such Act.

Signature
Signature Guarantee:

Signature must be guaranteed	Signature
     Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

17

TO BE COMPLETED BY PURCHASER IF (2) ABOVE IS CHECKED.
          The undersigned represents and warrants that it is purchasing this Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuers as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:

	Notice:	To be executed by
an executive officer

18

[TO BE ATTACHED TO GLOBAL SECURITIES]
SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY
The following increases or decreases in this Global Security have been made:

	Amount of decrease in	Amount of increase in	Principal amount of this	Signature of authorized
	Principal amount of this	Principal amount of this	Global Security following	officer of Trustee or
Date of Exchange	Global Security	Global Security	such decrease or increase)	Securities Custodian

19

OPTION OF HOLDER TO ELECT PURCHASE
          If you want to elect to have this Security purchased by the Issuers pursuant to Section 4.06 or 4.10 of the Indenture, check the box: ☐
          If you want to elect to have only part of this Security purchased by the Issuers pursuant to Section 4.06 or 4.10 of the Indenture, state the amount in principal amount: $                    .

Dated:	Your Signature:

(Sign exactly as your name appears on the other side of this Security.)

Signature Guarantee:

(Signature must be guaranteed)
     Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

EXHIBIT A
[FORM OF FACE OF EXCHANGE SECURITY
OR PRIVATE EXCHANGE SECURITY]

*/	If the Security is to be issued in global form add the Global Securities Legend from Exhibit 1 to Appendix A and the attachment from such Exhibit 1 captioned “[TO BE ATTACHED TO GLOBAL SECURITIES] — SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY”.

**/.	If the Security is a Private Exchange Security issued in a Private Exchange to an Initial Purchaser holding an unsold portion of its initial allotment, add the Restricted Securities Legend from Exhibit 1 to Appendix A and replace the Assignment Form included in this Exhibit A with the Assignment Form included in such Exhibit 1.

2

No.	$
9 5/8% Senior Subordinated Notes Due 2014
          Each of Wimar OpCo, LLC (d/b/a Tropicana Entertainment), a Delaware limited liability company, and Wimar OpCo Finance Corp. (d/b/a Tropicana Finance), a Delaware corporation, jointly and severally, promises to pay to [          ], or registered assigns, the principal sum of [          ] Dollars on [     ], 20[   ].
          Interest Payment Dates: June 15 and December 15.
          Record Dates: June 1 and December 1.
          Additional provisions of this Security are set forth on the other side of this Security.
Dated:

WIMAR OPCO, LLC,

By

Name:
Title:

By

Name:
Title:

WIMAR OPCO FINANCE CORP.,

By

Name:
Title:

By

Name:
Title:

3

TRUSTEE’S CERTIFICATE OF
AUTHENTICATION

U.S. BANK NATIONAL ASSOCIATION
as Trustee, certifies
that this is one of the Securities referred to in the Indenture.
By
Authorized Signatory

4

[FORM OF REVERSE SIDE OF [EXCHANGE] SECURITY
[OR PRIVATE EXCHANGE SECURITY]]
9 5/8% Senior Subordinated Note Due 2014
1. Interest
          Each of Wimar OpCo, LLC (d/b/a Tropicana Entertainment), a Delaware limited liability company (such limited liability company, and its successors and assigns under the Indenture hereinafter referred to, being herein called the “Company”), and Wimar OpCo Finance Corp. (d/b/a Tropicana Finance), a Delaware corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called “Tropicana Finance” and, collectively with the Company, the “Issuers”), jointly and severally promises to pay interest on the principal amount of this Security at the rate per annum shown above[; provided, however, that if a Registration Default (as defined in the Registration Rights Agreement) occurs, additional interest will accrue on this Security at a rate of 0.50% per annum (increasing by an additional 0.50% per annum after each consecutive 90-day period that occurs after the date on which such Registration default occurs up to a maximum additional interest rate of 1.00%) from and including the date on which any such Registration Default shall occur to but excluding the date on which all Registration Defaults have been cured].1 The Issuers will pay interest semiannually on June 15 and December 15 of each year, commencing June 15, 2007. Interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from December 28, 2006. Interest will be computed on the basis of a 360-day year of twelve 30-day months. The Issuers will pay interest on overdue principal at the rate borne by this Security plus 1.0% per annum, and it will pay interest on overdue installments of interest at the same rate to the extent lawful.
2. Method of Payment
          The Issuers will pay interest on the Securities (except defaulted interest) to the Persons who are registered holders of Securities at the close of business on the June 1 or December 1 next preceding the interest payment date even if Securities are canceled after the record date and on or before the interest payment date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Issuers will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. Payments in respect of the Securities represented by a Global Security (including principal, premium and interest) will be made by wire transfer of immediately available funds to the accounts specified by the Depository. The Issuers will make all payments in respect of a certificated Security (including principal, premium and interest) by mailing a check to the registered address of each Holder

[1]	Insert if at the date of issuance of the Exchange Security or Private Exchange Security (as the case may be) any Registration Default has occurred with respect to the related Initial Securities during the interest period in which such date of issuance occurs.

5

thereof; provided, however, that payments on a certificated Security will be made by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).
3. Paying Agent and Registrar
          Initially, U.S. Bank National Association (the “Trustee”), will act as Paying Agent and Registrar. The Issuers may appoint and change any Paying Agent, Registrar or co-registrar without notice. The Issuers or any Wholly Owned Subsidiary of the Company incorporated or organized within The United States of America may act as Paying Agent, Registrar or co-registrar.
4. Indenture
          The Issuers issued the Securities under an Indenture dated as of December 28, 2006 (“Indenture”), among the Issuers, the Notes Guarantors and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa—77bbbb) (the “Act”). Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all such terms, and Securityholders are referred to the Indenture and the Act for a statement of those terms.
          The Securities are general unsecured obligations of the Issuers. The Issuers shall be entitled, subject to their compliance with Section 4.03 of the Indenture, to issue Additional Securities pursuant to Section 2.13 of the Indenture. The Initial Securities issued on the Issue Date, any Additional Securities and all Exchange Securities or Private Exchange Securities issued in exchange therefor will be treated as a single class for all purposes under the Indenture. The Indenture contains covenants that limit the ability of the Company, the Affiliated Guarantors and their respective Restricted Subsidiaries to incur additional indebtedness; pay dividends or distributions on, or redeem or repurchase capital stock; make investments; engage in transactions with affiliates; transfer or sell assets; guarantee indebtedness; restrict dividends or other payments of subsidiaries; consolidate and merge or transfer all or substantially all of its assets and the assets of its subsidiaries. These covenants are subject to important exceptions and qualifications.
5. Optional Redemption
          Except as set forth below and in paragraphs 6 and 7, the Issuers shall not be entitled to redeem the Securities.
          On and after December 15, 2010, the Issuers may at their option redeem the Securities, in whole or in part, upon notice in accordance with Section 3.03 at the redemption prices (expressed as percentages of principal amount of the Securities to be redeemed on the redemption date) set forth below, plus accrued and unpaid interest, if

6

any, to the Optional Redemption Date, subject to the right of Securityholders of record on the relevant record date to receive interest due on the relevant interest payment date, if redeemed during the 12-month period beginning on December 15 of the years set forth below:

Year	Redemption Price
2010	104.813%
2011	102.406%
2012 and thereafter	100.000%
          In addition, until December 15, 2010, the Issuers may, at their option, redeem up to 35% of the aggregate principal amount of Securities issued by it at a redemption price equal to 100% of the aggregate principal amount thereof, plus a premium equal to the stated interest rate per annum on the Securities, plus accrued and unpaid interest, if any, to the redemption date, subject to the right of Securityholders of record on the relevant record date to receive interest due on the relevant interest payment date, with the net cash proceeds received by it from one or more Qualified Equity Offerings; provided that (i) at least 65% of the sum of the aggregate principal amount of Securities originally issued under the Indenture and any Additional Securities that are Securities issued under the Indenture after the Issue Date remain outstanding immediately after the occurrence of each such redemption (other than Securities held, directly or indirectly, by the Company or any of its Affiliates); and (ii) each such redemption occurs within 90 days of the date of closing of the related Qualified Equity Offering.
          At any time prior to December 15, 2010, the Issuers may, at their option, redeem all or a portion of the Securities, at a redemption price equal to 100% of the principal amount of such Securities redeemed plus the Applicable Premium as of, and accrued and unpaid interest, if any, to the redemption date, subject to the right of Securityholders of record on the relevant record date to receive interest due on the relevant interest payment date. The Issuers shall cause notice of such redemption to be mailed by first-class mail to each Holder’s registered address, not less than 30 nor more than 60 days prior to the redemption date.
6. Gaming Redemption
          If, at any time, any Gaming Authority requires that a Holder or beneficial owner of Securities must be licensed or obtain interim casino authorization or be found qualified or suitable under any Gaming Laws applicable to the Company or any Affiliated Guarantor and such Holder or beneficial owner: (i) fails to apply for a license, authorization, qualification or finding of suitability within 30 days (or such shorter period as may be required by the applicable Gaming Authority) after being requested to do so by the Gaming Authority, or (ii) is denied such license or qualification, authorization or qualification or is not found suitable, subject to applicable Gaming Laws the Issuers shall have the right, at their option: (1) to require such Holder or beneficial owner to dispose

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of its Securities within 30 days (or such earlier date as may be required by the applicable Gaming Authority) of receipt of such notice or finding by such Gaming Authority, or (2) to call for the redemption of the Securities held by such Holder or beneficial owner at a redemption price equal to the least of: (A) the principal amount thereof, together with accrued interest to the earlier of the date of redemption or the date of the denial of license, authorization or qualification or of the finding of unsuitability by such Gaming Authority, (B) the price at which such Holder or beneficial owner acquired the Securities, together with accrued interest to the earlier of the date of redemption or the date of the denial of license, authorization or qualification or of the finding of unsuitability by such Gaming Authority, and (C) such other lesser amount as may be required by any Gaming Authority.
          Immediately upon a determination by a Gaming Authority that a Holder or beneficial owner of Securities will not be licensed, authorized, qualified or found suitable or is denied a license, qualification or finding of suitability, the Holder or beneficial owner thereof will not have any further rights with respect to the Securities to (x) exercise, directly or indirectly, through any Person, any right conferred by the Securities or (y) receive any interest or any other distribution or payment with respect to the Securities, except the redemption price with respect to the Securities as described above.
          The Issuers shall notify the Trustee in writing of any such redemption as soon as practicable. The Holder or beneficial owner applying for any such license, authorization, qualification or finding of suitability shall pay all costs and fees, including filing fees, investigatory fees, administrative fees and attorney fees, of the application for such license, authorization, qualification or finding of suitability.
7. Notice of Redemption
          Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder of Securities to be redeemed at his registered address. Securities in denominations larger than $1,000 principal amount may be redeemed in part but only in whole multiples of $1,000. If money sufficient to pay the redemption price of and accrued interest on all Securities (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date interest ceases to accrue on such Securities (or such portions thereof) called for redemption.
8. Put Provisions
          Upon a Change of Control, any Holder of Securities will have the right to cause the Issuers to repurchase all or any part of the Securities of such Holder at a repurchase price equal to 101% of the principal amount of the Securities to be repurchased plus accrued interest to the date of repurchase (subject to the right of holders of record on the relevant record date to receive interest due on the related interest payment date) as provided in, and subject to the terms of, the Indenture.

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9. Guaranty
          The payment by the Company of the principal of, and premium and interest on, the Securities is fully and unconditionally guaranteed on a joint and several senior subordinated basis by each of the Notes Guarantors to the extent set forth in the Indenture.
10. Subordination
          The Securities are subordinated to Senior Indebtedness of the Issuers and the Notes Guarantors on the terms and subject to the conditions set forth in the Indenture. To the extent provided in the Indenture, Senior Indebtedness must be paid before the Securities may be paid. Each Securityholder by accepting a Security agrees to the subordination provisions contained in the Indenture and authorizes the Trustee to give it effect and appoints the Trustee as attorney-in-fact for such purpose.
11. Denominations; Transfer; Exchange
          The Securities are in registered form without coupons in denominations of $2,000 principal amount and whole multiples of $1,000. A Holder may transfer or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or any Securities for a period of 15 days before a selection of Securities to be redeemed or 15 days before an interest payment date.
12. Persons Deemed Owners
          The registered Holder of this Security may be treated as the owner of it for all purposes.
13. Unclaimed Money
          If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Issuers at their request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Issuers and not to the Trustee for payment.
14. Discharge and Defeasance
          Subject to certain conditions, the Issuers at any time shall be entitled to terminate some or all of its obligations under the Securities and the Indenture if the Issuers deposit with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Securities to redemption or maturity, as the case may be.

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15. Amendment; Waiver
          Subject to certain exceptions set forth in the Indenture, (a) the Indenture and the Securities may be amended with the written consent of the Holders of at least a majority in principal amount outstanding of the Securities and (b) any default or noncompliance with any provision may be waived with the written consent of the Holders of a majority in principal amount outstanding of the Securities. Subject to certain exceptions set forth in the Indenture, without the consent of any Securityholder, the Issuers, the Notes Guarantors and the Trustee shall be entitled to amend the Indenture or the Securities to cure any ambiguity, omission, defect or inconsistency, or to comply with Article 5 of the Indenture, or to provide for uncertificated Securities in addition to or in place of certificated Securities, or to add guarantees with respect to the Securities, including Notes Guaranties, or to secure the Securities, or to add additional covenants or surrender rights and powers conferred on the Issuers or the Notes Guarantors, or to comply with any requirement of the SEC in connection with qualifying the Indenture under the Act, or to make any change that does not adversely affect the rights of any Securityholder, or to conform the text of the Indenture, the Securities and the Notes Guarantees to any provision of the section of the Offering Circular captioned “Description of the Notes” to the extent that such provision in such “Description of the Notes” was intended to be a verbatim recitation of a provision of this Indenture, the Securities and the Notes Guaranties, or to make amendments to provisions of the Indenture relating to the transfer and legending of the Securities.
16. Defaults and Remedies
          Under the Indenture, Events of Default include (a) default for 30 days in payment of interest on the Securities; (b) default in payment of principal on the Securities at maturity, upon redemption pursuant to paragraph 5, 6 or 7 of the Securities, upon acceleration or otherwise, or failure by the Issuers to redeem or purchase Securities when required; (c) failure by either Issuer, any Affiliated Guarantor or any Notes Guarantor to comply with other agreements in the Indenture or the Securities, in certain cases subject to notice and lapse of time; (d) certain accelerations (including failure to pay within any grace period after final maturity) of other Indebtedness of the Company if the amount accelerated (or so unpaid) exceeds $25.0 million; (e) certain events of bankruptcy or insolvency with respect to the Issuers, any Notes Guarantor or any Significant Subsidiary; (f) certain judgments or decrees for the payment of money in excess of $25.0 million; and (g) certain defaults with respect to Notes Guaranties. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Securities may declare all the Securities to be due and payable immediately. Certain events of bankruptcy or insolvency are Events of Default which will result in the Securities being due and payable immediately upon the occurrence of such Events of Default.
          Securityholders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Securities unless it receives indemnity or security satisfactory to it. Subject to certain limitations, Holders of a majority in principal amount of the Securities may direct the

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Trustee in its exercise of any trust or power. The Trustee may withhold from Securityholders notice of any continuing Default (except a Default in payment of principal or interest) if it determines that withholding notice is in the interest of the Holders.
17. Trustee Dealings with the Company
          Subject to certain limitations imposed by the Act, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.
18. No Recourse Against Others
          A director, officer, employee, incorporator or stockholder, as such, of either Issuer or any Notes Guarantor shall not have any liability for any obligations of either Issuer under the Securities or this Indenture or of any Notes Guarantor under its Notes Guaranty or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder waives and releases all such liability. The waiver and release shall be part of the consideration for the issue of the Securities.
19. Authentication
          This Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Security.
20. Abbreviations
          Customary abbreviations may be used in the name of a Securityholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).
21. CUSIP Numbers
          Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures the Company has caused CUSIP numbers to be printed on the Securities and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Securityholders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.
[22. Holders’ Compliance with Registration Rights Agreement

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          Each Holder of a Security, by acceptance hereof, acknowledges and agrees to the provisions of the Registration Rights Agreement, including the obligations of the Holders with respect to a registration and the indemnification of the Company to the extent provided therein.]2
23. Governing Law
          THIS SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
          The Issuers will furnish to any Securityholder upon written request and without charge to the Security holder a copy of the Indenture which has in it the text of this Security in larger type. Requests may be made to:
Wimar OpCo, LLC (d/b/a Tropicana Entertainment)
207 Grandview Drive
Fort Mitchell, KY 41017
Attention: Richard FitzPatrick

[2]	Delete if this Security is not being issued in exchange for an Initial Security.

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ASSIGNMENT FORM
To assign this Security, fill in the form below:
I or we assign and transfer this Security to
     (Print or type assignee’s name, address and zip code)
     (Insert assignee’s soc. sec. or tax I.D. No.)
and irrevocably appoint          agent to transfer this Security on the books of the Issuers. The agent may substitute another to act for him.

Dated:	Your Signature:

Sign exactly as your name appears on the other side of this Security.

OPTION OF HOLDER TO ELECT PURCHASE
          If you want to elect to have this Security purchased by the Issuers pursuant to Section 4.06 or 4.10 of the Indenture, check the box: ☐
          If you want to elect to have only part of this Security purchased by the Issuers pursuant to Section 4.06 or 4.10 of the Indenture, state the amount in principal amount: $                     .

Dated:	Your Signature:

(Sign exactly as your name appears on the other side of this Security.)

Signature Guarantee:

(Signature must be guaranteed)
Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

EXHIBIT 2 to Rule 144A/REGULATION S/IAI APPENDIX
Form of
Transferee Letter of Representation
Wimar OpCo, LLC (d/b/a Tropicana Entertainment)
Wimar OpCo Finance Corp. (d/b/a Tropicana Finance)
In care of
U.S. Bank National Association
175 South Third Street, 4th Floor
Columbus, Ohio 43215
Ladies and Gentlemen:
     This certificate is delivered to request a transfer of $           principal amount of the 9 5/8% Senior Subordinated Notes due 2014 (the “Securities”) of Wimar OpCo, LLC (d/b/a Tropicana Entertainment), a Delaware limited liability company (the “Company”), and Wimar OpCo Finance Corp. (d/b/a Tropicana Finance), a Delaware corporation (“Tropicana Finance” and, collectively with the Company, the “Issuers”).
     Upon transfer, the Securities would be registered in the name of the new beneficial owner as follows:

Name:

Address:

Taxpayer ID Number:

     The undersigned represents and warrants to you that:
     1. We are an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended (the “Securities Act”)), purchasing for our own account or for the account of such an institutional “accredited investor” at least $250,000 principal amount of the Securities, and we are acquiring the Securities not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act. We have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Securities, and we invest in or purchase securities similar to the Securities in the normal course of our business. We, and any accounts for which we are acting, are each able to bear the economic risk of our or its investment.

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     2. We understand that the Securities have not been registered under the Securities Act and, unless so registered, may not be sold except as permitted in the following sentence. We agree on our own behalf and on behalf of any investor account for which we are purchasing Securities to offer, sell or otherwise transfer such Securities prior to the date that is two years after the later of the date of original issue and the last date on which the Company or any affiliate of the Company was the owner of such Securities (or any predecessor thereto) (the “Resale Restriction Termination Date”) only (i) in the United States to a person whom the seller reasonably believes is a qualified institutional buyer in a transaction meeting the requirements of Rule 144A, (ii) to an institutional “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act that is an institutional accredited investor purchasing for its own account or for the account of an institutional accredited investor, in each case in a minimum principal amount of the Securities of $250,000, (iii) outside the United States in a transaction complying with the provisions of Rule 904 under the Securities Act, (iv) pursuant to an exemption from registration under the Securities Act provided by Rule 144 (if available) or (v) pursuant to an effective registration statement under the Securities Act, in each of cases (i) through (v) subject to any requirement of law that the disposition of our property or the property of such investor account or accounts be at all times within our or their control and in compliance with any applicable state securities laws. The foregoing restrictions on resale will not apply subsequent to the Resale Restriction Termination Date. If any resale or other transfer of the Securities is proposed to be made pursuant to clause (ii) above prior to the Resale Restriction Termination Date, the transferor shall deliver a letter from the transferee substantially in the form of this letter to the Issuers and the Trustee, which shall provide, among other things, that the transferee is an institutional “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act and that it is acquiring such Securities for investment purposes and not for distribution in violation of the Securities Act. Each purchaser acknowledges that the Issuers and the Trustee reserve the right prior to the offer, sale or other transfer prior to the Resale Restriction Termination Date of the Securities pursuant to clause (ii), (iii) or (iv) above to require the delivery of an opinion of counsel, certifications or other information satisfactory to the Issuers and the Trustee.
TRANSFEREE:                                         ,
by: